                                                      Rule 424(b)(5)
                                                      Registration No. 333-26051
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 16, 1997)

                                  $240,000,000

                    PSB LENDING HOME LOAN OWNER TRUST 1997-3

                                    [LOGO]

                              PSB LENDING CORP.
                            TRANSFEROR AND SERVICER

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                   DEPOSITOR

                            ------------------------

    The PSB Lending Home Loan Owner Trust 1997-3 will be established pursuant to a Trust Agreement between Bear Stearns Asset Backed Securities, Inc., as Depositor, PSB Receivables V Corp., as Affiliated Holder, Wilmington Trust Company, as Owner Trustee, Norwest Bank Minnesota, N.A., in its capacity as Co-Owner Trustee, and PSB Receivables IV Corp., as FHA Insurance Holder. The Trust will issue Notes consisting of the classes of Asset Backed Notes set forth below (the 'Notes') pursuant to an Indenture between the Trust and Norwest Bank Minnesota, N.A., in its capacity as Indenture Trustee. The Trust also will issue a single class of Asset Backed Certificates (the 'Certificates') pursuant to the Trust Agreement and instruments evidencing the residual interest in the assets of the Trust (the 'Residual Interest'). The Notes and the Certificates are referred to herein together as the 'Offered Securities.'

                                                        (continued on next page)

                            ------------------------

    SEE 'RISK FACTORS' HEREIN ON PAGE S-16 AND IN THE PROSPECTUS ON PAGE 15 FOR CERTAIN FACTORS TO BE CONSIDERED IN PURCHASING THE OFFERED SECURITIES.

    THE NOTES REPRESENT NON-RECOURSE OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT INTERESTS IN, THE TRUST. THE OFFERED SECURITIES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRANSFEROR, THE MASTER SERVICER, THE SERVICER, THE OWNER TRUSTEE, THE CO-OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE FHA INSURANCE HOLDER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED SECURITIES NOR A MAJORITY OF THE UNDERLYING HOME LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL ENTITY, OR BY ANY OTHER PERSON.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
       OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                         ORIGINAL CLASS     NOTE RATE OR
                                            PRINCIPAL       PASS-THROUGH       PRICE TO        UNDERWRITING       PROCEEDS TO
                                             BALANCE            RATE           PUBLIC(1)         DISCOUNT       DEPOSITOR(1)(2)
Class A-1 Notes.......................   $    68,830,000        6.52%             99.99164%           0.250%          99.74164%
Class A-2 Notes.......................   $    52,460,000        6.57%             99.97388%           0.325%          99.64888%
Class A-3 Notes.......................   $    25,030,000        6.83%             99.97540%           0.450%          99.52540%
Class A-4 Notes.......................   $    16,880,000        7.28%(3)          99.96505%           0.575%          99.39005%
Class M-1 Notes.......................   $    36,000,000        7.43%             99.94727%           0.650%          99.29727%
Class M-2 Notes.......................   $    16,800,000        7.63%             99.97499%           0.675%          99.29999%
Certificates..........................   $    24,000,000        7.97%             99.95772%           1.000%          98.95772%
Total.................................   $240,000,000.00                    $239,935,154.64    $1,139,665.00    $238,795,489.64

(1) Plus accrued interest, if any, from September 1, 1997.
(2) Before deducting expenses, estimated to be $350,000.
(3) The Note Rate will be 7.78% for each Due Period beginning after the Optional Termination Date.

                            ------------------------

    The Offered Securities are offered by Bear, Stearns & Co. Inc. (the 'Underwriter') when, as and if issued, delivered to and accepted by the Underwriter and subject to certain other conditions. It is expected that delivery of the Offered Securities will be made in book entry form only, through the Same Day Funds Settlement System of The Depository Trust Company, on or about September 23, 1997.

                            BEAR, STEARNS & CO. INC.

          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS SEPTEMBER 16, 1997

(Continued from previous page)

     The assets of the Trust will primarily include the Home Loan Pool consisting of Home Loans (defined herein) that will include Conventional Loans and Title I Loans and that will be secured by Mortgages. Substantially all of the Mortgages for the Home Loans will be junior in priority to the related first liens on the related Mortgaged Properties which will consist primarily of owner occupied single family residences. In addition, a majority of the Home Loans will be secured by liens on Mortgaged Properties in which the borrowers have no equity therein at the time of origination (i.e., the related combined loan-to-value ratios exceed 100%). The Home Loans were generally made to the related borrowers for the purpose of financing (i) property improvements, (ii) debt consolidation, (iii) a combination of the foregoing, or (iv) other consumer purposes. See 'Risk Factors--Additional Factors Affecting Delinquencies, Defaults and Losses on Home Loans' and 'The Home Loan Pool' herein.

     THE HOME LOANS WILL NOT BE COVERED BY ANY MORTGAGE GUARANTY INSURANCE, ANY SPECIAL HAZARD INSURANCE, ANY FRAUD INSURANCE OR ANY INSURANCE COVERING CERTAIN LOSSES RESULTING FROM MORTGAGOR BANKRUPTCY PROCEEDINGS, EXCEPT THAT THE TITLE I LOANS WILL BE PARTIALLY INSURED BY THE FHA. The obligations of the FHA with respect to the insurance covering the Title I Loans will not be unlimited or unconditional obligations of the FHA, but will be limited by the amount of insurance coverage available to reimburse for losses on the Title I Loans pursuant to the regulations and rules of the FHA under the Title I Program as described herein. See 'Risk Factors--Adequacy of Credit Enhancement--Additional Limitations on FHA Insurance' and 'Certain Legal Aspects of The Title I Program' herein.

     Payments on the Notes and distributions in respect of the Certificates will be made to the Security Owners on each Payment Date occurring on the 20th day of each month, or, if such day is not a Business Day, the next succeeding Business Day, beginning in October 1997. The Notes will be secured by the assets of the Trust pursuant to the Indenture. Interest on all Classes of Notes will accrue at the respective fixed per annum interest rates (each, a 'Note Interest Rate') specified on the cover hereof. On each Payment Date, the Noteholders will be entitled to receive, from and to the extent that funds are available therefor in the Note Payment Account, payments with respect to interest and principal calculated as described herein. Payments of interest on the Class M-1 and Class M-2 Notes (the 'Mezzanine Notes') will be subordinated in priority to such payments on the Class A-1, Class A-2, Class A-3 and Class A-4 Notes (the 'Senior Notes'), as described herein. In addition, payments of principal on the Mezzanine Notes will be subordinated in priority to such payments on the Senior Notes, as described herein. The Senior Notes and the Mezzanine Notes are referred to herein collectively as the 'Notes.' The Certificates will represent undivided ownership interests in the Trust. Interest on the Certificates will accrue at the fixed per annum interest rate specified on the cover hereof (the 'Pass-Through Rate'). On each Payment Date, the Certificateholders will be entitled to receive, from and to the extent that funds are available therefor in the Certificate Account, distributions in respect of interest and principal calculated as described herein. Distributions of interest on the Certificates will be subordinated in priority to payments of interest on the Notes and distributions of principal on the Certificates will be subordinated in priority to payments of principal on the Notes, as described herein. See 'Description of the Offered Securities--Payments and Distributions on the Offered Securities' herein.

     Credit enhancement with respect to the Offered Securities will be provided by (A) amounts on deposit in the Reserve Account from time to time, (B) the subordination of (i) the Residual Interest and the Certificates to the Notes and
(ii) the Class M-2 and Class M-1 Notes, respectively, to each Class of Notes having a higher priority, and (C) the overcollateralization feature described herein. The Offered Securities are NOT insured by any financial guaranty insurance policy. See 'Description of Credit Enhancement' herein.

     The yields to maturity on the Offered Securities will depend on (i) the rate and timing of reductions of the outstanding principal balances of the Offered Securities as a result of the receipt of payments of principal and interest on and other principal reductions of the Home Loans (including scheduled payments, prepayments, delinquencies, liquidations, defaults, losses, substitutions, repurchases and modifications), (ii) the application of Allocable Loss Amounts to the Certificates and the Mezzanine Notes and the reimbursement or repayment of Loss Reimbursement Deficiencies or Deferred Amounts in respect thereof as described herein, (iii) any principal reductions of the outstanding principal balances of the Offered Securities from amounts remaining on deposit in the Pre-Funding Account after the termination of the Funding Period, and (iv) the price paid for the Offered

Securities by the holders thereof. Because substantially all of the Home Loans will be secured by junior liens, the prepayment experience of the Home Loan Pool may be significantly different from that of a pool of conventional first lien residential mortgage loans with equivalent interest rates and maturities or unsecured consumer loans with equivalent interest rates and maturities. Prospective investors should carefully consider the associated risks. See 'Risk Factors' and 'Prepayment and Yield Considerations' herein and 'Risk Factors' in the Prospectus.

     The Class M-1 Notes will be subordinate to the Senior Notes, the Class M-2 Notes will be subordinate to the Class M-1 Notes and the Senior Notes, and the Certificates will be subordinate to the Notes, in each case to the extent described herein. Investors should consider that, as a result of such subordination, the yields to maturity on the Certificates and the Mezzanine Notes will be sensitive, in varying degrees (and each will each be more sensitive than the yields to maturity on the Senior Notes), to delinquencies and losses on the Home Loans.

                            ------------------------

     Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Offered Securities offered hereby. Such transactions may include stabilizing and the purchase of the Offered Securities to cover syndicate short positions. For a description of these activities, see 'Underwriting' herein.


                            ------------------------

     UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING AS UNDERWRITERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            ------------------------

     The Offered Securities offered hereby constitute part of a separate series of Asset Backed Notes and Asset Backed Certificates being offered by the Depositor from time to time pursuant to its Prospectus dated September 16, 1997. This Prospectus Supplement does not contain complete information about the offering of the Offered Securities. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Securities may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                           REPORTS TO SECURITYHOLDERS

     Unaudited monthly and annual reports concerning the Offered Securities will be sent by the Indenture Trustee to the beneficial owners of the Offered Securities. So long as any Note or Certificate is in book-entry form, such reports will be sent to Cede & Co., as the nominee of DTC and as the registered owner of such Notes pursuant to the Indenture or such Certificates pursuant to the Trust Agreement, respectively. DTC will supply such reports to Security Owners in accordance with its procedures.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are incorporated herein by reference all documents filed by the Depositor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Offered Securities. The Depositor will provide without charge to each person to whom this Prospectus Supplement and Prospectus are delivered, on request of such person, a copy of any or all of the documents incorporated herein by reference other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be made in writing to Matthew E. Perkins, Associate Director of Bear Stearns Asset Backed Securities, Inc., at 245 Park Avenue, 4th Floor, New York, New York 10167.

                     [This page intentionally left blank]

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the accompanying Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement or in the Prospectus. See 'Index of Terms' included at the end hereof and at the end of the Prospectus.

Issuer.......................................  PSB Lending Home Loan Owner Trust 1997-3 (the 'Trust' or the
                                               'Issuer'), a Delaware business trust, established pursuant to a trust agreement dated as of September 1, 1997 (the 'Trust
                                               Agreement'), between the Depositor, PSB Receivables V Corp. (the
                                               'Affiliated Holder'), the Owner Trustee, the Co-Owner Trustee and
                                               the FHA Insurance Holder.

Depositor....................................  Bear Stearns Asset Backed Securities, Inc. (the 'Depositor'), a
                                               wholly-owned, special purpose subsidiary of The Bear Stearns
                                               Companies Inc. None of the Depositor, The Bear Stearns Companies
                                               Inc. or any other affiliate of the Depositor has guaranteed or is otherwise obligated with respect to the Offered Securities. See
                                               'The Depositor' in the Prospectus.

FHA Insurance Holder.........................  PSB Receivables IV Corp. (the 'FHA Insurance Holder'), a Nevada
                                               corporation, in its capacity as the FHA Insurance Holder for the
                                               Title I Loans.

Servicer, Transferor and FHA Claims
  Administrator..............................  PSB Lending Corp. ('PSB Lending' or the 'Servicer' or the
                                               'Transferor'), a Nevada corporation, in its capacity as Servicer and Transferor of the Home Loans under the Sale and Servicing
                                               Agreement dated as of September 1, 1997 (the 'Sale and Servicing
                                               Agreement') among the Depositor, the Transferor, the Servicer, the
                                               Master Servicer, the Issuer, the FHA Insurance Holder, the
                                               Indenture Trustee and the Co-Owner Trustee, and in its capacity as the FHA Claims Administrator for the Title I Loans.

Master Servicer..............................  Norwest Bank Minnesota, N.A., a national banking association
                                               ('Norwest'), as master servicer under the Sale and Servicing
                                               Agreement (in such capacity, the 'Master Servicer'). See
                                               'Description of the Transfer and Servicing Agreements--Servicing'
                                               herein.

Indenture Trustee and Co-Owner Trustee.......  Norwest, as indenture trustee under the Indenture (in such capacity, the 'Indenture Trustee'), and as co-owner trustee under the Trust Agreement and the Sale and Servicing Agreement (in such capacity, the 'Co-Owner Trustee').

Owner Trustee................................  Wilmington Trust Company, as owner trustee under the Trust
                                               Agreement (the 'Owner Trustee').


Closing Date.................................  On or about September 23, 1997.

Cut-Off Date.................................  September 1, 1997 with respect to the Initial Home Loans and, with respect to the Subsequent Home Loans, the date specified as the cut-off date in the applicable Subsequent Transfer Agreement
                                               (each, a 'Cut-Off Date').
Payment Date.................................  The 20th day of each month or, if such day is not a Business Day, then the next succeeding Business Day, commencing in October 1997
                                               (each, a 'Payment Date').

Due Period...................................  With respect to a Payment Date, the calendar month immediately preceding such Payment Date (each, a 'Due Period').

Determination Date...........................  The 5th Business Day prior to each Payment Date (each, a
                                               'Determination Date').

Record Date..................................  With respect to each Payment Date, the close of business on the last Business Day of the month immediately preceding the month in which such Payment Date occurs (each, a 'Record Date').

The Notes....................................  The Trust will issue Asset Backed Notes (collectively, the
                                               'Notes') pursuant to an Indenture dated as of September 1, 1997
                                               (as amended and supplemented from time to time, the 'Indenture'), between the Issuer and the Indenture Trustee. The initial
                                               aggregate principal balance of each Class of Notes (the 'Original
                                               Class Principal Balance' for each such Class) is set forth on the cover page hereof. The 'Class Principal Balance' with respect to each Class of Notes, as of any date of determination, will be equal to the Original Class Principal Balance of each such Class reduced by (i) all amounts previously paid to Noteholders of such
                                               Class in reduction of the Class Principal Balance of such Class on all previous Payment Dates and (ii) any Allocable Loss Amounts applied thereto. The Notes will be secured by the assets of the
                                               Trust pursuant to the Indenture and, as described herein.

  Interest...................................  Interest will accrue on each Class of Notes at the respective rates set forth on the cover page hereof (as to each Class, the
                                               'Note Interest Rate'). The Note Rate on the Class A-4 Notes will increase by 0.50% from 7.28% per annum to 7.78% per annum for each
                                               Due Period beginning after the Optional Termination Date (as defined herein). Interest on each Class of Notes will be payable on each Payment Date in an amount equal to interest accrued for the related Due Period on a 30/360 basis at the respective Note
                                               Interest Rate for such Class on the Class Principal Balance thereof immediately preceding such Payment Date. See 'Description of the Offered Securities--Payments and Distributions on the
                                               Offered Securities' herein.


  Principal..................................  Principal of each Class of Notes will be payable on each Payment
                                               Date as described herein under 'Description of the Offered
                                               Securities--Payments and Distributions on the Offered Securities'
                                               herein.

  Maturity Dates.............................  The outstanding principal amount of, and all accrued and unpaid interest on, each Class of Notes, to the extent not previously paid, will be payable in full on the maturity dates set forth below (as to each Class of Notes, the 'Maturity Date'), although it is anticipated that the actual final Payment Date for each
                                               Class of Notes may occur significantly earlier than the related
                                               Maturity Date.

                                                                                 MATURITY DATE
                                                                                 --------------------------------
                                               Class A-1 Notes                   February 20, 2009
                                               Class A-2 Notes                   February 20, 2013
                                               Class A-3 Notes                   May 20, 2018
                                               Class A-4 Notes                   February 20, 2024
                                               Class M-1 Notes                   February 20, 2024
                                               Class M-2 Notes                   February 20, 2024

The Certificates.............................  The Trust will issue Asset Backed Certificates (the 'Certificates'
                                               and, together with the Notes, the 'Offered Securities') with an aggregate initial certificate principal balance (the 'Original
                                               Certificate Principal Balance') set forth on the cover page hereof. On the Closing Date, the Original Certificate Principal
                                               Balance will equal the excess of the Assumed Pool Principal
                                               Balance over the sum of the Original Class Principal Balance of all Classes of the Notes as of the Closing Date. The 'Certificate
                                               Principal Balance' of the Certificates, as of any date of
                                               determination, will be equal to the Original Certificate Principal
                                               Balance of the Certificates reduced by (i) all amounts previously distributed to Certificateholders in reduction of the Certificate
                                               Principal Balance of the Certificates on all previous Payment
                                               Dates and (ii) any Allocable Loss Amounts applied thereto. The
                                               Certificates will represent undivided ownership interests in the
                                               Trust and will be issued pursuant to the Trust Agreement. The
                                               Certificates will be subordinate in right of payment to the Notes to the extent described herein but will be senior in right of payment to the Residual Interest. On the Closing Date, the
                                               Affiliated Holder will purchase approximately 1% (which is not being offered hereby) of the Original Certificate Principal

                                               Balance of the Certificates.

  Interest...................................  Interest will be distributed in respect of the Certificates on each Payment Date in an amount equal to interest accrued for the related Due Period on a 30/360 basis at the fixed rate set forth on the cover page hereof (the 'Pass-Through Rate') on the
                                               Certificate Principal Balance thereof immediately preceding such
                                               Payment Date. See 'Description of the Offered Securities--
                                               Payments and Distributions on the Offered Securities' herein.

  Principal..................................  Principal distributions in respect of the Certificates will be made on each Payment Date to the extent described herein under
                                               'Description of the Offered Securities--Payments and Distributions
                                               on the Offered Securities' herein.

  Final Scheduled Payment
     Date....................................  The final scheduled distribution in respect of the Certificates has been calculated to occur on February 20, 2024 (the 'Final
                                               Scheduled Payment Date'), although it is anticipated that the actual final Payment Date for the Certificates may occur
                                               significantly earlier than the Final Scheduled Payment Date.

Priority of Payments
   Regular Payment Amount.....................  The Regular Payment Amount will be applied on each Payment Date in the following order of priority: (i) to pay accrued and unpaid interest on the Senior Notes, pro rata; (ii) to pay accrued and unpaid interest on the Class M-1 Notes; (iii) to pay accrued and unpaid interest on the Class M-2 Notes; (iv) to distribute accrued and unpaid interest on the Certificates; (v) to pay as principal of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, in
                                               that order, the amount necessary to reduce the aggregate of the
                                               Class Principal Balances of the Senior Notes to the Senior Optimal
                                               Principal Balance; (vi) to pay as principal of the Class M-1 Notes until the Class Principal Balance thereof is reduced to

                                               the Class M-1 Optimal Principal Balance; (vii) to pay as principal of the Class M-2 Notes until the Class Principal Balance thereof is reduced to the Class M-2 Optimal Principal Balance; (viii) to distribute as principal of the Certificates, until the Certificate
                                               Principal Balance of the Certificates is reduced to the
                                               Certificate Optimal Principal Balance; (ix) to pay to the Class
                                               M-1 Notes and the Class M-2 Notes, in that order, their respective
                                               Deferred Amounts, if any, until such Deferred Amounts have been paid in full; (x) to distribute to the Certificates in respect of the Loss Reimbursement Deficiency, if any, until such Loss
                                               Reimbursement Deficiency has been paid in full; and (xi) to distribute any remaining amount to the Residual Interest.


                                               Notwithstanding the foregoing, on any Payment Date on which a
                                               Trigger Event has occurred, all of the Regular Payment Amount remaining after the payments and distributions of interest to the
                                               Notes and the Certificates shall be paid to the holders of the
                                               Class A-1, Class A-2, Class A-3 and Class A-4 Notes, in that order, until their respective Class Principal Balances are reduced to zero, without regard to the Senior Optimal Principal Balance.
                                               Any Regular Payment Amount remaining after the Class Principal
                                               Balances of all Classes of Senior Notes have been reduced to zero on such Payment Date shall be paid or distributed to the Mezzanine
                                               Notes and the Certificates as specified in items (vi) through (ix)
                                               of subsection A. under 'Description of the Offered
                                               Securities--Payments and Distributions on the Offered Securities'
                                               herein.

  Excess Spread..............................  The Excess Spread will be applied on each Payment Date in the following order of priority (after giving effect to all payments specified above under '--Regular Payment Amount'): (i) in an amount equal to the Overcollateralization Deficiency Amount, if any, as follows: (A) to pay as principal of the Class A-1, Class
                                               A-2, Class A-3 and Class A-4 Notes, in that order, until the respective Class Principal Balances thereof are reduced to zero, the amount necessary to reduce the aggregate of the Class
                                               Principal Balances of the Senior Notes to the Senior Optimal
                                               Principal Balance; (B) to pay as principal of the Class M-1 Notes until the Class Principal Balance thereof is reduced to the Class
                                               M-1 Optimal Principal Balances; (C) to pay as principal of the
                                               Class M-2 Notes until the Class Principal Balance thereof is reduced to the Class M-2 Optimal Principal Balances; and (D) to
                                               distribute as principal of the Certificates, until the Certificate
                                               Principal Balance thereof is reduced to the Certificate Optimal
                                               Principal Balance; (ii) to pay to the Class M-1 Notes and Class
                                               M-2 Notes, in that order, their respective Deferred Amounts, if any, until such Deferred Amounts have been paid in full; (iii) to distribute to the Certificates in respect of the Loss
                                               Reimbursement Deficiency, if any, until such Loss Reimbursement
                                               Deficiency has been paid in full; and (iv) to distribute the remaining amount to the Residual Interest.

                                               Notwithstanding the foregoing, on any Payment Date on which a
                                               Trigger Event has occurred, the Excess Spread, if any, will be paid to the holders of the Class A-1, Class A-2, Class A-3 and

                                               Class A-4 Notes, in that order, until their respective Class
                                               Principal Balances are reduced to zero, without regard to the
                                               Senior Optimal Principal Balance. Any Excess Spread remaining after the Class Principal Balances of all Classes of Senior Notes
                                               have been reduced to zero on such Payment Date shall be paid or distributed pursuant to items (i) through (iv) of subsection B.
                                               under 'Description of the Offered Securities--Payments and
                                               Distributions on the Offered Securities' herein.

Form and Registration of the
  Offered Securities.........................  The Offered Securities initially will be issued only in book-entry form. Persons acquiring beneficial ownership interests in the
                                               Offered Securities ('Security Owners') will hold such Offered
                                               Securities through the book entry facilities of The Depository
                                               Trust Company ('DTC'). Transfers within DTC will be in accordance with the usual rules and operating procedures of DTC. So long as each Class of Offered Securities is in book-entry form, each such
                                               Class of Offered Securities will be evidenced by one or more certificates registered in the name of the nominee of DTC. The interests of the Security Owners will be represented by
                                               book-entries on the records of DTC and participating members thereof. No Security Owner will be entitled to receive a
                                               definitive certificate representing such person's interest, except in the event that Definitive Securities are issued under the limited circumstances described herein. All references in this
                                               Prospectus Supplement to any Class of Offered Securities reflect the rights of the Security Owners of such Class only as such rights may be exercised through DTC and its participating members so long as such Class of Offered Securities is held through DTC.
                                               See 'Description of the Offered Securities--Book-Entry
                                               Registration' herein. The Security Owners' interests in each Class of Offered Securities will be held only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

Assets of the Trust..........................  On the Closing Date, the Trust will purchase Home Loans (the
                                               'Initial Home Loans') having an aggregate principal balance of approximately $180,000,000 (the 'Initial Pool Principal Balance')
                                               as of the September 1, 1997 Cut-Off Date from the Depositor pursuant to the Sale and Servicing Agreement. In addition, on the
                                               Closing Date, the Depositor is expected to deposit approximately
                                               $60,000,000 into a pre-funding account (the 'Pre-Funding Account')
                                               for the purchase of additional Home Loans (the 'Subsequent Home
                                               Loans') during the Funding Period. The sum of the aggregate principal balance of the Initial Home Loans and the amount expected to be deposited into the Pre-Funding Account on the
                                               Closing Date equals approximately $240,000,000.

                                               The assets of the Trust will primarily include a pool of home loans (the 'Home Loan Pool') consisting of loans ('Home Loans')
                                               which will be secured by mortgages, deeds of trust or other similar security instruments creating a first or second lien on real property (the 'Mortgages'); provided that, in order to effectuate the transfer of the related FHA Insurance with respect to the Title I Loans (as defined below), legal title to the Title
                                               I Loans and the related FHA Insurance coverage will be transferred to the FHA Insurance Holder, and the Trust will hold a beneficial interest in the Title I Loans and the related FHA Insurance and the contractual obligation of the FHA Insurance Holder under the
                                               Sale and Servicing Agreement to collect any amount due under the
                                               FHA Insurance for the benefit of the Trust. The assets of the
                                               Trust also will include (i) payments in respect of the Home Loans of interest accrued and principal due on or after the applicable
                                               Cut-Off Date (other than servicing related penalties and fees retained by the Servicer as described herein); (ii) amounts on deposit in the Pre-Funding Account and the Capitalized Interest
                                               Account until the expiration of the Funding Period; (iii) amounts on deposit in the Reserve Account; (iv) amounts on deposit in the
                                               FHA Insurance Premium Account; (v) amounts on deposit in the
                                               Collection Account, Note Payment Account and Certificate
                                               Distribution Account; (vi) the benefit of the FHA Insurance applicable to the Title I Loans; (vii) the rights of the
                                               Transferor in and to the obligations of any seller pursuant to each loan purchase agreement pursuant to which the Transferor acquired any Home Loans; and (viii) certain other ancillary or incidental funds, rights, proceeds and properties related to the foregoing. See 'Description of the Trust--General' herein. The assets of the Trust will also include the unpaid principal balance of each Home Loan as of the related Cut-Off Date (the 'Cut-Off
                                               Date Principal Balance'). The 'Principal Balance' of a Home Loan
                                               on any day is equal to its Cut-Off Date Principal Balance, minus all principal reductions credited against the principal balance of such Home Loan since such Cut-Off Date, provided, however, that the Principal Balance of a Liquidated Home Loan shall be zero.
                                               With respect to any date, the 'Pool Principal Balance' will be equal to the aggregate of the Principal Balances of all Home Loans as of the last day of the immediately preceding Due Period.

                                               The Trust will also issue instruments evidencing the residual interest in the assets of the Trust (the 'Residual Interest'), which are not being offered hereby. The Residual Interest will be subordinate in right of payment to the Offered Securities.

The Home Loans...............................  As further described herein, the Initial Home Loans included in the Preliminary Initial Loan Pool consist of approximately 98% of conventional loans (i.e., not insured or guaranteed by any governmental agency or instrumentality) ('Conventional Loans') for property improvements, debt consolidation, a combination of the foregoing or other consumer purposes, and approximately 2% of property improvement loans (the 'Title I Loans') that will be partially insured to the extent described herein by the FHA under the Title I Program. Assuming that all funds on deposit in the
                                               PreFunding Account are used to purchase Subsequent Home Loans, then the Cut-Off Date Pool Principal Balance is expected to consist of approximately 99% to 97% Conventional Loans and approximately 1% to 3% Title I Loans. Substantially all of the
                                               Mortgages for the Home Loans will be second liens that are junior in priority to the related first liens on

                                               the related mortgaged properties ('Mortgaged Properties'), which will consist primarily of owner occupied single family residences.
                                               Substantially all of the Home Loans will be secured by liens on
                                               Mortgaged Properties in which the borrowers have little or no equity (i.e., the related combined loan-to-value ratios approach or exceed 100%) at the time of origination. See 'The Home Loan
                                               Pool' herein.

                                               'Combined loan-to-value ratio' means, with respect to any Home
                                               Loan, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Home Loan at origination plus, in the case of a junior lien Home Loan, the aggregate outstanding principal balance of the related senior lien loans on the date of origination of such Home Loan, and the denominator of which is the appraised or stated value of the related Mortgaged
                                               Property at the time of origination of such Home Loan (determined as described herein under 'The Transferor and
                                               Servicer--Underwriting Criteria').

                                               The Initial Home Loans included in the Home Loan Pool will have an
                                               Initial Pool Principal Balance of approximately $180,000,000 and are expected to include on the Closing Date: (1) the preliminary pool of Home Loans (the 'Preliminary Initial Home Loan Pool')
                                               having an aggregate principal balance of approximately
                                               $127,100,000 and for which certain statistical information has been presented herein; and (2) the additional pool of Home Loans
                                               (the 'Additional Initial Home Loan Pool') having an aggregate principal balance of approximately $52,900,000 and for which certain statistical information will be furnished to Security
                                               Owners with respect to the final Home Loan Pool after the
                                               Pre-Funding Period ends. See 'The Home Loan Pool' herein. Prior to the Closing Date, the Transferor may remove any of the Initial
                                               Home Loans intended for inclusion in the Home Loan Pool,
                                               substitute comparable loans therefor, or add comparable loans thereto; however, the aggregate principal balance of Initial Home
                                               Loans so replaced, added or removed may not exceed 10% of the
                                               Initial Pool Principal Balance. If, prior to the Closing Date, loans are removed from or added to the Home Loan Pool as described herein, an amount equal to the aggregate principal balances of such loans will be added to or deducted from, respectively, the
                                               Pre-Funding Account Deposit on the Closing Date. As a result of the foregoing, the statistical information presented herein regarding the Preliminary Initial Loan Pool expected to be included in the Home Loan Pool as of the date of this Prospectus
                                               Supplement (1) does not take into account any Subsequent Home
                                               Loans that may be added to the Home Loan Pool during the
                                               Pre-Funding Period through the application of amounts in the
                                               Pre-Funding Account, and (2) may vary in certain respects from comparable information based on the actual composition of the Home
                                               Loan Pool at the Closing Date or any Subsequent Transfer Date. See
                                               'Risk Factors--Acquisition of Subsequent Home Loans' and 'The
                                               Home Loan Pool' herein.

                                               As further described herein, the Transferor and the Servicer will each have the option after the Closing Date (i) to remove any Home
                                               Loans and substitute Qualified Substitute Home Loans therefor up to an aggregate amount not to exceed 10% of the Assumed Pool
                                               Principal Balance, and (ii) either to repurchase any Home Loan incident to foreclosure, default or imminent default thereof or to remove such Defaulted Home Loan and substitute a Qualified
                                               Substitute Home Loan therefor. The Transferor will also be obligated either to repurchase any Home Loan as to which a representation or warranty has been breached, which breach remains uncured for a period of 60 days and has a materially adverse effect on the interests of the Security Owners in such Home Loan
                                               (each, a 'Defective Home Loan') or to remove such Defective Home
                                               Loan and substitute a Qualified Substitute Home Loan therefor. As used herein, a 'Qualified Substitute Home Loan' will have
                                               characteristics that are generally the same as or substantially similar to the characteristics of the Home Loan which it replaces.
                                               The repurchase of any Home Loan (rather than the replacement thereof through substitution) will result in accelerated principal payments and distributions on the Privately-Offered Securities.
                                               See 'The Transferor and Servicer--Repurchase or Substitution of
                                               Home Loans' herein.

The Pre-Funding Account and Capitalized
  Interest Account...........................  On the Closing Date, a portion of the proceeds from the sale of the Offered Securities in an amount equal to approximately
                                               $60,000,000 (the 'Pre-Funding Account Deposit'), is expected to be deposited into the Pre-Funding Account maintained by the Indenture
                                               Trustee for the purpose of purchasing the Subsequent Home Loans after the Closing Date. The Pre-Funding Account Deposit will be increased or decreased by an amount equal to the aggregate of the principal balances of any Home Loans removed from or added to, respectively, the Home Loan Pool prior to the Closing Date as described herein, provided that any such increase or decrease will not exceed 10% of the Initial Pool Principal Balance. See
                                               'Description of the Transfer and Servicing Agreements--Pre-Funding

                                               Account' herein. During the period from the Closing Date until the earlier of (i) the date on which the amount in the Pre-Funding
                                               Account is reduced to $50,000 or less, and (ii) December 17, 1997
                                               (the 'Funding Period'), the amount on deposit in the Pre-Funding
                                               Account will be reduced in accordance with the terms of the Sale and Servicing Agreement by the amount used to purchase Subsequent
                                               Home Loans, without deduction for any related Reserve Account
                                               Subsequent Deposit. Subsequent Home Loans purchased by the Trust and added to the Home Loan Pool on any Subsequent Transfer Date must satisfy the criteria set forth in the Sale and Servicing
                                               Agreement. See 'The Home Loan Pool--Conveyance of Subsequent Home
                                               Loans' herein. A 'Subsequent Transfer Date' is any date on which any such Subsequent Home Loans will be conveyed by the Seller to the Depositor and by the Depositor to the Trust after the Closing
                                               Date.

                                               On the Payment Date following the Due Period in which such Funding
                                               Period ends, the portion of the Pre-Funding Account Deposit that is remaining will be applied to reduce, on a pro rata basis, the outstanding principal balances of each Class of Notes and the
                                               Certificates; provided, however, that if such remaining portion is less than or equal to $100,000, such amount will be included in the Noteholders' Payable Amount and will be paid sequentially to each Class of Notes in reduction of the respective Class Principal
                                               Balances thereof; and provided further that if an event of default has occurred under the Indenture, such amount will be paid on a pro rata basis in reduction of the aggregate Class Principal
                                               Balances of each Class of Notes. See 'Risk Factors--Acquisition of
                                               Subsequent Home Loans,' 'Description of the Transfer and Servicing
                                               Agreements--Pre-Funding Account' and 'Prepayment and Yield
                                               Considerations' herein.

                                               On the Closing Date, an amount approved by the Rating Agencies
                                               (the 'Capitalized Interest Account Deposit') will be deposited in an Eligible Account maintained by the Indenture Trustee (the
                                               'Capitalized Interest Account') from a portion of the proceeds from the sale of the Offered Securities. The Capitalized Interest
                                               Account Deposit will be available to cover the projected interest shortfall in respect of amounts on deposit in the Pre-Funding
                                               Account during the Funding Period. Any amounts remaining in the
                                               Capitalized Interest Account on any Determination Date that are not required to cover the interest shortfall for the related
                                               Payment Date and the anticipated interest shortfall during the remainder of the Funding Period as described herein will be distributed to the holders of the Residual Interest, including any net reinvestment income thereon on the related Payment Date. See
                                               'Description of the Transfer and Servicing Agreements--Capitalized

                                               Interest Account' herein.

Credit Enhancement...........................  Credit enhancement with respect to the Offered Securities will be provided by (A) the funds available, if any, from time to time in the Reserve Account, (B) the subordination of (i) the Residual
                                               Interest and the Certificates to the Notes, (ii) the Class M-2
                                               Notes and Class M-1 Notes, respectively, to each Class of Notes having a higher priority, and (C) the overcollateralization feature described herein. The Offered Securities are NOT insured by any financial guaranty insurance policy. See 'Risk Factors--
                                               Adequacy of Credit Enhancement' and 'Description of Credit
                                               Enhancement' herein.

  Reserve Account............................  The Offered Securities will have the benefit of a Reserve Account that will be included as part of the Trust and pledged to the
                                               Indenture Trustee. On the Closing Date, the Indenture Trustee will establish the Reserve Account and will deposit into the Reserve
                                               Account an aggregate amount of approximately $1,800,000, or approximately 1% of the Initial Pool Principal Balance as of the
                                               Cut-Off Date (the 'Initial Reserve Account Requirement'), which will consist of cash proceeds from the sale of the Offered
                                               Securities. On each Subsequent Transfer Date an amount (the
                                               'Reserve Account Subsequent Deposit') equal to

                                               1% of the aggregate principal balances of the Subsequent Home
                                               Loans conveyed to the Trust on such Subsequent Transfer Date will be deducted from the purchase price proceeds for such Subsequent
                                               Home Loans and will be deposited into the Reserve Account. The sum of (i) the Initial Reserve Account Requirement and (ii) the
                                               aggregate of the Reserve Account Subsequent Deposits is referred to herein as the 'Reserve Account Requirement.' If all funds on deposit in the Pre-Funding Account at the end of the Funding
                                               Period have been used to purchase Subsequent Home Loans, the
                                               Reserve Account Requirement at such date will equal approximately
                                               $2,400,000. As further described herein, the Reserve Account
                                               Requirement will be subject to reduction from time to time in accordance with the provisions of the Sale and Servicing Agreement and any amounts on deposit in the Reserve Account in excess of the reduced Reserve Account Requirement on a Payment Date will result in the release of any excess funds to the holders of the Residual
                                               Interest.

  Subordination..............................  The rights of the holders of the Class M-1 Notes to receive payments of interest on each Payment Date will be subordinated to such rights of the holders of the Senior Notes, the rights of the holders of the Class M-1 Notes to receive payments of principal on each Payment Date will be subordinated to such rights of the holders of the Senior Notes, the rights of the holders of the
                                               Class M-2 Notes to receive payments of principal on each Payment
                                               Date will be subordinated to such rights of the holders of the
                                               Class M-1 Notes and the Senior Notes, the rights of the holders of the Certificates to receive distributions of principal on each
                                               Payment Date will be subordinated to the rights of the holders of the Notes to receive payments of principal on such Payment Date.
                                               The rights of holders of the Residual Interest to receive
                                               distributions on each Payment Date will be subordinated to the rights of the Security Owners to receive payments and
                                               distributions on such Payment Date. The subordination feature described above is intended to enhance the likelihood of regular receipt by the holders of the Senior Notes, the Class M-1 Notes, the Class M-2 Notes and the Certificates, in that order of priority, of the full amount of interest and principal payments due to such holders and to afford such holders protection against losses on the Home Loans. See 'Description of Credit Enhancement--
                                               Subordination and Allocation of Losses' herein.

  Application of Allocable Loss
     Amounts.................................  In the event that (a) the aggregate of the outstanding principal balances of the Offered Securities on any Payment Date (after giving effect to all payments and distributions on such date)
                                               exceeds (b) the sum of (i) the Pool Principal Balance as of the
                                               end of the preceding Due Period, (ii) the amount, if any, on deposit in the Pre-Funding Account on such Payment Date (after giving effect to all withdrawals from such account on such Payment
                                               Date), and (iii) the amount, if any, on deposit in the Reserve
                                               Account on such Payment Date (after giving effect to all
                                               withdrawals from such account on such Payment Date) (such excess, an 'Allocable Loss Amount'), such Allocable Loss

                                               Amount will be applied in reduction of the Certificate Principal
                                               Balance of the Certificates until the Certificate Principal
                                               Balance thereof has been reduced to zero, and then to the
                                               reduction of the Class Principal Balances of the Class M-2 Notes
                                               and the Class M-1 Notes, in that order, until the respective Class
                                               Principal Balances thereof have been reduced to zero. Allocable
                                               Loss Amounts will not be applied to the reduction of the Class
                                               Principal Balance of any Class of Senior Notes. With respect to any Allocable Loss Amounts so applied, holders of the Mezzanine
                                               Notes will be entitled to receive payments of Deferred Amounts and holders of the Certificates will be entitled to receive payment of
                                               Loss Reimbursement Deficiencies under the circumstances and to the extent provided herein. See 'Description of the Offered
                                               Securities'--'Application of Allocable Loss Amounts' herein.


  Overcollateralization......................  As of each Payment Date, the 'Overcollateralization Amount' will be an amount (not less than zero) equal to the excess of (a) the sum of (i) the Pool Principal Balance as of the end of the
                                               preceding Due Period, (ii) the amount, if any, on deposit in the
                                               Pre-Funding Account as of the end of such Due Period and (iii) the amount, if any, on deposit in the Reserve Account as of the end of such Due Period over (b) the aggregate of the Class Principal
                                               Balances of all Classes of Notes and the Certificate Principal
                                               Balance of the Certificates, after giving effect, unless otherwise specified, to all payments on the Notes and distributions in respect of the Certificates and the Residual Interest on such
                                               Payment Date. The application of Excess Spread in reduction of the outstanding principal balances of the Offered Securities as described herein is intended to increase the Overcollateralization
                                               Amount over time until such amount is equal to the Required
                                               Overcollateralization Amount. In addition, assuming that
                                               sufficient amounts of Excess Spread are distributed as an
                                               additional reduction of the outstanding principal balances of the
                                               Offered Securities, the Overcollateralization Amount will
                                               eventually replace the Reserve Account as credit enhancement for the Offered Securities. This replacement of the Reserve Account will be accomplished by an incremental reduction of the Reserve
                                               Account Requirement for each increase of the Overcollateralization
                                               Amount over a certain interim level of required
                                               overcollateralization determined in accordance with the provisions of the Sale and Servicing Agreement, until the
                                               Overcollateralization Amount is equal to the Required
                                               Overcollateralization Amount and the Reserve Account Requirement
                                               is reduced to zero.

                                               Except as otherwise provided herein, the 'Required
                                               Overcollateralization Amount' for any Payment Date prior to the
                                               Overcollateralization Stepdown Date for any Payment Date will be equal to the greater of (a) 8% of the Assumed Pool Principal
                                               Balance and (b) the Net Delinquency Calculation Amount (as defined herein). On any other Payment Date, the Required
                                               Overcollateralization Amount will be equal to the greater of (a)
                                               16% of the Pool Principal Balance as of the end of the preceding
                                               Due Period and (b) the Net Delinquency Calculation

                                               Amount; provided however, that on any Payment Date the Required
                                               Overcollateralization Amount will in no event be less than 0.50%
                                               of the Assumed Pool Principal Balance.

                                               As used herein, a 'Trigger Event' is any Payment Date on which the
                                               60-Day Delinquency Amount equals or exceeds one-half of the sum of
                                               (i) the aggregate of the Class Principal Balances of the Mezzanine

                                               Notes, (ii) the Certificate Principal Balance of the Certificates,
                                               and (iii) the Overcollateralization Amount, in each case before giving effect to any payments or distributions in respect of the
                                               Offered Securities on such Payment Date.

                                               While the payment of Excess Spread to holders of the Offered
                                               Securities has been designed to produce and maintain a given level of overcollateralization with respect to the Offered Securities, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that such overcollateralization level will be achieved or maintained at all times. See 'Description of
                                               Credit Enhancement--Subordination and Allocation of Losses' and
                                               'Risk Factors--Adequacy of Credit Enhancement' herein.

  FHA Insurance on the
     Title I Loans...........................  The Transferor will transfer the FHA insurance coverage for the
                                               Title I Loans to the FHA Insurance Holder and the FHA Insurance
                                               Holder will hold such insurance coverage for the benefit of the
                                               Security Owners. Due to the FHA procedures for transferring FHA insurance coverage from one Title I Lender's FHA insurance coverage reserve account (such account, an 'FHA Reserve') to another Title I Lender's FHA Reserve, the insurance coverage for the Title I Loans will not be effectively transferred from the
                                               Transferor to the FHA Insurance Holder by the Closing Date;
                                               rather, the FHA insurance coverage for the Title I Loans will be transferred to the FHA Insurance Holder's FHA Reserve on
                                               subsequent dates (each, a 'Transfer Date'), that will occur as promptly as practical after the Closing Date for any such loans that are Initial Home Loans and the related Subsequent Transfer
                                               Date for any such loans that are Subsequent Home Loans.

                                               The FHA will recognize the FHA Insurance Holder as the holder of the Title I Loans for purposes of the FHA insurance coverage and the related FHA Reserve, and none of the Depositor, the Owner
                                               Trustee, the Co-Owner Trustee, the Master Servicer or the
                                               Indenture Trustee will be obligated or entitled to proceed directly against the FHA to recover FHA Insurance Proceeds. See
                                               'Risk Factors--Adequacy of Credit Enhancement--Additional
                                               Limitations on FHA Insurance' herein.

                                               The final amount of FHA Insurance that is transferred from the
                                               Transferor's FHA Reserve to the FHA Insurance Holder's FHA Reserve
                                               in respect of the Title I Loans (the 'FHA Insurance Amount') is expected to equal 10% of the Cut-Off Date Principal Balances of the Title I Loans that will be conveyed to the Trust, including any Subsequent Home Loans. See 'Risk


                                               Factors--Adequacy of Credit Enhancement' and 'Description of
                                               Credit Enhancement--FHA Insurance for Title I Loans--Transfer of
                                               FHA Insurance' herein. If the FHA Insurance Amount so transferred is less than 10% of the Cut-Off Date Principal Balances of the
                                               Title I Loans that are actually conveyed to the Trust, then the amount of the Required Overcollateralization Amount will be increased by the amount of such shortfall.

                                               The FHA Insurance Amount for the Offered Securities will be commingled in the FHA Insurance Holder's FHA Reserve with the insurance coverage relating to any Title I loans that are included in other series of asset-backed securities issued by special purpose entities established by the FHA Insurance Holder (the
                                               'Additional Series'). On each Transfer Date, the FHA Insurance
                                               Holder will record on its books and records the FHA Insurance
                                               Amount for the Title I Loans that have been acknowledged by the
                                               FHA as having been transferred to the FHA Insurance Holder on such date, separately from insurance coverage attributable to Title I loans for any Additional Series. The FHA Insurance Holder and the
                                               FHA Claims Administrator will not submit any FHA Claim in respect of a Title I Loan to the FHA if the FHA Insurance Amount, as shown on the records of the FHA Insurance Holder relating to the Offered
                                               Securities, is insufficient to reimburse such FHA Claim. In addition, the FHA Insurance Holder has agreed that neither it nor any FHA Claims Administrator will submit any FHA claims in respect of any Title I loans included in any Additional Series where such claims would reduce the FHA Insurance Amount. See 'Description of
                                               Credit Enhancement--FHA Insurance for Title I Loans--Submission
                                               of FHA Claims' herein.

Servicing of the Home Loans
  and FHA Claims Administration..............  The Master Servicer will be responsible for performing the loan servicing functions with respect to the Home Loans pursuant to the
                                               Sale and Servicing Agreement and shall be entitled to receive a fee for performing such functions (the 'Master Servicing Fee'), payable monthly. The Servicer will perform the loan servicing functions with respect to the Home Loans on behalf of the Master
                                               Servicer and shall be entitled to receive a fee (the 'Servicing
                                               Fee') and other servicing compensation (collectively, the
                                               'Servicing Compensation'), payable monthly, as described herein.
                                               The Servicing Fee will be reduced on any Home Loan with a Loan
                                               Rate below 9.105% per annum. See 'Description of the Transfer and
                                               Servicing Agreements--Servicing' herein. The Servicer will administer, process and submit all FHA Claims in the name and on behalf of the FHA Insurance Holder and the Trust and record and monitor the FHA Insurance Amount for the Title I Loans for the FHA
                                               Insurance Holder (in such capacity, the Servicer, and any
                                               successor acting in such capacity, the 'FHA Claims
                                               Administrator'). See 'The Transferor and Servicer' herein.

Fees and Expenses of the Trust...............  In addition to the Servicing Compensation and the Master Servicing
                                               Fee, on each Payment Date, prior to payments and

                                               distributions on the Offered Securities, amounts from the
                                               Available Collection Amount will be applied (i) to deposit a portion of the FHA Insurance Premium into the FHA Insurance
                                               Premium Account (the 'FHA Insurance Premium Deposit Amount') for
                                               the Title I Loans, and (ii) to pay the following periodic fees:
                                               (1) the fees of the Indenture Trustee and the Co-Owner Trustee
                                               (the 'Indenture Trustee Fee'); and (2) the fees of the Owner
                                               Trustee (the 'Owner Trustee Fee') (collectively, such fees together with the Servicing Compensation and the Master Servicing
                                               Fee, the 'Trust Fees and Expenses'); provided, however, that with respect to the first Payment Date, the payment of all such Trust
                                               Fees and Expenses (other than the Indenture Trustee Fee and the
                                               Master Servicing Fee) will be prorated for the first Due Period from the Closing Date. See 'Description of the Transfer and
                                               Servicing Agreements--Trust Fees and Expenses' and 'Description of
                                               the Offered Securities--Payments and Distributions on the Offered
                                               Securities' herein.

Optional Termination.........................  The Master Servicer or Affiliated Holder may, at its option, effect an early redemption or termination of the Offered
                                               Securities on or after any Payment Date on which the Pool
                                               Principal Balance declines to 10% or less of the Assumed Pool
                                               Principal Balance (the 'Optional Termination Date'), by providing for the payments as described herein. See 'Description of the
                                               Offered Securities--Optional Redemption of the Notes; Optional
                                               Prepayment of the Certificates' herein.

Tax Status...................................  In the opinion of Andrews & Kurth L.L.P. ('Tax Counsel') for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association
                                               (or a publicly traded partnership) or a taxable mortgage pool taxable as a corporation. Each Noteholder, by the acceptance of a
                                               Note, will agree to treat the Notes as indebtedness, and each
                                               Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which the
                                               Certificateholders are partners for federal income tax purposes.
                                               Alternative characterizations of the Trust and the Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. See 'Certain Federal Income
                                               Tax Consequences' herein and 'Certain Federal Income Tax
                                               Considerations' in the Prospectus for additional information concerning the application of federal income tax laws to the Trust and the Offered Securities.

                                               Certificateholders who are tax-exempt entities or non-U.S. persons will have tax consequences that may be considered adverse by such holders. See 'Certain Federal Income Tax Considerations' in the
                                               Prospectus.


ERISA Considerations.........................  Subject to the considerations discussed under 'ERISA
                                               Considerations' herein and in the Prospectus, the Notes may be purchased by an employee benefit plan or an individual retirement account (a 'Plan') subject to the Employee Retirement Income
                                               Security Act of 1974, as amended ('ERISA') or Section 4975 of the
                                               Internal Revenue Code of

                                               1986, as amended (the 'Code'). A fiduciary of a Plan must
                                               determine that the purchase or holding of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of
                                               ERISA or Section 4975 of the Code.

                                               The Certificates may NOT be acquired by (a) an employee benefit plan subject to the provisions of Title I of ERISA, (b) a Plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a Plan's investment in the entity or which uses plan assets to acquire certificates. By its acceptance of a Certificate, the holder thereof will be deemed to have represented that it is not subject to the foregoing restriction. See 'ERISA Considerations' herein and in the Prospectus. Any benefit plan fiduciary considering purchase of the Certificates should, among other things, consult with its counsel in determining whether all required conditions have been satisfied.

Legal Investment
  Considerations.............................  The Offered Securities will NOT constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market
                                               Enhancement Act of 1984 ('SMMEA'), because substantially all of the Mortgages securing the Home Loans are not first mortgages.
                                               Accordingly, many institutions with legal authority to invest in comparably rated securities backed by first mortgages may not be legally authorized to invest in the Offered Securities. See 'Legal
                                               Investment Matters' herein and 'Legal Investment' in the
                                               Prospectus.

Ratings of the
  Offered Securities.........................  It is a condition to the issuance of the Offered Securities that they receive the respective ratings of Standard & Poor's Rating
                                               Services, a division of The McGraw-Hill Companies, Inc. ('Standard
                                               & Poor's') and Moody's Investors Service, Inc. ('Moody's' and,
                                               together with Standard & Poor's, the 'Rating Agencies') set forth below:


                                                                                      STANDARD & POOR'S    MOODY'S
                                                                                      -----------------    --------
                                               Class A-1 Notes.....................       AAA              Aaa
                                               Class A-2 Notes.....................       AAA              Aaa
                                               Class A-3 Notes.....................       AAA              Aaa
                                               Class A-4 Notes.....................       AAA              Aaa
                                               Class M-1 Notes.....................       AA               Aa2
                                               Class M-2 Notes.....................        A               A2
                                               Certificates........................      BBB-              Baa3

                                               A security rating does not address the frequency of principal prepayments or the corresponding effect on yield to Security
                                               Owners. None of the Depositor, the FHA Insurance Holder, the
                                               Transferor, the Servicer, the Master Servicer, the Indenture
                                               Trustee, the Owner Trustee, the Co-Owner Trustee, the FHA
                                               Insurance Holder or any other person is obligated to maintain the rating on any of the Offered Securities.

                                  RISK FACTORS

     Prospective investors in the Offered Securities should consider the following risk factors (as well as the factors set forth under 'Risk Factors' in the Prospectus) in connection with the purchase of Notes or Certificates. These factors are intended to identify the significant sources of risk affecting an investment in the Offered Securities. Unless the context indicates otherwise, any numerical or statistical information presented is based upon the characteristics of the Initial Home Loans proposed to be included in the Home Loan Pool as of the date of this Prospectus Supplement.

ACQUISITION OF SUBSEQUENT HOME LOANS

     Variation in Credit Quality and Characteristics of Subsequent Home Loans. Any conveyance of Subsequent Home Loans is subject to the conditions set forth in the Sale and Servicing Agreement, which conditions include among others: (i) each Subsequent Home Loan must satisfy the representations and warranties specified in the Sale and Servicing Agreement; (ii) the Transferor will not select Subsequent Home Loans in a manner that it believes is adverse to the interests of the Security Owners; and (iii) as of the related Cut-Off Date, all of the Home Loans, including the Subsequent Home Loans to be conveyed by the Transferor as of such Cut-Off Date, must satisfy certain statistical criteria set forth in the Sale and Servicing Agreement. Although each Subsequent Home Loan must satisfy the eligibility criteria referred to above at the time of its transfer to the Trust, the Subsequent Home Loans may have been originated or purchased by the Transferor using credit criteria different from those which were applied to the Initial Home Loans and may be of a different credit quality and have different loan characteristics from the Initial Home Loans. After the transfer of the Subsequent Home Loans to the Trust, the aggregate statistical characteristics of the Home Loan Pool may vary from those of the Initial Home Loans as described herein. See 'The Home Loan Pool--Characteristics of Preliminary Initial Home Loans' and '--Conveyance of Subsequent Home Loans' herein.

     Ability of Transferor to Acquire Subsequent Home Loans. The ability of the Trust to acquire Subsequent Home Loans is dependent upon the ability of the Transferor to acquire additional home loans that satisfy the eligibility criteria for the transfer of Subsequent Home Loans. See 'The Home Loan Pool--Conveyance of Subsequent Home Loans' herein. The ability of the Transferor to acquire additional home loans may be affected by a variety of social, economic and competitive factors, including prevailing interest rates, unemployment levels, the rate of inflation, consumer perceptions of economic conditions generally and the availability of home loan financing and similar types of consumer financing. The Transferor and the Depositor are unable to determine and have no basis to predict whether and to what extent economic or social factors will affect the ability of the Transferor to originate and purchase Subsequent Home Loans.

     Effect of Prepayment from Pre-Funding Account. If the Pre-Funding Account Deposit has not been fully applied to purchase Subsequent Home Loans by the end of the Funding Period, and the amount remaining in the Pre-Funding Account (net of reinvestment income, which will be transferred to the Capitalized Interest

Account) is in excess of $100,000, then on the Payment Date following the Due Period in which the Funding Period ends, such amount will be applied to reduce, on a pro rata basis, the outstanding Class Principal Balance of each Class of the Notes and (except if an event of default has occurred under the Indenture) the outstanding Certificate Principal Balance of the Certificates. If such remaining amount is equal to or less than $100,000, such amount will be included in the Regular Principal Payment Amount and will be paid sequentially to each Class of Notes in reduction of the Class Principal Balance thereof. Notwithstanding the foregoing, if an event of default has occurred under the Indenture, then such remaining amount will be paid to reduce, on a pro rata basis, the Class Principal Balance of each Class of the Notes. See 'Prepayment and Yield Considerations' herein. Although no assurances can be given, the Transferor expects that the principal amount of the Subsequent Home Loans sold to the Depositor for sale to the Trust will require the application of substantially all of the Pre-Funding Account Deposit and that there will be no material principal prepayment paid or distributed to the Security Owners from the amount remaining in the Pre-Funding Account at the termination of the Funding Period.

PREPAYMENT AND YIELD CONSIDERATIONS

     The Home Loans may generally be prepaid in whole or in part at any time; however, with respect to certain Home Loans, a prepayment charge, as permitted by applicable law, may apply to full and partial prepayments during the first three years after origination as described herein under 'Prepayment and Yield Considerations.' The Servicer will be entitled to retain any prepayment charges paid in respect of the Home Loans. See 'Description of the Transfer and Servicing Agreements--Trust Fees and Expenses' herein. Loans similar to the Home Loans have been originated in significant volume only during the past few years and neither the Transferor nor the Depositor is aware of any publicly available studies or statistics on the rate of prepayment of such loans, including the Home Loans. The Trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing, homeowner mobility, the combined loan-to-value ratios of the Home Loans and the receipt of proceeds from credit life and disability insurance policies in respect of the Home Loans. In addition, substantially all of the Home Loans contain due-on-sale provisions and the Servicer intends, except under the circumstances described in the succeeding paragraph, to enforce such provisions unless (i) the Servicer, in a manner consistent with accepted servicing practices, permits the purchaser of the related Mortgaged Property to assume the Home Loan, or (ii) such enforcement is not permitted by applicable law. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Home Loan. See 'Certain Legal Aspects of The Title 1 Program' herein.

     In certain cases, the Servicer may, in a manner consistent with its servicing practices, permit a borrower who is selling his principal residence and purchasing a new one to substitute the new Mortgaged Property as collateral for the related Home Loan. In such event, the Servicer will generally require the borrower to make a partial prepayment in reduction of the principal balance of the Home Loan to the extent that the borrower has received proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence.

     The extent to which the yield to maturity of an Offered Security may vary from the anticipated yield will depend upon (i) the degree to which it is purchased at a premium or discount, (ii) the degree to which the timing of payments or distributions to the holder thereof is sensitive to scheduled payments, prepayments, liquidations, defaults, delinquencies, substitutions, modifications and repurchases of Home Loans and to the application of Excess Spread and amounts remaining in the Pre-Funding Account after the Funding Period ends, and (iii) to the application of Allocable Loss Amounts to the Certificates and the Mezzanine Notes as described herein. In the case of any Offered Security purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments and distributions to the Security Owners (including, without limitation, principal prepayments on the Home Loans) could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Security purchased at a premium, an investor should consider the risk that a faster than anticipated rate of principal payments and distributions to the Security Owners (including, without limitation, principal prepayments on the Home Loans) could result in an actual yield to such investor that is lower than the anticipated yield. On each Payment Date, until the Overcollateralization Amount is at least equal to the Required Overcollateralization Amount, the allocation of the Excess Spread for such Payment Date as an additional payment or distribution of principal on the Offered Securities will accelerate the amortization of the Offered Securities then entitled to payments of principal relative to the amortization of the Home Loans; however, on the Overcollateralization Stepdown Date, the distribution of any Overcollateralization Surplus Amount to the holders of the Residual Interest, as described herein, can be expected to result in a slower amortization of the Offered Securities and may delay principal payments and distributions to the Security Owners on a Payment Date. Further, in the event that significant principal payments or distributions are made to Security Owners as a result of prepayments, liquidations, repurchases and purchases of the Home Loans or payments of Excess Spread and amounts remaining in the Pre-Funding Account, there can be no assurance that Security Owners will be able to reinvest such payments or distributions in a comparable alternative investment having a comparable yield. See 'Prepayment and Yield Considerations' herein.

ADEQUACY OF CREDIT ENHANCEMENT

     Credit enhancement with respect to the Offered Securities will be provided by (A) the funds, if any, from time to time on deposit in the Reserve Account,
(B) the subordination of (i) the Residual Interest and the Certificates to the Notes, (ii) the Class M-2 Notes and the Class M-1 Notes, respectively, to each Class of Notes having a higher priority, and (C) the overcollateralization feature described herein. The Offered Securities are NOT insured by any financial guaranty insurance policy. If the Home Loans experience higher rates of delinquencies, defaults and losses (see '--Additional Factors Affecting Delinquencies, Defaults and Losses on Home Loans' below) than initially anticipated in connection with the rating of the Offered Securities, there can be no assurance that the amounts available from the credit enhancement will be adequate to cover the delays or shortfalls in payments or distributions to the Security Owners that result from such higher delinquencies, defaults and losses. If the amounts available from the credit enhancement are inadequate, the Security Owners will bear the risk of any delays in payment and losses resulting from the delinquencies, defaults and losses on the Home Loans.

     The rights of the holders of the Class M-1 Notes to receive payments of interest on each Payment Date will be subordinated to such rights of the holders of the Senior Notes, the rights of the holders of the Class M-2 Notes to receive payments of interest on each Payment Date will be subordinated to such rights of the holders of the Class M-1 Notes and the Senior Notes, and the rights of the holders of the Certificates to receive distributions of interest on each Payment Date will be subordinated to the rights of the holders of the Notes to receive payments of interest. In addition, the rights of the holders of the Class M-1 Notes to receive payments of principal on each Payment Date will be subordinated to such rights of the holders of the Senior Notes, the rights of the holders of the Class M-2 Notes to receive payments of principal on each Payment Date generally will be subordinated to such rights of the holders of the Class M-1 Notes and the Senior Notes, and the rights of the holders of the Certificates to receive distributions of principal on the Certificates on each Payment Date will be subordinated to the rights of the holders of the Notes to receive payments of principal on such Payment Date. See 'Description of Credit Enhancement--Subordination and Allocation of Losses' herein and '--Additional Factors Affecting Delinquencies, Defaults and Losses on Home Loans--No Servicer Delinquency Advances' below. As a result of such subordination, the yields to maturity on the Mezzanine Notes and the Certificates will be more sensitive than the yields on the Senior Notes to delinquencies and losses on the Home Loans.

     While the payment and distribution of Excess Spread to the Security Owners in the manner specified herein has been designed to produce and maintain a given level of overcollateralization with respect to the Offered Securities, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that such overcollateralization level will be achieved or maintained at all times. In particular, as a result of delinquencies on the Home Loans during any Due Period, the amount of interest received on the Home Loans during such Due Period may be less than the amount of interest payable or distributable on the Offered Securities on the related Payment Date. Such an occurrence would cause the aggregate principal balances of the Offered Securities to decrease at a slower rate relative to the Pool Principal Balance, resulting in a reduction of the Overcollateralization Amount and, in some circumstances, an Allocable Loss Amount. While the funding and maintenance of the Reserve Account is intended to enhance the likelihood of timely payment of distributions to the holders of the Notes and the Certificates and to decrease the likelihood that such holders of the Notes and the Certificates will experience losses, under certain circumstances as described herein, the assets on deposit in the Reserve Account could be depleted and shortfalls could result.

     The holders of the Residual Interest will not be required to refund any amounts previously distributed to such holders pursuant to the Transfer and Servicing Agreements, including any payments of Excess Spread, regardless of whether there are sufficient funds on a subsequent Payment Date to pay or distribute all amounts then payable or distributable to the Security Owners.

     Additional Limitations on FHA Insurance. Although the Transfer and Servicing Agreements provide for the transfer of the Title I Loans to the Trust for the benefit of the Security Owners, the FHA will recognize the FHA Insurance Holder as the holder of the Title I Loans for purposes of the FHA Insurance Amount and the related FHA Reserve (in such capacity, the 'FHA Insurance Holder'). The FHA will not recognize such transfer of the Title I Loans for purposes of transferring the rights to make FHA Claims or receive payments in respect of FHA Claims submitted to the FHA with respect to the Title I Loans, and none of the Depositor, the Indenture Trustee, the Co-Owner Trustee or the Owner Trustee will be entitled to proceed directly against the FHA to recover FHA Insurance Proceeds. The Security Owners, the Indenture Trustee, the Co-Owner Trustee and the Owner Trustee will be dependent upon the FHA Insurance Holder, to (1) assure that the FHA Insurance Amount for the Title I Loans is included in the FHA Reserve for the Seller as reported by the FHA, (2) file FHA Claims on the Title I Loans in accordance with the FHA Regulations and (3) remit all FHA Insurance Proceeds received from the FHA in accordance with the Sale and Servicing Agreement. The FHA Insurance Holder will contract with the Servicer to act as the FHA Claims Administrator and in such capacity to handle all aspects of administering, processing and submitting FHA Claims with respect to the Title I Loans, in the name and on behalf of the Trust. Assignments of mortgage relating to certain of the Title I Loans will be recorded in the name of the Indenture Trustee in the real property records in the jurisdiction where the related real property is located. These assignments will not be reported to the FHA and, accordingly, the FHA insurance coverage that involves the FHA Insurance Holder for the benefit of the Security Owners and the FHA will not be transferred to the Indenture Trustee. The FHA has been advised of this arrangement and has indicated that such an arrangement will not jeopardize the FHA Insurance Amount with respect to such Title I Loans.

     Since the FHA Insurance Amount for the Title I Loans is limited as described herein, and since the adequacy of such FHA Insurance Amount is dependent upon future events, including reductions in available coverage for the payment of FHA Claims, no assurance can be given that the FHA Insurance Amount is or will be adequate to cover 90% of all potential losses on the Title I Loans or that the Title I Loans will qualify for the payment of FHA Claims. If the FHA Insurance Amount for the Title I Loans is reduced to zero, the Title I Loans will be effectively uninsured from and after the date of such reduction.

     Due to the FHA procedures for transferring FHA insurance coverage from one Title I Lender to another, the transfer by the FHA of the FHA Insurance Amount for the Initial Home Loans that are Title I Loans from the Transferor's FHA Reserve to the Seller's FHA Reserve will not be completed on the Closing Date, but rather will occur on the Transfer Dates. See 'Summary of Terms--FHA Insurance on the Title I Loans' herein. On each Transfer Date, the FHA Claims Administrator on behalf of the FHA Insurance Holder will record the FHA Insurance Amount for the Title I Loans that have been acknowledged by the FHA as having been transferred to the Seller on such date separately from the insurance coverage attributable to Title I Loans for any Additional Series on the books and records of the Seller. Although the FHA Claims Administrator and the Seller will separate, on the Seller's books and records, the FHA Insurance Amount from the FHA insurance coverage available with respect to other Title I Loans reported for insurance in the Seller's FHA Reserve, the FHA will not recognize such separate treatment. Accordingly, claims paid to the Seller or the FHA Claims Administrator by the FHA with respect to Title I loans included in any Additional Series could reduce the FHA Insurance Amount. In the Sale and Servicing Agreement and the FHA Claims Administration Agreement, the Seller and the FHA Claims Administrator will agree not to submit claims to the FHA with respect to such other Title I loans if the effect thereof would be to reduce the FHA Insurance Amount for the Title I Loans. If the Seller or the FHA Claims Administrator inadvertently submits a claim to the FHA in respect of a Title I loan that is not a Title I Loan at a time when the insurance coverage in the Seller's FHA Reserve other than the FHA Insurance Amount has been reduced below the amount of such claim, the FHA Insurance Amount will be reduced because the FHA will honor such claim so long as the total insurance coverage in the Seller's FHA Reserve, including that constituting the FHA Insurance Amount, has not been exhausted. In the event of the bankruptcy of the Seller, there can be no assurance that a trustee in bankruptcy would continue to separate insurance coverage, including the FHA Insurance Amount, in the Seller's FHA Reserve with respect to Title I Loans for the Offered Securities, any Additional Series, or any other Title I loans owned by the Seller in the same manner as provided in the Sale and Servicing Agreement.

ADEQUACY OF THE MORTGAGED PROPERTIES AS SECURITY FOR THE HOME LOANS

     As of the September 1, 1997 Cut-Off Date, the combined loan-to-value ratios for the Conventional Home Loans included in the Preliminary Initial Home Loan Pool ranged from approximately 13.89% to approximately 144.33% with approximately 88.40% of the Conventional Home Loans included in the Preliminary Initial Home Loan Pool (by aggregate principal balance as of the September 1, 1997 Cut-Off Date) having combined loan-to-value ratios in excess of 100%. As of the September 1, 1997 Cut-Off Date, the weighted average combined loan-to-value ratio of the Conventional Home Loans included in the Preliminary Initial Home Loan Pool was approximately 114.38%. Consequently, the Mortgaged Properties are not likely to provide adequate security for the Home Loans. Even assuming that a Mortgaged Property provides adequate security for the related Home Loan, substantial delays could be encountered in connection with the liquidation of a Home Loan that would result in current shortfalls in payments and distributions to the Security Owners to the extent such shortfalls are not covered by the credit enhancement described herein. In addition, liquidation expenses relating to any Liquidated Home Loan (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the liquidation proceeds otherwise available for payment to the Security Owners. In the event that any Mortgaged Property fails to provide adequate security for the related Home Loan, any losses in connection with such Home Loan will be borne by Offered Securityholders as described herein to the extent that the applicable credit enhancement described herein is insufficient to absorb all such losses.

RECENT ORIGINATION OF INITIAL HOME LOANS

     Approximately 0.30% of the Preliminary Initial Home Loans (by aggregate principal balance as of the September 1, 1997 Cut-Off Date) were 30 days or more delinquent in their scheduled monthly payments of principal and interest as of September 1, 1997. Approximately 17.68% of the Preliminary Initial Home Loans (by aggregate principal balance as of the September 1, 1997 Cut-Off Date) have a first scheduled monthly payment due date occurring on or after September 1, 1997, and therefore, it was not possible for such Preliminary Initial Home Loans to have had a scheduled monthly payment that was 30 days or more delinquent as of September 1, 1997. See '--Additional Factors Affecting Delinquencies, Defaults and Losses on Home Loans--Limited Historical Delinquency, Loss and Prepayment Information' below.

ADDITIONAL FACTORS AFFECTING DELINQUENCIES, DEFAULTS AND LOSSES ON HOME LOANS

     Underwriting Guidelines. Pursuant to the underwriting guidelines of the Transferor, the assessment of the creditworthiness of the related borrower is the primary consideration in underwriting a Home Loan. The evaluation of the adequacy of the value of the related Mortgaged Property in relation to the Home Loan, together with the amount of all liens senior to the lien of the Home Loan (i.e., the related 'combined loan-to-value ratio'), is given less consideration, and in certain cases no consideration, in underwriting the Home Loans. See 'The Transferor and Servicer--Underwriting Criteria' herein. The credit quality of some of the borrowers under the Home Loans is lower than that of borrowers under mortgage loans conforming to the FNMA or FHLMC underwriting guidelines for first-lien, single family mortgage loans. See 'The Home Loan Pool--Characteristics of Initial Home Loans' herein. Consequently, the Home Loans are likely to experience higher rates of delinquencies, defaults and losses (which rates could be substantially higher) than those rates that would be experienced by similar types of loans underwritten in conformity with the FNMA or FHLMC underwriting guidelines for first-lien, single family mortgage loans. In addition, the losses sustained from defaulted Home Loans are likely to be more severe (and will frequently be total losses) because the costs incurred in the collection and liquidation of defaulted Home Loans in relation to the smaller principal balances thereof are proportionately higher than for first-lien, single family mortgage loans, and because substantially all of the Home Loans are secured by junior liens on Mortgaged Properties in which the borrowers had little or no equity at the time of origination of such Home Loans (i.e., the related combined loan-to-value ratios approach or exceed 100%). Furthermore, with respect to a significant number of the Home Loans, the loan-to-value ratio determinations are based upon the borrower's representations as to the value of the underlying property; accordingly, there can be no assurance that such values accurately reflect prevailing market prices. See '--Adequacy of Credit Enhancement' above.

     Although the creditworthiness of the related borrower is the primary consideration in the underwriting of the Home Loans, no assurance can be given that the creditworthiness of such borrower will not deteriorate as a result of future economic and social factors, which deterioration may result in a delinquency or default by such borrower on the related Home Loan. Furthermore, because the adequacy of the value of the related Mortgaged Property is given less or no consideration in underwriting the Home Loan, no assurance can be given that any proceeds will be recovered from the foreclosure or liquidation of the Mortgaged Property for a defaulted Home Loan. See'--Realization Upon Defaulted Home Loans' below.

     In response to changes and developments in the consumer finance area as well as the refinement of the Transferor's credit evaluation methodology, the Transferor's underwriting requirements for certain types of home loans may change from time to time, which in certain instances, may result in more stringent and in other instances less stringent, underwriting requirements. Depending upon the date on which the Home Loans were acquired by the Transferor, such Home Loans included in the Home Loan Pool may have been acquired by the Transferor under different underwriting requirements, and accordingly, certain Home Loans included in the Home Loan Pool may be of a different credit quality and have different loan characteristics from other Home Loans. Furthermore, to the extent that certain Home Loans were originated or purchased by the Transferor under less stringent underwriting requirements, such Home Loans may be more likely to experience higher rates of delinquencies, defaults and losses than those Home Loans originated or purchased under more stringent underwriting requirements.

     No Servicer Delinquency Advances. In the event of a delinquency or a default with respect to a Home Loan, neither the Servicer nor the Master Servicer will have an obligation to advance scheduled monthly payments of principal and interest with respect to such Home Loan. As a result of the foregoing, the amount of principal and interest received on the Home Loans during any particular Due Period may be less than the amount of principal and interest payable or distributable on the Offered Securities on the related Payment Date. Such an occurrence would cause the aggregate principal balance of the Offered Securities to decrease at a slower rate relative to the Pool Principal Balance, resulting in a reduction of the Overcollateralization Amount and, in some circumstances, an Allocable Loss Amount. However, the Servicer or, if it fails to do so, the Master Servicer will make reasonable and customary expense advances with respect to the Home Loans in accordance with their servicing obligations. See 'Description of the Transfer and Servicing Agreements--Servicing' herein.

     Relocation and Reloading of Debt. With respect to Home Loans which in combination with superior liens have loan-to-value ratios in excess of 100%, there is a risk that if the related borrowers decide or are obliged to relocate, these borrowers will be unable to discharge the Home Loans in full from the sale proceeds of the related Mortgaged Properties and any other funds available to these borrowers, in which case the Home Loans could experience higher rates of delinquencies, defaults and losses. With respect to Home Loans, the proceeds of which were used in whole or in part for debt consolidation, there can be no assurance that, following the debt consolidation, the related borrower will not incur further consumer debt to third party lenders. This reloading of debt could impair the ability of these borrowers to service their debts, which in turn could result in higher rates of delinquencies, defaults and losses on the Home Loans.

     Acquisitions from Third Parties. All of the Home Loans were acquired by the Transferor through purchases from a network of correspondent lenders. See 'The Home Loan Pool--General' herein. All of the Home Loans will have been re-underwritten and reviewed for compliance with the Transferor's underwriting guidelines. The Home Loans may have been originated by the originator thereof through the application of the underwriting guidelines of the Transferor in a manner that is different from the Transferor's application and such loans may be of a lesser credit quality. In addition, the Transferor may have acquired certain Home Loans which were originated by an originator that, at the time of origination thereof, was not an approved FHA lender or an approved FNMA or FHLMC seller/servicer, and therefore did not have an internal quality control program substantially similar to the FNMA or FHLMC required quality control programs with respect to the underwriting and origination of such Home Loans. Such Loans may be subject to a higher incidence of delinquency or default.

     Limited Historical Delinquency, Loss and Prepayment Information. PSB Lending began acquiring and servicing home loans in July of 1996, and from such date to the present, has substantially increased the volume of conventional home loans that it has acquired, sold and/or serviced. Consequently, PSB Lending has limited historical experience with respect to the performance, including the delinquency and loss experience and the rate of prepayments of these conventional home loans, with respect to its entire portfolio of loans and in particular with respect to such increased volume. Accordingly, neither the delinquency experience and loan loss and liquidation experience set forth under 'The Transferor and Servicer--Servicing and FHA Claims Experience' herein, nor the prepayment scenarios set forth under 'Prepayment and Yield Considerations--Weighted Average Lives of the Offered Securities' herein may be indicative of the performance of the Home Loans included in the Home Loan Pool. Prospective investors should make their investment determination based on the Home Loan underwriting criteria, the availability of the credit enhancement described herein, the characteristics of the Initial Home Loans and other information provided herein, and not based on any prior delinquency experience and loan loss and liquidation experience information set forth herein or any rate of prepayments assumed herein. As a result of such limited history, the market value of the Offered Securities may differ from securities backed by comparable loans for which greater historical information is available.

     Geographic Concentration. Approximately 54.70% and 7.14% of the Preliminary Initial Pool Principal Balance will consist of Home Loans that either are secured by Mortgaged Properties located or have the related borrowers residing in the States of California and Florida, respectively. Because of the relative geographic concentration of the Mortgaged Properties and borrowers within these States, delinquencies and losses on the

Home Loans may be higher than would be the case if the Home Loans were more geographically diversified. Adverse economic conditions, including a recession, in these States or geographic regions (which may or may not affect real property values) may affect the ability of the related borrowers to make timely payments of their scheduled monthly payments of principal and interest and, accordingly, the actual rates of delinquencies, defaults and losses on such Home Loans could be higher than those currently experienced in the home lending and consumer finance industry for similar types of loans. In addition, with respect to the Home Loans in these States, certain of the Mortgaged Properties may be more susceptible to certain types of special hazards that are not covered by any casualty insurance, such as earthquakes, floods and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. Under the Transferor's underwriting guidelines, each borrower is required to submit evidence of standard hazard insurance and, if applicable, flood insurance. Such insurance must provide coverage for (i) the full replacement value of the related Mortgaged Property, if permitted under state law, or (ii) if not so permitted, 80% of the value of the related Mortgaged Property, with such value being determined in accordance with the Transferor's underwriting guidelines. In general, declines in the California residential real estate market may adversely affect the values of Mortgaged Properties located in California such that the outstanding principal balances of such Home Loans, together with the outstanding principal amount of any senior liens on such Mortgaged Properties, will equal or exceed (or exceed by a greater amount) the value of such Mortgaged Properties. Accordingly, the actual rates of delinquencies, defaults and losses on such Home Loans secured by Mortgaged Properties in California could be higher than those currently experienced in the home lending and consumer finance industry in general.

     Balloon Loans. The Home Loans may include balloon loans (each, a 'Balloon Loan') which provide for equal monthly payments of principal and interest based on a 30-year amortization schedule, and a single payment of the remaining principal balance on the Balloon Loan at the end of the 15th year following origination. Accordingly, the final payment due on the related Mortgage Note may be substantially greater than any other previous payment. The remainder of the Preliminary Initial Home Loans and substantially all of the Home Loans included in the Additional Initial Home Loan Pool and the Subsequent Home Loans will provide for substantially equal monthly payments of principal and interest which are, if timely paid, sufficient to amortize fully the principal balance of such Home Loans on or before their respective final due dates. Because borrowers under Balloon Loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with Balloon Loans is greater than that associated with fully-amortizing Home Loans. None of the Preliminary Initial Home Loans are Balloon Loans.

     Dependence on Master Servicer and Servicer for Servicing Home Loans. Pursuant to the Sale and Servicing Agreement, the Servicer, on behalf of the Master Servicer, will perform the daily loan servicing functions for the Home Loans that include, without limitation, the collection of payments on the Home Loans, the remittance of funds from such collections for payment and distribution to the Security Owners, the bookkeeping and accounting for such collections and payments and distributions, all other servicing activities relating to the Home Loans, the preparation of the monthly servicing and remittance reports pursuant to the Sale and Servicing Agreement and the maintenance of all records and files pertaining to such servicing activities. The Master Servicer has only limited experience in master servicing loans comparable to the Home Loans. Upon the failure of the Servicer and the Master Servicer to remedy an Event of Default under the Sale and Servicing Agreement, a majority of the Security Owners or the Indenture Trustee or the Owner Trustee may remove the Master Servicer and the Servicer and appoint a successor Master Servicer and a successor servicer pursuant to the terms of the Sale and Servicing Agreement. Absent such a replacement, the Security Owners will be dependent upon the Master Servicer and the Servicer to adequately and timely perform the servicing obligations and remit to the Indenture Trustee the funds from the payments of principal and interest received on the Home Loans. The manner in which the Master Servicer and the Servicer, as applicable, performs the servicing obligations will affect the amount and timing of the principal and interest payments received on the Home Loans. The principal and interest payments received on the Home Loans are the primary source of funds for the payments and distributions due to the Security Owners under the Sale and Servicing Agreement and the Indenture. Accordingly, the Security Owners will be dependent upon the Master Servicer and the Servicer, as applicable, to adequately and timely perform its servicing obligations and such performance will affect the amount and timing of payments and distributions to the Security Owners. See 'The Transferor and Servicer--Servicing and FHA Claims Experience' herein.

     Realization Upon Defaulted Home Loans. Substantially all of the Home Loans are secured by junior liens, and the loans secured by the related senior liens are not included in the Home Loan Pool. The primary risk to holders of Home Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Mortgaged Property to satisfy fully both the indebtedness secured by the related senior lien(s) and the related Home Loan. See 'Risk Factors--Property Values May Be Insufficient' in the Prospectus. In accordance with the loan servicing practices of the Servicer for home loans secured by junior liens in its portfolio and based upon a determination that the realization from a defaulted junior lien Home Loan may not be an economically viable alternative, the Servicer, in most cases, will not
(i) pursue the foreclosure of a junior lien defaulted Home Loan, (ii) satisfy the senior mortgage(s) at or prior to the foreclosure sale of the Mortgaged Property, or (iii) advance funds to keep the senior mortgage(s) current. The Trust will have no source of funds to satisfy the senior mortgage(s) or make payments due to the senior mortgagee(s), and, therefore, Security Owners should not expect that any senior mortgage(s) will be kept current by the Trust for the purpose of protecting any junior lien Home Loan. See 'Certain Legal Aspects of Loans--Junior Mortgages; Rights of Senior Mortgages' in the Prospectus. Furthermore, it is unlikely that any of the foregoing methods of realizing upon a junior lien defaulted Home Loan will be an economically viable alternative with respect to any Home Loans having a combined loan-to-value ratio that exceeds 100% at the time of default. As a result, the Servicer may pursue alternative methods of realizing proceeds from junior lien defaulted Home Loans, including without limitation, the whole loan sale of such Home Loans and the modification of such Home Loans, which, among other things, may include the abatement of accrued interest or the reduction of a portion of the outstanding Principal Balances of such Home Loans. Because substantially all of the Home Loans will have combined loan-to-value ratios at the time of origination that approach or exceed 100%, losses sustained from defaulted Home Loans are likely to be more severe (and will frequently be total losses). No assurance can be given that any proceeds, or a significant amount of proceeds, will be recovered from the liquidation of defaulted Home Loans.

     Generally, the underwriting requirements of the Transferor do not require that a borrower obtain fire and casualty insurance or title insurance as a condition to approving the Home Loan. Accordingly, if a Mortgaged Property suffers any uninsured hazard or casualty losses, or if the borrower is found not to have clear title to such Mortgaged Property, Security Owners may bear the risk of loss resulting from a default by the related borrower to the extent such losses are not recovered by foreclosure or liquidation proceeds on such defaulted Home Loans or from amounts available from the credit enhancement provided for such Offered Securities.

     Economic Conditions. For the limited period of time during which loans in the nature of the Home Loans have been originated, economic conditions nationally and in most regions of the country have been generally favorable. A deterioration in economic conditions could be expected to adversely affect the ability and willingness of borrowers to repay their Home Loans; however, because of lenders' limited experience with loans similar to the Home Loans, no prediction can be made as to the severity of the effect of a general economic downturn on the rate of delinquencies and defaults on the Home Loans. Because borrowers under the Home Loans generally have little or no equity in the related Mortgaged Properties, any significant increase in the rate of delinquencies and defaults could result in substantial losses to holders of Offered Securities, in particular the Certificates and the Mezzanine Notes. See '--Adequacy of the Mortgaged Properties as Security for the Home Loans' and '--Additional Factors Affecting Delinquencies, Defaults and Losses on Home Loans' above and 'Prepayment and Yield Considerations' herein.

     Non-recordation of Assignments. Subject to confirmation by the Rating Agencies, with respect to the Home Loans secured by Mortgaged Properties located in certain states, the Transferor will not be required to record assignments to the Indenture Trustee of the Mortgages in the real property records of these states for such Home Loans, but rather the Transferor, in its capacity as the Servicer, will retain record title to such Mortgages on behalf of the Indenture Trustee and the Security Owners. See 'Description of the Transfer and Servicing Agreements--Sale and Assignment of the Home Loans' herein. Although the recordation of the assignments of the Mortgages in favor of the Indenture Trustee is not necessary to effect a transfer of the Home Loans to the Indenture Trustee, if the Transferor or the Seller were to sell, assign, satisfy or discharge any Home Loan prior to recording the related assignment in favor of the Indenture Trustee, the other parties to such sale, assignment, satisfaction or discharge may have rights superior to those of the Indenture Trustee. In some states, in the absence of such recordation of the assignments of the Mortgages, the transfer to the Indenture Trustee of the Home Loans may not be effective against certain creditors or purchasers from the Transferor or a trustee in bankruptcy of the

Transferor. If such other parties, creditors or purchasers have rights to the Home Loans that are superior to those of the Indenture Trustee, then the

Security Owners could lose the right to future payments of principal and interest from such Home Loans and could suffer a loss of principal and interest to the extent that such loss is not otherwise covered by amounts available from the credit enhancement provided for such Offered Securities.

     Other Legal Considerations. The underwriting, origination, servicing and collection of the Home Loans are subject to a variety of state and federal laws, public policies and principles of equity. For example, the Federal District Court for the Eastern District of Virginia recently announced a decision indicating that Federal law prohibits lenders from paying independent mortgage brokers a premium for loans with above-market interest rates. The Transferor will be required to repurchase or replace any Home Loan which did not comply with applicable state and federal laws and regulations as of the Closing Date for any Initial Home Loan and as of the Subsequent Transfer Date for any Subsequent Home Loan. Depending on the provisions of applicable law and the specific facts and circumstances involved, violations of these laws, policies or principles may limit the ability of the Servicer to collect all or part of the principal or interest on the Home Loans, may entitle the borrower to a refund of amounts previously paid or a rescission of the related Home Loan, and, in addition, could subject the Servicer to damages and administrative sanctions. If the Servicer is unable to collect all or part of the principal or interest on any Home Loans because of a violation of the aforementioned laws, public policies or general principles of equity, then the Trust may be delayed or unable to make all payments and distributions owed to the Security Owners to the extent any related delays or losses are not otherwise covered by amounts available from the applicable credit enhancement provided for the Offered Securities. Furthermore, depending upon whether damages and sanctions are assessed against the Servicer or the Transferor, such violations may materially impact (i) the financial ability of the Servicer to continue to act in such capacity or (ii) the ability of the Transferor to repurchase or replace Defective Home Loans if such violation breaches a representation or warranty contained in the Sale and Servicing Agreement. See '--Limitations on Repurchase or Replacement of Defective Home Loans by Transferor' below and 'Risk Factors--Consumer Protection Laws May Affect Loans' in the Prospectus.

     The National Bankruptcy Review Commission (the 'Bankruptcy Commission'), an independent commission established under the Bankruptcy Reform Act of 1994 to study issues and make recommendations relating to the United States Bankruptcy Code (the 'Bankruptcy Code'), recently indicated that it may recommend that debtors in proceedings under Chapter 13 of the Bankruptcy Code be permitted to treat the portion of any mortgage debt that exceeds the value of the real property securing such debt as an unsecured claim if such mortgage is not a first lien mortgage. If such a change in the Bankruptcy Code were to be enacted, and if such change were to apply to loans originated prior to enactment, a substantial majority of the Home Loans would likely be treated as unsecured debt in a case under Chapter 13 of the Bankruptcy Code. As a consequence, borrowers who become Chapter 13 debtors would have substantially less incentive to make arrangements for repayment of their Home Loans, and the likelihood that the Trust would recover any amounts in respect of the related Home Loans would be remote.

     The Bankruptcy Commission is required to submit a report on its findings, including recommendations for legislation to effect changes to the Bankruptcy Code, to the President and Congress no later than October 20, 1997. The

Bankruptcy Commission's recommendations will be advisory only; any change in the Bankruptcy Code must be effected through Congressional action.

LIMITATIONS ON REPURCHASE OR REPLACEMENT OF DEFECTIVE HOME LOANS BY TRANSFEROR

     Pursuant to the Sale and Servicing Agreement, the Transferor has agreed to cure in all material respects any breach of the Transferor's representations and warranties set forth in the Sale and Servicing Agreement with respect to Defective Home Loans. If the Transferor cannot cure such breach within a specified period of time, the Transferor is required to repurchase such Defective Home Loans from the Trust or substitute other loans for such Defective Home Loans. Although a significant portion of the Home Loans will have been acquired from unaffiliated correspondent lenders, the Transferor will make the same representations and warranties for all such Home Loans. To the extent that the Transferor has obtained any representations and warranties from such unaffiliated correspondent lenders, the Transferor, and the Trust, on behalf of the Security Owners, as the successors to the Transferor's rights with respect thereto, will have an additional party that is liable for the repurchase of any Home Loan in breach of the applicable representations and warranties made by such party. For a summary description of the Transferor's representations and warranties, See 'Description of the Transfer and Servicing Agreements--Sale and Assignment of Loan Assets' herein.

     No assurance can be given that, at any particular time, the Transferor will be capable, financially or otherwise, of repurchasing Defective Home Loans from the Trust or replacing Defective Home Loans in the manner described above, or that, at any particular time, any unaffiliated lender from whom the Transferor obtained the Defective Home Loans will be capable, financially or otherwise, of repurchasing any Defective Home Loans from the Transferor. If the Transferor repurchases, or is obligated to repurchase, defective home loans from any other series of asset backed securities, the financial ability of the Transferor to repurchase Defective Home Loans from the Trust may be adversely affected. In addition, other events relating to the Transferor and its home lending and consumer finance operations can occur that would adversely affect the financial ability of the Transferor to repurchase Defective Home Loans from the Trust, including without limitation, the termination of its borrowing arrangements that provide funding for its assets or operations, or the sale or other disposition of all or any significant portion of its assets. If the Transferor is unable to repurchase or replace a Defective Home Loan, and if applicable, an unaffiliated lender is unable to repurchase or replace a Defective Home Loan it sold to the Transferor, then the Servicer, on behalf of the Trust, will pursue other customary and reasonable efforts, if any, to recover the maximum amount possible with respect to such Defective Home Loan, and any resulting delay or loss will be borne by the Security Owners to the extent that such delay or loss is not otherwise covered by amounts available from the credit enhancement provided for the Offered Securities. See '--Adequacy of Credit Enhancement' above and 'The Transferor and Servicer' herein.


LIMITATIONS ON LIQUIDITY OF TRANSFEROR AND SERVICER

     As a result of the Transferor's recent commencement of its business operations in July 1996, its increasing volume of loan acquisitions, and its expanding securitization activities, the Transferor requires substantial capital to fund its operations and has operated, and expects to continue to operate, on a negative operating cash flow basis. Currently, the Transferor funds substantially all of its operations, including its loan originations and purchases, from the capital contributed by Pacific Southwest Bank ('PSB'), indirectly, its parent, and from borrowings under the Transferor's borrowing arrangements with PSB. See 'The Transferor and Servicer' herein. There can be no assurance that PSB will be able to contribute additional capital or that, as the Transferor's existing lending arrangements mature, the Transferor will have access to the financing necessary for its operations or that such financing will be available to the Transferor on favorable terms. To the extent that PSB and the Transferor are unable to arrange new or alternative methods of financing on favorable terms, the Transferor may have to curtail its loan purchasing activities, which could have a material adverse effect on the Transferor's financial condition and, in turn, its ability to service the Home Loans and to repurchase or replace any Defective Home Loans.

DISSOLUTION OF TRUST DUE TO INSOLVENCY OF AFFILIATED HOLDER

     On the Closing Date, the Affiliated Holder will be an affiliate of the Seller and will purchase approximately 1% of the Original Certificate Principal Balance and approximately 1% of the Residual Interest. The Trust Agreement will provide that if an Insolvency Event with respect to the Affiliated Holder occurs, subject to certain conditions, the Trust will dissolve. The Depositor and the Transferor have taken certain steps in structuring the transactions contemplated hereby that are intended to help ensure that an Insolvency Event with respect to the Affiliated Holder will not occur. These steps include the formation of the Affiliated Holder as a separate limited-purpose entity pursuant to formation documents that contain certain limitations (including restrictions on the nature of the Affiliated Holder's business and restriction on the Affiliated Holder's ability to commence a voluntary case or proceeding under the United States Bankruptcy Code or similar applicable state laws ('Insolvency Laws')). However, there can be no assurance that the activities of the Affiliated Holder will not result in an Insolvency Event. If an Insolvency Event with respect to the Affiliated Holder occurs, except as described under 'Description of the Transfer and Servicing Agreements--Insolvency Event' herein, the Indenture Trustee will promptly sell, dispose of or otherwise liquidate the Home Loans in a commercially reasonable manner on commercially reasonable terms, except under certain limited circumstances. The proceeds from any such sale, disposition or liquidation of the Home Loans will be treated as collections on the Home

Loans, deposited in the Collection Account and paid or distributed to the Security Owners in accordance with the terms and priority of payment described herein.

                                USE OF PROCEEDS


     The proceeds from the sale of the Offered Securities, net of certain expenses, will be used by the Trust as consideration for the purchase of the Initial Home Loans from the Depositor (which will involve a payment to an affiliate of the Depositor and the Underwriter in order to pay off a warehouse financing arrangement) and to fund the Pre-Funding Account, the Capitalized Interest Account and the Reserve Account. The Depositor will use all such proceeds from the sale of the Initial Home Loans to the Trust as consideration for the purchase of the Initial Home Loans from the Transferor. The Transferor in turn will use all or a substantial portion of such proceeds from the sale of the Initial Home Loans to repay certain indebtedness under one or more warehouse financing arrangements, which have been utilized to finance the acquisition of such Initial Home Loans and are secured by such Initial Home Loans, and the remainder will be used for working capital.

                            DESCRIPTION OF THE TRUST

GENERAL

     The Issuer, PSB Lending Home Loan Owner Trust 1997-3, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Home Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Offered Securities and the Residual Interest, (iii) making payments on the Notes and distributions in respect of the Certificates and the Residual Interest, and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The Certificates represent an undivided ownership interest in the Trust. The Trust will initially be capitalized with equity equal to the Certificate Principal Balance of $24,000,000, excluding amounts deposited in the Reserve Account. The Residual Interest will represent the residual interest in the assets of the Trust. It is expected that approximately 1% of the Original Certificate Principal Balance of the Certificates will be purchased by the Affiliated Holder. On the Closing Date, the Affiliated Holder will purchase approximately 1% of the Residual Interest and the Transferor will retain the remaining 99% of the Residual Interest. After the Closing Date, the Affiliated Holder may sell the Certificates and Residual Interest acquired by it to another entity that satisfies the special purpose entity requirements of the Rating Agencies and certain other requirements set forth in the Trust Agreement.

     On the Closing Date, pursuant to the Sale and Servicing Agreement, the Depositor will purchase from the Transferor, and the Trust will purchase from the Depositor, Home Loans (the 'Initial Home Loans') having an aggregate principal balance of approximately $180,000,000 (the 'Initial Pool Principal Balance') as of the September 1, 1997 Cut-Off Date. In addition, on the Closing Date, approximately $60,000,000 is expected to be deposited into the Pre-Funding Account for the purchase of Subsequent Home Loans during the Funding Period. The sum of the aggregate principal balance of the Initial Home Loans and the amount expected to be deposited into the Pre-Funding Account on the Closing Date equals approximately $240,000,000.

     The assets of the Trust will consist primarily of Home Loans which will be secured by Mortgages; provided that, in order to effectuate the transfer of the related FHA Insurance with respect to the Title I Loans (as defined below), legal title to the Title I Loans and the related FHA Insurance coverage will be transferred to the FHA Insurance Holder, and the Trust will hold a beneficial interest in the Title I Loans and the related FHA Insurance and the contractual obligation of the FHA Insurance Holder under the Sale and Servicing Agreement to collect any amount due under the FHA Insurance for the Benefit of the Trust. See 'The Home Loan Pool' herein. The assets of the Trust will also include: (i) payments of interest and principal in respect of the Home Loans received after the applicable Cut-Off Date; (ii) amounts on deposit in the Pre-Funding Account and the Capitalized Interest Account until the expiration of the Funding Period;
(iii) assets on deposit in the Reserve Account; (iv) amounts on deposit in the

Collection Account, Note Payment Account and Certificate Distribution Account;
(v) such amounts as are from time to time on deposit in the FHA Insurance Premium Account; (vi) the benefit of the FHA Insurance applicable to the Title I Loans, including the right to make FHA Claims and the right to direct any FHA Claims Administrator, as agent and attorney-in-fact on behalf of the Trust to make FHA Claims, subject to the terms of the Sale and Servicing Agreement; (vii) the rights of the Transferor in and to the obligations of any seller under each loan sale agreement pursuant to which the Transferor acquired any Home Loans; and (viii) certain other ancillary or incidental funds, rights and properties related to the foregoing. The Trust will include the unpaid principal balance of each Home Loan as of the related Cut-Off Date (the 'Cut-Off Date Principal Balance'). The 'Principal Balance' of a Home Loan on any day is equal to its related Cut-Off Date Principal Balance, minus all principal reductions credited against the Principal Balance of such Home Loan since such Cut-Off Date; provided, however, that the Principal Balance of a Liquidated Home Loan shall be zero. With respect to any date, the 'Pool Principal Balance' will be equal to the aggregate of the Principal Balances of all Home Loans as of the last day of the immediately preceding Due Period.

     The Trust's principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address set forth below under '--The Owner Trustee and Co-Owner Trustee.'

CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Offered Securities had taken place on such date:

Class A-1 Notes...........................................   $ 68,830,000
Class A-2 Notes...........................................   $ 52,460,000
Class A-3 Notes...........................................   $ 25,030,000
Class A-4 Notes...........................................   $ 16,880,000
Class M-1 Notes...........................................   $ 36,000,000
Class M-2 Notes...........................................   $ 16,800,000
Certificates..............................................   $ 24,000,000
                                                             ------------
       Total..............................................   $240,000,000
                                                             ------------
                                                             ------------

THE OWNER TRUSTEE AND CO-OWNER TRUSTEE

     Wilmington Trust Company will act as the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street,

Wilmington, Delaware 19890-0001.

     Certain functions of the Owner Trustee under the Trust Agreement and the Sale and Servicing Agreement will be performed by Norwest Bank Minnesota, N.A., in its capacity as Co-Owner Trustee under the Trust Agreement and the Sale and Servicing Agreement, including maintaining the Certificate Distribution Account and making distributions therefrom. Norwest Bank Minnesota, N.A. and the Servicer will also perform certain additional administrative functions on behalf of the Trust pursuant to the terms of an administration agreement (the 'Administration Agreement) among the Trust, Norwest Bank Minnesota, N.A., as administrator, and the Servicer.

                               THE HOME LOAN POOL

GENERAL

     The Home Loan Pool will consist of the collective pool of the Initial Home Loans together with any Subsequent Home Loans and Qualified Substitute Home Loans conveyed to the Trust after the Closing Date. The Conventional Loans will consist of (i) Home Loans originated under the Transferor's 'ExtraEquity 50' program, pursuant to which at least 50% of the related loan proceeds must be used for home improvement purposes and the remaining proceeds may be used for debt consolidation and/or large consumer purchases, and (ii) Home Loans originated under the Transferor's 'ExtraEquity 100' program under which more than 50% of the net proceeds from the related loan must be used for debt consolidation and/or large consumer purchases and the remaining net proceeds, if any, may be used for home improvements. The Title I Loans will be partially insured to the extent described herein (and subject to the conditions described herein) by the FHA under the Title I Program. Substantially all of the Mortgages for the related Home Loans will be second liens in priority to the related first liens on the related Mortgaged Properties, which will consist primarily of owner occupied single family residences. Substantially all of the Home Loans will be secured by liens on Mortgaged Properties in which the borrowers have little or no equity therein (i.e., the related combined loan-to-value ratios approach or exceed 100%) at the time of origination of such Home Loans.

     The Transferor acquired the Home Loans through wholesale purchases, on a flow basis, from unaffiliated correspondent lenders that originated the Home Loans ('correspondent originations'). All of the Home Loans will have been re-underwritten by the Transferor to determine whether such Home Loans comply with the underwriting standards of the Transferor.

     For a description of the underwriting criteria applicable to the Home Loans, see 'The Transferor and Servicer--Underwriting Criteria' herein. All of the Home Loans will be acquired by the Transferor and sold by the Transferor to the Depositor and, pursuant to the Sale and Servicing Agreement, the Depositor will sell, convey, transfer and assign the Home Loans to the Trust. Pursuant to the Indenture, the Trust will pledge and assign the Home Loans to the Indenture Trustee for the benefit of the Security

Owners. The Trust will be entitled to all payments in respect of the Home Loans of interest accrued and principal due on and after (i) the September 1, 1997 Cut-Off Date with respect to the Initial Home Loans and (ii) the related Cut-Off Date with respect to the Subsequent Home Loans. The Transferor will be entitled to receive all interest accrued on the Home Loans prior to the September 1, 1997 Cut-Off Date.

PAYMENTS ON THE HOME LOANS

     Except for Balloon Loans, the Home Loans provide for a schedule of payments which will be, if timely paid, sufficient to amortize fully the principal balance of the related Home Loan on or before its maturity date. The Home Loans have scheduled monthly payment dates which occur throughout a month. Each Home Loan bears interest at a fixed rate of interest (the 'Home Loan Rate'). Interest with respect to the Home Loans will accrue on either an 'actuarial interest' method or a 'simple interest' method. No Home Loan provides for deferred interest or negative amortization.

     The actuarial interest method provides that interest is charged and payments are due as of a scheduled day of each month which is fixed at the time of origination, and payments received after a grace period following such scheduled day are subject to late charges. A scheduled payment on an actuarial interest method Home Loan received either earlier or later (other than delinquent) than the scheduled due date thereof will not affect the amortization schedule or the relative application of such payment to principal and interest in respect of such Home Loan.

     The simple interest method provides for the amortization of the amount of a Home Loan over a series of equal scheduled payments. However, unlike the monthly actuarial interest method, each scheduled payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the related Home Loan at the stated Home Loan Rate and based upon the period elapsed since the preceding payment of principal was made, using the method permitted by applicable law. As payments are received under the Home Loan, the amount received is applied first to interest accrued to the date of payment and the balance, if any, is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on such a Home Loan less than one month after the previous payment, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a fixed monthly installment on such a Home Loan more than one month after the previous payment, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly lowered. In addition, in certain states a late charge may be imposed with respect to the past due amount.

     With respect to a Home Loan for which interest accrues pursuant to the simple interest method, if a payment is received on such Home Loan less than one month after the previous payment, more of such payment will be used on the related Payment Date to pay principal on the Offered Securities than if such payment was received on its scheduled monthly due date. Conversely, if a payment is received on such Home Loan more than one month after the previous payment, less of such payment will be used on the related Payment Date to pay principal on the Offered Securities than if such payment was received on its scheduled monthly due date. This will not affect the total amount of principal to be received by the Offered Securities over the life of the transaction, but it may affect the weighted average lives of the Offered Securities. See 'Prepayment and Yield Considerations' herein.

     Certain of the borrowers with respect to the Home Loans may be covered by credit life and/or disability insurance policies, which provide for payment in full of the outstanding principal balance of the related Home Loans in the event of accidental death, disability or (in some cases) unemployment of the related borrower. If a borrower covered by such a policy elects to cancel the policy, the amount of the premium refund payable in connection with such cancellation will be applied as a payment on the related Home Loan. Any proceeds received by the Trust in respect of such insurance policies will affect the rate of prepayments on the Home Loans. See 'Prepayment and Yield Consideration' herein.

CHARACTERISTICS OF PRELIMINARY INITIAL HOME LOANS

     Set forth below is certain statistical information regarding the Preliminary Initial Home Loan Pool. The Initial Home Loan Pool on the Closing Date is expected to consist of the Preliminary Initial Home Loan Pool and an Additional Initial Home Loan Pool consisting of Home Loans with an aggregate principal balance (as of the September 1, 1997 Cut-Off Date) of approximately $52,900,000. The Transferor does not expect the characteristics of the Additional Initial Home Loan Pool to differ materially from those of the Preliminary Initial Home Loan Pool. The statistical information set forth below does not take into account any Subsequent Home Loans that may be added to the Home Loan Pool during the Funding Period through the application of amounts on deposit in the Pre-Funding Account. Prior to the Closing Date, the Transferor may remove any of the Initial Home Loans intended for inclusion in the Initial Home Loan Pool, substitute comparable loans therefor, or add comparable loans thereto; provided, however, that the aggregate principal balance of Initial Home Loans so replaced, added or removed will not exceed 10% of the Initial Pool Principal Balance. To the extent that, prior to the Closing Date, Home Loans are removed from or added to the Initial Home Loan Pool, an amount equal to the aggregate principal balances of such Initial Home Loans will be added to or deducted from, respectively, the PreFunding Account Deposit on the Closing Date. As a result, the statistical information presented below regarding the characteristics of the Preliminary Initial Home Loan Pool as of the date of this Prospectus Supplement may vary in certain respects from comparable information based on the actual composition of the Initial Home Loan Pool at the Closing Date. In addition, after the September 1, 1997 Cut-Off Date, the characteristics of the actual Initial Home Loan Pool may vary from the information below due to a number of factors, including prepayments after the September 1, 1997 Cut-Off Date or the purchase of any Subsequent Home Loans after the Closing Date. See '--Conveyance of Subsequent Home Loans' below. A schedule of the Initial Home Loans included in the Initial Home Loan Pool as of the Closing Date will be attached to the Sale and Servicing Agreement delivered to the Indenture Trustee upon delivery of the Offered Securities.

     The Preliminary Initial Home Loans consist of approximately 3,922 loans having an aggregate principal balance as of the September 1, 1997 Cut-Off Date of approximately $127,100,000. Except as provided above, the Preliminary Initial Home Loans (by aggregate Cut-Off Date Principal Balance) will have the characteristics set forth in the tables beginning on the following page. The sums of the amounts and percentages in the following tables may not equal to totals shown due to rounding.

                                 HOME LOAN RATE

                           RANGE OF                                                                 PERCENT OF TOTAL
                          HOME LOAN                              NUMBER OF         AGGREGATE          BY AGGREGATE
                          RATES (%)                              HOME LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
--------------------------------------------------------------   ----------    -----------------    -----------------
 8.001 to  9.000..............................................          6       $     132,912.60            0.10%
 9.001 to 10.000..............................................          6             117,162.37            0.09
10.001 to 11.000..............................................         16             446,086.99            0.35
11.001 to 12.000..............................................        604          21,009,737.93           16.53
12.001 to 13.000..............................................        752          27,370,958.97           21.54
13.001 to 14.000..............................................        886          30,101,255.24           23.69
14.001 to 15.000..............................................        700          22,719,940.58           17.88
15.001 to 16.000..............................................        493          13,724,204.90           10.80
16.001 to 17.000..............................................        260           6,800,243.63            5.35
17.001 to 18.000..............................................        128           3,002,192.09            2.36
18.001 to 19.000..............................................         70           1,631,696.24            1.28
19.001 to 20.000..............................................          1              14,972.86            0.01
                                                                 ----------    -----------------         -------
     Total....................................................      3,922       $ 127,071,364.40          100.00%
                                                                 ----------    -----------------         -------
                                                                 ----------    -----------------         -------

     The weighted average Home Loan Rate of the Preliminary Initial Home Loans as of the September 1, 1997 Cut-Off Date was approximately 13.93% per annum.

                     CURRENT PRINCIPAL BALANCE DISTRIBUTION

                           RANGE OF                                                                 PERCENT OF TOTAL
                         CUT-OFF DATE                            NUMBER OF         AGGREGATE          BY AGGREGATE
                    PRINCIPAL BALANCE ($)                        HOME LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
--------------------------------------------------------------   ----------    -----------------    -----------------
      Up to  10,000.00........................................         35       $     331,157.58            0.26%

10,000.01 to  20,000.00.......................................        495           8,367,661.30            6.59
20,000.01 to  30,000.00.......................................      1,542          39,432,788.72           31.03
30,000.01 to  40,000.00.......................................      1,057          37,576,473.08           29.57
40,000.01 to  50,000.00.......................................        516          23,815,423.81           18.74
50,000.01 to  60,000.00.......................................        135           7,535,893.33            5.93
60,000.01 to  70,000.00.......................................         86           5,619,291.92            4.42
70,000.01 to  80,000.00.......................................         48           3,633,761.33            2.86
80,000.01 to  90,000.00.......................................          3             261,375.14            0.21
90,000.01 to 100,000.00.......................................          5             497,538.19            0.39
                                                                 ----------    -----------------         -------
     Total....................................................      3,922       $ 127,071,364.40          100.00%
                                                                 ----------    -----------------         -------
                                                                 ----------    -----------------         -------

     The average principal balance of the Preliminary Initial Home Loans as of the September 1, 1997 Cut-Off Date was approximately $32,400.

                        ORIGINAL LOAN PRINCIPAL BALANCES

                           RANGE OF                                                                 PERCENT OF TOTAL
                           ORIGINAL                              NUMBER OF         AGGREGATE          BY AGGREGATE
                    PRINCIPAL BALANCE ($)                        HOME LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
--------------------------------------------------------------   ----------    -----------------    -----------------
      Up to  10,000.00........................................         35       $     331,157.58            0.26%
10,000.01 to  20,000.00.......................................        492           8,308,694.63            6.54
20,000.01 to  30,000.00.......................................      1,543          39,431,850.34           31.03
30,000.01 to  40,000.00.......................................      1,058          37,596,510.44           29.59
40,000.01 to  50,000.00.......................................        517          23,855,291.50           18.77
50,000.01 to  60,000.00.......................................        135           7,535,893.33            5.93
60,000.01 to  70,000.00.......................................         86           5,619,291.92            4.42
70,000.01 to  80,000.00.......................................         48           3,633,761.33            2.86
80,000.01 to  90,000.00.......................................          3             261,375.14            0.21
90,000.01 to 100,000.00.......................................          5             497,538.19            0.39
                                                                 ----------    -----------------         -------
     Total....................................................      3,922       $ 127,071,364.40          100.00%
                                                                 ----------    -----------------         -------
                                                                 ----------    -----------------         -------

     The average principal balance of the Preliminary Initial Home Loans at origination was approximately $32,463.

                            MONTHS SINCE ORIGINATION


                                                                                                     PERCENT OF TOTAL
                    NUMBER OF MONTHS                           NUMBER OF            AGGREGATE          BY AGGREGATE
                    SINCE ORIGINATION                          HOME LOANS       PRINCIPAL BALANCE    PRINCIPAL BALANCE
--------------------------------------------------------    ----------------    -----------------    -----------------
 0 to  1.................................................           723          $  22,416,453.73           17.64%
 2 to 12.................................................         3,189            104,456,125.66           82.20
13 to 24.................................................             1                 19,286.87            0.02
25 to 36.................................................             8                160,166.01            0.13
37 to 48.................................................             1                 19,332.13            0.02
                                                                 ------         -----------------         -------
     Total...............................................         3,922          $ 127,071,364.40          100.00%
                                                                 ------         -----------------         -------
                                                                 ------         -----------------         -------

     The weighted average months since origination of the Preliminary Initial Home Loans as of the September 1, 1997 Cut-Off Date was approximately 2 months.

                           REMAINING TERM TO MATURITY

                                                                                                    PERCENT OF TOTAL
                   RANGE OF REMAINING TERM                       NUMBER OF         AGGREGATE          BY AGGREGATE
                     TO MATURITY (MONTHS)                        HOME LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
--------------------------------------------------------------   ----------    -----------------    -----------------
 Up to  30....................................................          1       $       7,549.38            0.01%
 31 to  60....................................................         30             660,480.23            0.52
 61 to  90....................................................          9             166,252.15            0.13
 91 to 120....................................................        219           5,543,941.65            4.36
121 to 150....................................................          3              71,071.67            0.06
151 to 180....................................................      1,168          35,190,379.41           27.69
181 to 210....................................................          6             110,159.98            0.09
211 to 240....................................................      1,295          40,911,415.94           32.20
271 to 300....................................................      1,191          44,410,113.99           34.95
                                                                 ----------    -----------------         -------
     Total....................................................      3,922       $ 127,071,364.40          100.00%
                                                                 ----------    -----------------         -------
                                                                 ----------    -----------------         -------

     The weighted average remaining term to maturity of the Preliminary Initial Home Loans as of the September 1, 1997 Cut-Off Date was approximately 236 months.

                            GEOGRAPHIC CONCENTRATION


                                                                                                    PERCENT OF TOTAL
                                                                 NUMBER OF         AGGREGATE          BY AGGREGATE
STATE                                                            HOME LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
--------------------------------------------------------------   ----------    -----------------    -----------------
Alabama.......................................................         89       $   2,403,670.61            1.89%
Alaska........................................................         67           2,306,338.07            1.81
Arizona.......................................................         75           2,229,780.05            1.75
California....................................................      2,053          69,502,657.22           54.70
Colorado......................................................        151           4,826,954.33            3.80
Connecticut...................................................         12             421,081.41            0.33
District of Columbia..........................................          2              74,962.45            0.06
Florida.......................................................        305           9,066,909.98            7.14
Georgia.......................................................        144           4,388,759.24            3.45
Idaho.........................................................         46           1,325,331.03            1.04
Illinois......................................................         30             829,377.78            0.65
Indiana.......................................................         30             864,680.45            0.68
Iowa..........................................................         10             272,677.01            0.21
Kansas........................................................          8             273,070.49            0.21
Kentucky......................................................         10             321,107.90            0.25
Louisiana.....................................................          9             298,488.82            0.23
Maine.........................................................          3             102,898.22            0.08
Maryland......................................................         51           1,736,485.54            1.37
Massachusetts.................................................          5             149,194.57            0.12
Michigan......................................................         19             545,628.96            0.43
Minnesota.....................................................         45           1,481,949.73            1.17
Mississippi...................................................          1              44,939.41            0.04
Missouri......................................................         76           2,141,481.53            1.69
Montana.......................................................          8             219,231.07            0.17
Nebraska......................................................          3              84,980.19            0.07
Nevada........................................................        156           5,012,505.32            3.94
New Jersey....................................................          5             184,315.11            0.15
New Mexico....................................................         18             556,982.91            0.44
New York......................................................         14             402,124.23            0.32
North Carolina................................................         27             704,076.19            0.55
North Dakota..................................................          2              56,865.39            0.04
Ohio..........................................................          8             247,849.71            0.20
Oklahoma......................................................         30             906,532.08            0.71
Oregon........................................................         60           1,917,723.02            1.51
Pennsylvania..................................................          8             188,522.58            0.15
Rhode Island..................................................          1              22,863.38            0.02
South Carolina................................................         16             397,570.16            0.31
South Dakota..................................................          3             147,848.10            0.12
Tennessee.....................................................         17             433,674.99            0.34
Texas.........................................................          1              24,879.33            0.02
Utah..........................................................         52           1,732,490.44            1.36
Virginia......................................................        138           4,243,026.62            3.34
Washington....................................................         94           3,327,578.98            2.62
Wisconsin.....................................................         11             401,489.43            0.32
Wyoming.......................................................          9             249,810.37            0.20
                                                                 ----------    -----------------         -------
          Total...............................................      3,992       $ 127,071,364.40          100.00%
                                                                 ----------    -----------------         -------

                                                                 ----------    -----------------         -------

                                 HOME LOAN TYPE

                                                                                                    PERCENT OF TOTAL
                                                                 NUMBER OF         AGGREGATE          BY AGGREGATE
LOAN TYPE                                                        HOME LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
--------------------------------------------------------------   ----------    -----------------    -----------------
ExtraEquity 100...............................................      3,638       $ 118,708,788.97           93.42%
ExtraEquity 50................................................        167           5,818,265.47            4.58
Title I.......................................................        117           2,544,309.96            2.00
                                                                 ----------    -----------------         -------
Total.........................................................      3,922       $ 127,071,364.40          100.00%
                                                                 ----------    -----------------         -------
                                                                 ----------    -----------------         -------

CONVEYANCE OF SUBSEQUENT HOME LOANS

     Under the Sale and Servicing Agreement, the obligation of the Trust to purchase Subsequent Home Loans on a Subsequent Transfer Date is subject to the following conditions, among others; (i) each Subsequent Home Loan purchased after the Closing Date must satisfy the representations and warranties contained in the subsequent transfer agreement to be entered into by the Transferor, the Trust, and the Depositor (the 'Subsequent Transfer Agreement') and in the Sale and Servicing Agreement, (ii) as of the related cut-off date, all of the Home Loans in the Home Loan Pool at that time, including the Subsequent Home Loans purchased after the Closing Date will satisfy the criteria set forth in the Sale and Servicing Agreement and (iii) the following additional requirements: (a) such Subsequent Home Loans may not be 30 or more days contractually delinquent as of the related Cut-Off Date; (b) the original term to stated maturity of such Subsequent Home Loans may not exceed 25 years; (c) each such Subsequent Home Loan will have an interest rate of not less than 9.105%; (d) such Subsequent Home Loans will be underwritten, re-underwritten or reviewed, as applicable, in accordance with the underwriting guidelines of the Transferor (see 'The Transferor and Servicer--Underwriting Criteria') or originated in a manner similar to the Initial Home Loans; and (e) following the purchase of such Subsequent Home Loans by the Trust, the Home Loans included in the Home Loan Pool (including the Subsequent Home Loans) will have a weighted average interest rate and a weighted average remaining term to maturity as of each respective Cut-Off Date comparable to those of the Initial Home Loans included in the initial Home Loan Pool. Within 45 days after each Subsequent Transfer Date, the Indenture Trustee will perform an initial review of certain related loan file documentation for such Home Loan and issue an initial certification for which the required documentation in such loan files has been received with respect to each such Subsequent Loan. Following the transfer of such Subsequent Home Loans to the Trust, the aggregate statistical characteristics of the Home Loans then held in the Home Loan Pool may, and likely will, vary from those of the Initial Home Loans included in the Initial Home Loan Pool. See 'Risk
Factors--Acquisition of Subsequent Home Loans from Pre-Funding Account' herein.

                              FHA INSURANCE HOLDER

     PSB Receivables IV Corp. (the 'FHA Insurance Holder) is a Nevada corporation, organized in 1997 and is a wholly owned subsidiary of PSB Lending. The FHA Insurance Holder was formed as a limited purpose finance company to effect the securitization of conventional property improvement, debt consolidation and other consumer loans, property improvement and manufactured housing loans partially insured by the FHA under the Title I Program, and other types of assets.

                          THE TRANSFEROR AND SERVICER

GENERAL

     The Transferor and the Servicer with respect to the Home Loans is PSB Lending Corp., a Nevada corporation ('PSB Lending'), which is a wholly-owned subsidiary of PSB Consumer Finance Corp., a Nevada corporation, which is a wholly owned subsidiary of Pacific Southwest Bank, a federal savings bank.

     PSB Lending is primarily engaged in the business of purchasing, underwriting, acquiring, selling and/or servicing home loans, including property improvement, debt consolidation and other consumer loans. As of August 31, 1997, PSB Lending employed 106 persons. As of December 31, 1996, the audited financial statements of PSB Lending, set forth total assets of $18.66 million, total liabilities of $16.21 million, and total stockholders' equity of $2.45 million. As of June 30, 1997, the unaudited financial statements of PSB Lending, set forth total assets of $63.23 million, total liabilities of $49.52 million and total stockholders' equity of $13.71 million. To the extent that home loans securitized and/or serviced by the Servicer sustain delinquencies, defaults and losses in excess of the levels initially anticipated by the Servicer, the financial condition of Servicer will be adversely affected. However, any credit or other problems associated with the Home Loans, which have been recently acquired by PSB Lending, will not become apparent until sometime in the future. Consequently, the historical results of the operations of PSB Lending, which commenced its lending operations in July 1996, are of limited relevance in predicting the future financial condition of PSB Lending.

     PSB Lending, as Servicer, will service the Home Loans pursuant to the Sale and Servicing Agreement and will be entitled to receive the Servicing Fee and certain additional servicing compensation for serving as the Servicer. In addition, on the Closing Date, PSB Lending will contract with the FHA Insurance Holder and the Indenture Trustee to act as FHA Claims Administrator pursuant to the FHA Claims Administration Agreement. The FHA Claims Administrator, as agent and attorney-in-fact for the FHA Insurance Holder, will handle all aspects of administering, processing and submitting FHA Claims with respect to the Title I

Loans on behalf and in the name of the FHA Insurance Holder , and will record and monitor the FHA Insurance with respect to the Title I Loans for the FHA Insurance Holder. PSB Lending will not be entitled to any fees, other than the Servicing Fees and certain additional servicing compensation as described herein, for serving as FHA Claims Administrator on behalf of the FHA Insurance Holder and the Indenture Trustee. See '--Servicing and FHA Claims Experience' below and 'Description of the Transfer and Servicing Agreements--Servicing' herein.

UNDERWRITING CRITERIA

     Generally, the underwriting standards of the Transferor place a greater emphasis on the creditworthiness of the borrower than on the underlying collateral in evaluating the likelihood that a borrower will be able to repay a Conventional Loan. The Transferor re-underwrites all of the Home Loans that it purchases through its correspondent network to assure that such Home Loans have been originated in accordance with the Transferor's underwriting requirements.

     Generally, the Home Loans acquired by the Transferor will have been made to borrowers that typically have limited access to consumer financing for a variety of reasons, such as high levels of debt service-to-income, unfavorable past credit experience, insufficient home equity value, lower income or a limited credit history. With respect to Home Loans acquired by the Transferor, the collection of loan payments from each borrower with respect to a Home Loan is subject to various risks, including, without limitation, the risk that such borrower will not be able to make payments of interest and principal on the loan and that the realizable value of the related Mortgaged Property will not be sufficient to repay the outstanding interest and principal owed on such Home Loan. The Transferor uses its own credit evaluation criteria to classify the borrowers of loans by risk class. Loans are classified by the Transferor into four graduations of quality designated as 'AA+', 'AA', 'AB' and 'AC' credits. These criteria include, as a significant component, the credit score (the 'Credit Score') derived based on a methodology developed by Fair, Isaac and Company, a consulting firm specializing in creating default predictive models through scoring mechanisms. The Credit Scores, which are obtained from national credit reporting organizations, are numerical representations of borrowers' estimated default probability, and generally range from a low of 200 to a high of 800. A borrower with a Credit Score of 720 or higher would be assigned the highest classification for credit quality by the Transferor. Additional criteria include the borrower's debt-to-income ratio, mortgage credit history, consumer credit history, prior bankruptcies, prior foreclosures, notices of default, deeds-in-lieu of foreclosure and repossessions. The Transferor believes that the most important credit characteristics are the borrower's Credit Score and debt-to-income ratio, the latter of which, generally may not exceed 45% of the borrower's gross income, but depending on certain compensating factors, may be increased to 50% of the borrower's income for 'B' or higher credits.

     The Transferor has put into place a credit policy that provides a number of guidelines to assist underwriters in the credit review and decision process and that provides for the computer automation of certain underwriting procedures during the credit review and decision process. The Transferor's underwriting guidelines provide for the evaluation of a loan applicant's creditworthiness through the use of a consumer credit report, verification of employment and a review of the debt service-to-income ratio of the applicant. Income is verified through various means, including without limitation applicant interviews, written verifications with employers, review of pay stubs or tax returns. The borrower must demonstrate sufficient levels of disposable income to satisfy debt repayment requirements.

     In response to changes and developments in the consumer finance area as well as the refinement of the Transferor's credit evaluation methodology, the Transferor's underwriting requirements for certain types of home loans may change from time to time, which in certain instances, may result in more stringent and in other instances less stringent, underwriting requirements. Depending upon the date on which the Home Loans were purchased by the Transferor, such Home Loans included in the Home Loan Pool may have been purchased by the Transferor under different underwriting requirements, and accordingly, certain Home Loans included in the Home Loan Pool may be of a different credit quality and have different loan characteristics from other Home Loans. Furthermore, to the extent that certain Home Loans were purchased by the Transferor under less stringent underwriting requirements, such Home Loans may be more likely to experience higher rates of delinquencies, defaults and losses than those Home Loans purchased under more stringent underwriting requirements.

     The following table summarizes the underlying borrower characteristics for each classification used by the Transferor.

CLASSIFICATION                CREDIT HISTORY                 CREDIT SCORE             DEBT SERVICE RATIO(1)
--------------   -----------------------------------------   ------------   -----------------------------------------
'A+' Credit      No late payments; No bankruptcy                  720+      Generally 45% or less; may be up to 50%
                                                                            if compensating factors exist

'A' Credit       Max. of one 30-day late payments in last         680+      Generally 45% or less; may be up to 50%
                 12 months and no 60-day late payments in                   if compensating factors exist
                 the last 6 months; Bankruptcy discharged
                 for at least 5 years with reestablished
                 credit prior to closing

'B' Credit       Max. of two 30-day late payments in last         640+      Generally 45% or less; may be up to 50%
                 12 months and no 60-day late payments in                   if compensating factors exist
                 the last 6 months; Bankruptcy discharged
                 for at least 3 years with reestablished
                 credit prior to closing

'C' Credit       Max. of three 30-day late payments in            600+      45% or less
                 last 12 months and no 60-day late
                 payments in the last 90 days; Bankruptcy
                 discharged for at least 24 months with
                 reestablished credit prior to closing


------------------------
(1) Calculated by dividing the borrower's debt obligations (after any debt consolidation) by their monthly gross earnings.

REPURCHASE OR SUBSTITUTION OF HOME LOANS

     The Transferor and the Servicer will each have the option after the Closing
Date: (i) to remove any Home Loans and substitute Qualified Substitute Home Loans therefor up to an aggregate amount not to exceed 10% of the Assumed Pool Principal Balance, and (ii) either to repurchase any Home Loan incident to foreclosure, default or imminent default thereof or to remove such Home Loan and substitute a Qualified Substitute Home Loan therefor. The Transferor will also be obligated either to repurchase any Defective Home Loan or to remove such Defective Home Loan and substitute a Qualified Substitute Home Loan therefor.

     The Transferor is required (i) within 60 days after discovery or notice thereof to cure in all material respects any breach of the representations or warranties made with respect to a Defective Home Loan, or (ii) on or before the Determination Date next succeeding the end of such 60-day period, to repurchase such Defective Home Loan at a price (the 'Purchase Price') equal to the Principal Balance of such Defective Home Loan as of the date of repurchase, plus all accrued and unpaid interest on such Defective Home Loan to and including the date of repurchase computed at the applicable Home Loan Rate. In lieu of repurchasing a Defective Home Loan, the Transferor may replace such Defective Home Loan with one or more Qualified Substitute Home Loans. If the aggregate outstanding principal balance of the Qualified Substitute Home Loan(s) is less than the outstanding principal balance of the Defective Home Loan(s), the Transferor will also remit for payment and distribution to the Security Owners an amount (a 'Substitution Adjustment') equal to such shortfall, which will result in a prepayment of principal on the Offered Securities for the amount of such shortfall. The Transferor is also required to repurchase any Title I Loan, the FHA Insurance Amount in respect of which has not been transferred on the books and records of the FHA from the Transferor to the Seller within 150 days after the Closing Date, in the case of Initial Loans, and the Subsequent Transfer Date, in the case of Subsequent Loans. As used herein, a 'Qualified Substitute Home Loan' is a home loan that (i) has an interest rate which differs from the Home Loan Rate for the Defective Home Loan which it replaces (each, a 'Deleted Home Loan') by no more than one percentage point; (ii) matures not more than one year later than and not more than one year earlier than the Deleted Home Loan; (iii) has a principal balance (after application of all payments received on or prior to the date of such substitution) equal to or less than the Principal Balance of the Deleted Home Loan as of such date; (iv) has a lien priority no lower than the Deleted Home Loan; (v) complies as of the date of substitution with each representation and warranty set forth in the Sale and Servicing Agreement with respect to the Home Loans; (vi) has a borrower with a comparable credit grade classification to that of the borrower with respect to the Deleted Home Loan, and (vii) in the case of a Deleted Home Loan which is a Title I Loan, is the same type of loan as the Deleted Home Loan and is covered by FHA Insurance under the Title I Program; provided that with respect to a substitution of multiple loans on a given date, items (i); (ii) and (iii) above may be considered on an aggregate or weighted average basis.

     No assurance can be given that, at any particular time, the Transferor will be capable, financially or otherwise, of repurchasing Defective Home Loans or substituting Qualified Substitute Home Loans for Defective Home Loans in the manner described above. If the Transferor repurchases, or is obligated to repurchase, Defective Home Loans from any additional series of asset backed securities, the financial ability of the Transferor to repurchase Defective Home Loans from the Trust may be adversely affected. In addition, other events relating to the Transferor and its mortgage lending and consumer finance operations can occur that would adversely affect the financial ability of the Transferor to repurchase Defective Home Loans from the Trust, including without limitation the sale or other disposition of all or any significant portion of its assets. If the Transferor is unable to repurchase or replace a Defective Home Loan, the Servicer, on behalf of the Trust, will pursue other customary and reasonable efforts, if any, to recover the maximum amount possible with respect to such Defective Home Loan. If the Servicer is unable to collect all amounts due to the Trust with respect to such Defective Home Loan, the resulting loss will be borne by the Security Owners to the extent that such loss is not otherwise covered by amounts available from the credit enhancement provided for the Offered Securities. See 'Risk Factors--Adequacy of Credit Enhancement' and '--Limitations on Repurchase or Replacement of Defective Home Loans by Transferor' herein. The Depositor will have no obligation to cure, purchase or substitute another loan for any Defective Home Loan.

SERVICING AND FHA CLAIMS EXPERIENCE

     PSB Lending began acquiring and servicing home loans in July of 1996, and from such date to the present, has substantially increased the volume of home loans that it has acquired and serviced. As a result, PSB Lending does not have any relevant historical servicing experience with respect to the performance, including the delinquency and loss experience and the rate of prepayments, of the Home Loans and other loans included in its entire portfolio. Accordingly, the prepayment scenarios set forth under 'Prepayment and Yield Considerations-- Weighted Average Life of the Offered Securities' herein may not be indicative of the performance of the Home Loans included in the Home Loan Pool. Prospective investors should make their investment determination based on the Home Loan underwriting criteria, the availability of the Credit Enhancement described herein, the characteristics of the Initial Home Loans and other information provided herein, and not based on any prior delinquency experience and loan loss and liquidation experience information set forth herein or any rate of prepayments assumed herein.

     In addition, the rate of delinquencies, defaults and losses with respect to the Home Loans will also be affected by, among other things, interest rate fluctuations and general and regional economic conditions. See 'Risk Factors--Additional Factors Affecting Delinquencies, Defaults and Losses on Home Loans' herein.


                              THE MASTER SERVICER

     Norwest will act as Master Servicer under the Sale and Servicing Agreement. Norwest is a national banking association with executive offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 and its master servicing offices are located at 11000 Broken Land Parkway, Columbia Maryland 21044.

     The Master Servicer is engaged in the business of master servicing, on behalf of third party investors, single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. As of June 30, 1997, the Master Servicer was master servicing more than 200,000 mortgage loans representing an aggregate outstanding principal balance of approximately $25 billion. No specific delinquency or foreclosure data relating to the Master Servicer's master servicing portfolio is provided herein because the Master Servicer has limited master servicing experience with respect to loans such as the Title I Loans and the Conventional Loans.

     The foregoing information regarding Norwest has been provided by Norwest and neither the Seller nor the Servicer makes any representations or warranties as to the accuracy and completeness of such information.

     The Master Servicer will be responsible for performing the loan servicing functions with respect to the Home Loans pursuant to the Sale and Servicing Agreement, but the daily loan servicing functions will be performed on its behalf by the Servicer. In consideration for the performance of its duties as Master Servicer under the Sale and Servicing Agreement, the Master Servicer will be entitled to a monthly fee (the 'Master Servicing Fee'), equal to 0.08% (8 basis points) per annum of the Pool Principal Balance (as adjusted for Liquidated Home Loans) as of the first day of the immediately preceding Due Period. In certain limited circumstances, the Master Servicer may resign or be removed, in which event a third-party servicer will be appointed as a successor Master Servicer.

                       DESCRIPTION OF CREDIT ENHANCEMENT

     Credit enhancement with respect to the Offered Securities will be provided by (A) the funds, if any, available in the Reserve Account; (B) the subordination of (i) the Residual Interest to the Certificates; (ii) the Certificates to the Notes; and (iii) the Class M-2 Notes and Class M-1 Notes, respectively, to each Class of Notes having a higher priority to the extent described below under '--Subordination and Allocation of Losses,' and (C) the overcollateralization feature described below under '--Overcollateralization.' The Offered Securities will NOT be insured by a financial guaranty insurance policy.

THE RESERVE ACCOUNT

     On the Closing Date, the Depositor will cause to be established a Reserve

Account for the benefit of the Security Owners. On the Closing Date, cash proceeds from the sale of the Offered Securities in the amount of the Initial Reserve Account Requirement will be deposited into the Reserve Account, which as of such date will equal approximately $1,800,000 or approximately 1% of the Initial Pool Principal Balance. On each Subsequent Transfer Date, the Reserve Account Subsequent Deposit will be deducted from the purchase price proceeds for such Subsequent Home Loans and will be deposited into the Reserve Account, which as of such date will be equal to 1% of the aggregate principal balances of the Subsequent Home Loans conveyed to the Issuer on such Subsequent Transfer Date. If all funds on deposit in the Pre-Funding Account at the end of the Funding Period have been used to purchase Subsequent Home Loans, the Reserve Account Requirement at such date will equal approximately $2,400,000. Assets on deposit in the Reserve Account will be available to the Indenture Trustee and the Owner Trustee for distribution to the Offered Securities on each Payment Date.

     After the Overcollateralization Amount reaches 7% of the Assumed Pool Principal Balance or $16,800,000 (the 'Interim Required Overcollateralization') then, assuming that sufficient amounts of Excess Spread are distributed as an additional reduction of the outstanding principal balances of the Offered Securities, each incremental increase in the Overcollateralization Amount in excess of the Interim Required Overcollateralization will cause a corresponding reduction in the Reserve Account Requirement, until the Reserve Account Requirement is reduced to zero.

     If the amount on deposit in the Reserve Account on any Payment Date (after giving effect to all deposits or withdrawals therefrom on such Payment Date) is greater than the Reserve Account Requirement for such Payment Date (such amount, the 'Excess Reserve Account Amount'), except as described below and subject to certain limitations, the Servicer will instruct the Indenture Trustee to distribute any Excess Reserve Account Amount to the holder of the Residual Interest. The Security Owners will not have any rights in, or claims to, such Excess Reserve Account Amounts.

     Amounts, if any, held from time to time in the Reserve Account will be held for the benefit of the Security Owners and, on each Payment Date, such amounts will be available for withdrawal to cover shortfalls in collections of principal and interest in respect of the Home Loans. After the payment in full, or the provision for such payment, of (i) all accrued and unpaid interest on the Offered Securities; (ii) the outstanding principal balance of the Offered Securities, and (iii) any Deferred Amounts or Loss Reimbursement Deficiencies, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the holder of the Residual Interest.

     The Reserve Account is intended to enhance the likelihood of receipt by the Security Owners of the full amount of principal and interest due them and to decrease the likelihood that the Security Owners will experience distribution delays or losses from delinquent and defaulted Home Loans. However, as described above, the Reserve Account will be depleted to the extent that amounts are withdrawn therefrom and applied as payments or distributions in respect of the Offered Securities and to the extent that the Reserve Account Requirement is reduced incrementally as the Overcollateralization Amount exceeds the Interim Required Overcollateralization. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Home Loans exceeds the amount of funds on deposit in the Reserve Account, the Security Owners will bear the risk of any delays and losses resulting from such shortfalls in collections on the Home Loans, unless such delays or losses are covered by any amounts available from the other credit enhancement supporting the Offered Securities.

SUBORDINATION AND ALLOCATION OF LOSSES

     On each Payment Date, payments of interest on the Notes will be made first to the Senior Notes, second to the Class M-1 Notes and third to the Class M-2 Notes, such that no interest will be paid on the Class M-1 Notes until all required interest payments have been made on the Senior Notes, and no interest will be paid on the Class M-2 Notes until all required payments have been made on the Senior Notes and the Class M-1 Notes. In addition, payments of principal of the Offered Securities will be made sequentially, such that on each Payment Date no Class of Notes will receive any payments of principal until the Class Principal Balances of all Classes of Notes of higher priority (in the case of the Class M-1 Notes, all Classes of Senior Notes, in the case of the Class M-2 Notes, the Class M-1 Notes and all Classes of Senior Notes and in the case of the Certificates, all

Classes of Notes) have received all required payments of principal. All Allocable Loss Amounts not applied to the Certificate Principal Balance of the Certificates as described below will be applied first in reduction of the Class Principal Balance of the Class M-2 Notes, and second in reduction to the Class Principal Balance of the Class M-1 Notes, until the respective Class Principal Balances thereof have been reduced to zero. Allocable Loss Amounts will not be applied to the Senior Notes. The rights of the holders of the Certificates to receive distributions of interest and principal on each Payment Date generally will be subordinated to the rights of the holders of the Notes to receive payments of interest and principal, respectively, on each Payment Date. In addition, no Allocable Loss Amounts will be applied to the reduction of the Class Principal Balance of any Class of Mezzanine Notes until the application thereof to the Certificate Principal Balance of the Certificates has reduced such Certificate Principal Balance to zero. The rights of the holders of the Residual Interest to receive any distributions on any Payment Date generally will be subordinated to the rights of the Security Owners. The subordination described above is intended to enhance the likelihood of the regular receipt of interest and principal due to the holders of certain Classes of Offered Securities and to afford such holders protection against losses on the Home Loans, with the greatest amount of such enhancement and protection being provided to the Senior Notes, a lesser amount of such enhancement and protection being provided to the Mezzanine Notes and the least amount of such enhancement and protection being provided to the Certificates. See 'Risk Factors--Adequacy of Credit Enhancement' herein.

     On each Payment Date, the 'Allocable Loss Amount' will be equal to the excess, if any, of (a) the aggregate of the outstanding principal balances of the Offered Securities (after giving effect to all payments and distributions on such Payment Date) over (b) the sum of (i) the Pool Principal Balance as of the end of the preceding Due Period; (ii) the amount, if any, on deposit in the Pre-Funding Account on such Payment Date (after giving effect to all withdrawals from such account on such Payment Date) and (iii) the amount, if any, on deposit in the Reserve Account on such Payment Date (after giving effect to all withdrawals from such account on such Payment Date). As described herein, the 'Pool Principal Balance' at any time will be equal to the aggregate of the Principal Balances of all Home Loans as of the last day of the immediately preceding Due Period, and the 'Principal Balance' of a Home Loan on any day is equal to its Cut-Off Date Principal Balance minus all principal reductions credited against the Principal Balance of such Home Loan since the Cut-Off Date; provided, however, that the Principal Balance of a Liquidated Home Loan shall be zero.

OVERCOLLATERALIZATION

     For the definitions of certain of the capitalized terms used in the following subsection, see 'Description of the Offered Securities--Related Definitions' below.

     As of each Payment Date, the 'Overcollateralization Amount' will be an amount (not less than zero) equal to the excess of (a) the sum of (i) the Pool Principal Balance as of the end of the preceding Due Period; (ii) the amount, if any, on deposit in the Pre-Funding Account as of the end of such Due Period and
(iii) the amount, if any, on deposit in the Reserve Account as of the end of such Due Period over (b) the aggregate of the Class Principal Balances of all Classes of Notes and the Certificate Principal Balance of the Certificates, after giving effect, unless otherwise specified, to all payments on the Notes and distributions in respect of the Certificates and the Residual Interest on such Payment Date. On the Closing Date, the Overcollateralization Amount will be equal to zero. A limited acceleration of the principal amortization of the Offered Securities relative to the principal amortization of the Home Loans has been designed to increase the Overcollateralization Amount over time by making additional sequential payments and distributions of principal to the Security Owners from the payment of Excess Spread, until the Overcollateralization Amount is equal to the Required Overcollateralization Amount. The 'Required Overcollateralization Amount' for any Payment Date occurring prior to the Overcollateralization Stepdown Date will equal the greater of (a) 8% of the Assumed Pool Principal Balance and (b) the Net Delinquency Calculation Amount. On any other Payment Date, the Required Overcollateralization Amount will be equal to the greater of (a) 16% of the Pool Principal Balance as of the end of the preceding Due Period and (b) the Net Delinquency Calculation Amount; provided however, that on any Payment Date the Required Overcollateralization Amount will in no event be less than 0.50% of the Assumed Pool Principal Balance. The 'Net Delinquency Calculation Amount' for any Payment Date will equal the excess, if any, of (i) the product of 2.5 and the Rolling Six-Month Delinquency Average over (ii) the aggregate amounts of Excess Spread for the three preceding Payment Dates. The 'Rolling Six-Month Delinquency Average' for any Payment Date will equal the average of the 60-Day Delinquency Amounts for each of the six immediately preceding Due Periods. Assuming that sufficient amounts of Excess Spread are distributed as an additional reduction of the Class Principal

Balances of the Notes and the Certificate Principal Balance of the Certificates, the Overcollateralization Amount will eventually replace the Reserve Account as credit enhancement for the Offered Securities. Amounts on deposit in the Reserve Account will be reduced to zero by a proportionate reduction of the Reserve Account Requirement for each increase of the Overcollateralization Amount over the Interim Required Overcollateralization until the Overcollateralization Amount is equal to the Required Overcollateralization Amount and the Reserve Account Requirement is reduced to zero.

     If on any Payment Date, an Overcollateralization Deficiency Amount exists, payments of Excess Spread, if any, with respect to such Payment Date will be applied to make additional payments or distributions of principal to the Offered Securities in the order of priority set forth under 'Description of the Offered Securities--Payments and Distributions on the Offered Securities' herein. Such payments of Excess Spread are intended to accelerate the amortization of the Class Principal Balances of all Classes of Notes and the Certificate Principal Balance of the Certificates relative to the amortization of the Home Loans, thereby increasing the Overcollateralization Amount until such amount reaches the Required Overcollateralization Amount. The relative percentage of the aggregate of the Class Principal Balances of all Classes of Notes and the Certificate Principal Balance of the Certificates to the Pool Principal Balance will decrease as a result of the application of such Excess Spread to reduce the Class Principal Balance of the Notes and the Certificate Principal Balance of the Certificates.

     On any Payment Date with respect to which the Overcollateralization Deficiency Amount is equal to zero, Excess Spread otherwise payable or distributable to the Security Owners as described above will instead be paid, first, to the Mezzanine Notes in payment of their respective Deferred Amounts, if any, until such Deferred Amounts have been paid in full, then to the Certificates in respect of any Loss Reimbursement Deficiency, if any, until such Loss Reimbursement Deficiency has been paid in full, then to the holders of the Residual Interest. On the Overcollateralization Stepdown Date and on each Payment Date thereafter as to which the Overcollateralization Amount is, or after taking into account all other payments to be made on such Payment Date, would be at least equal to the Required Overcollateralization Amount, amounts otherwise payable as principal to the Security Owners on such Payment Date in reduction of the Class Principal Balances of the Notes or the Certificate Principal Balance of the Certificates may instead be paid, first, to the Class M-1 Notes and the Class M-2 Notes, in that order, in payment of their respective Deferred Amounts, until such Deferred Amounts have been paid in full, then, to the Certificates in payment of any Loss Reimbursement Deficiency, until such Loss Reimbursement Deficiency has been paid in full, and then to the holders of the Residual Interest, thereby reducing the rate of and under certain circumstances delaying the principal amortization of the Offered Securities until the Overcollateralization Amount is reduced to the Required Overcollateralization Amount. Notwithstanding the foregoing, on any Payment Date on which a Trigger Event has occurred, the Excess Spread, if any, will be paid to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, in that order, until their respective Class Principal Balances are reduced to zero, without regard to the Senior Optimal Principal Balance. Any Excess Spread remaining after the Class Principal Balances of all Classes of Senior Notes have been reduced to zero on such Payment Date will be available for payment or distributions to the Certificates and the Mezzanine Notes as described above.


     While the payment and distribution of Excess Spread to the Security Owners and the holders of the Residual Interest in the manner specified above has been designed to produce and maintain a given level of overcollateralization, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that such overcollateralization level will be achieved or maintained at all times. In particular, a high rate of delinquencies on the Home Loans during any Due Period could cause the amount of interest received on the Home Loans during such Due Period to be less than the amount of interest payable or distributable on the Offered Securities on the related Payment Date. In such a case, the Class Principal Balances of the Notes and the Certificate Principal Balance of the Certificates would decrease at a slower rate relative to the Pool Principal Balance, resulting in a reduction of the Overcollateralization Amount and, in some circumstances, an Allocable Loss Amount. In addition, loan losses on the Home Loans will be applied to reduce the Overcollateralization Amount to zero before Allocable Loss Amounts are applied in reduction of the Certificate Principal Balance of the Certificates or the Class Principal Balances of the Mezzanine Notes. See 'Risk Factors--Adequacy of Credit Enhancement' herein.

FHA INSURANCE FOR TITLE I LOANS

     General. Under the Title I coinsurance program (the 'Title I Program') and subject to the regulations, rules and procedures promulgated by the FHA (the 'FHA Regulations'), approved lenders ('Title I Lenders') may obtain insurance payments against approximately 90% of certain losses incurred with respect to eligible Title I loans up to the amount of insurance in such Title I Lender's FHA insurance coverage reserve account (such account, an 'FHA Reserve'). Under the Title I Program, the FHA maintains an FHA Reserve for each Title I Lender and the amount of insurance therein is limited to a maximum of 10% of the amount disbursed, advanced or expended by the Title I Lender in originating or purchasing each eligible loan registered with the FHA for Title I insurance, with certain adjustments permitted or required by the FHA Regulations. The FHA will recognize the FHA Insurance Holder as the owner of the Title I Loans for purposes of the related FHA Insurance Amount. The FHA will not recognize the Depositor, the Trust or the Security Owners as the owners of the Title I Loans, or any portion thereof, and the Security Owners will not be entitled to submit FHA Claims to the FHA, but will be dependent upon the FHA Insurance Holder and the FHA Claims Administrator to submit, process and administer FHA Claims with respect to the Title I Loans. Accordingly, the Trust and the Security Owners will have no direct right to receive FHA Insurance Proceeds with respect to the Title I Loans. See 'Risk Factors--Adequacy of Credit Enhancement--Additional Limitations on FHA Insurance' and 'Certain Legal Aspects of the Title I Loans' herein.

     Although Title I loans are available for several types of properties, the Title I Loans will include primarily one- to four-family property improvement loans. A majority of the Title I Loans included in the Initial Home Loan Pool will be direct loans, as a result of the inclusion of the Title I Loans purchased by the Transferor from unaffiliated lenders. A portion of the Title I Loans among the Initial Home Loans will be dealer loans. For a general description of the Title I Program and the FHA Insurance provided thereunder for the Title I Loans see 'Certain Legal Aspects of the Title I Program' herein.

     Transfer of FHA Insurance. To accomplish the transfer of the FHA Insurance Amount for the Title I Loans, as soon as practicable after the Closing Date, the Transferor will prepare and submit a Transfer Report to the FHA regarding the assignment of legal title to the Title I Loans to the FHA Insurance Holder at such time as the Transferor has determined that the FHA has registered substantially all of the insurance coverage for the Title I Loans within the Transferor's FHA Reserve, including such insurance for any Title I Loans acquired from any other Title I Lenders. The Transferor will convey its beneficial ownership interest in such FHA insurance coverage for the Title I Loans to the Depositor and in turn to the Trust, however, for purposes of the records of the FHA, such FHA insurance coverage will be recorded in the FHA Reserve for the FHA Insurance Holder. See 'Summary of Terms--Servicing of the Home Loans and FHA Claims Administration' herein. On each Transfer Date, the FHA Claims Administrator, on behalf the FHA Insurance Holder will allocate on the FHA Insurance Holder's books and records that portion of the insurance coverage within the FHA Insurance Holder's FHA Reserve equal to the FHA Insurance Amount transferred by the FHA with respect to the related Title I Loans as available for FHA Claims relating to the Title I Loans. Also, as soon as practicable after the final Transfer Date, the FHA Insurance Holder or the FHA Claims Administrator is required to certify to the Rating Agencies and the Indenture Trustee as to the actual amount of the initial FHA Insurance Amount. With respect to the transfer of the FHA Insurance Amount, see 'Risk Factors--Adequacy of Credit Enhancement' and 'Certain Legal Aspects of the Title I Program' herein.

     The FHA Insurance Amount to be transferred from the Transferor's FHA Reserve to the FHA Insurance Holder's FHA Reserve for the Title I Loans is expected to equal not less than 10% of the Cut-Off Date Principal Balances of the Title I Loans that are expected to be conveyed to the Trust including any Subsequent Home Loans. If the FHA Insurance Amount so transferred is less than 10% of the Cut-Off Date Principal Balances of the Title I Loans that are actually conveyed to the Trust, then the Required Overcollateralization Level will be increased by the amount of such shortfall.

     On the final Transfer Date, the FHA Insurance Amount will be the maximum amount of insurance coverage in the FHA Insurance Holder's FHA Reserve that will be available for the submission of claims on the Title I

Loans, and thereafter, such FHA Insurance Amount will be decreased as a result of payments by the FHA in respect of FHA Claims submitted for the Title I Loans after the Transfer Dates and as a result of the repurchase or substitution of Title I Loans by the Transferor. Except in connection with the conveyance to the Trust of any Subsequent Home Loans that are Title I Loans and the substitution of Title I Loans, the FHA Insurance Amount for the Title I Loans will not be increased for any other Title I loans, either previously or subsequently owned by the Seller and reported for insurance in the FHA Insurance Holder's FHA Reserve.

     On the final Transfer Date, the amount of FHA insurance coverage that will have been transferred from the Transferor's FHA Reserve to the FHA Insurance Holder's FHA Reserve may be less than 10% of the aggregate unpaid principal balance or Transferor's purchase price of the Title I Loans, since Title I claims may have been paid out of the Transferor's FHA Reserve in respect of Title I Loans prior to the final Transfer Date. However, if individual Title I Loans are repurchased from the Trust by the Transferor or the Servicer, then with respect to any individual Title I Loan, the amount of FHA insurance coverage that will be transferred from the FHA Insurance Holder's FHA Reserve, in all likelihood, will equal 10% of the unpaid principal balance or the purchase price, if less, of such Title I Loans until such time as the Seller's FHA Reserve has been reduced to a balance which is less than 10% of the aggregate unpaid principal balance or purchase price, if less, of the Title I Loans. Accordingly, the transfer of insurance coverage from the Seller's FHA Reserve as the result of the repurchase of Title I Loans may cause a disproportionately larger reduction to the FHA Insurance Amount for each individual Title I Loan, and if a significant amount of Title I Loans are repurchased, the transfer of FHA reserve amounts could result in a substantial reduction of the FHA Insurance Amount and the relative percentage of such FHA Insurance Amount to the principal balance of the remaining Title I Loans.

     The Sale and Servicing Agreement provides that the FHA Claims Administrator then acting as its agent and attorney-in- fact shall submit an FHA Claim with respect to any Title I Loan that goes into default if the default cannot be cured. If, as a result of the delay in the transfer of the FHA Insurance described above, the FHA Insurance is not available with respect to any defaulted Title I Loan at the time it goes into default, then the amount required to make interest payments to the Security Owners with respect to the principal amount thereof, until such FHA Insurance becomes available and a claim for insurance can be made, if at all, will be paid from other amounts, if any, available in the Note Payment Account.

     Submission of FHA Claims. The FHA Insurance Holder and the Indenture Trustee will contract with the Servicer to serve as FHA Claims Administrator and as such to handle all aspects of administering, processing and submitting FHA Claims with respect to the Title I Loans, in the name and on behalf of the FHA Insurance Holder. The Servicer (acting as FHA Claims Administrator) will file all FHA Claims and monitor the FHA Insurance Amount with respect to the Title I Loans. In the event it is determined that any FHA Claims Administrator is no longer able to perform its duties, the Indenture Trustee or its designee will perform the obligations and duties of the FHA Claims Administrator until a successor has assumed the FHA Claims Administrator's responsibilities and obligations under the Sale and Servicing Agreement. The Servicer will not be entitled to any additional compensation for performing its duties as FHA Claims Administrator. However, in the event that the Servicer resigns or is terminated as FHA Claims Administrator and a successor FHA Claims Administrator is appointed, such successor FHA Claims Administrator will be entitled to receive a per claim fee equal to the greater of (i) $300 per Title I Insurance claim or
(ii) the then current market rate for processing Title I Insurance claims, payable from the Servicing Fee.


     If (a) the FHA Insurance Holder were to hold loans insured under the Title I Program on behalf of another trust, (b) the FHA were to determine that insurance claims were paid in respect of loans ineligible for insurance that related to such other trust fund and (c) such other trust, on behalf of the FHA Insurance Holder, was unable or otherwise failed to repurchase the ineligible loans, then the FHA could offset the amount of the repurchase obligation against insurance proceeds payable with respect to one or more Title I Loans. If the FHA Insurance Holder or the FHA Claims Administrator were unable to recover the amount of such offset from the other trust, the Trust could experience a loss as a result. Accordingly, claims paid to the FHA Insurance Holder or the FHA Claims Administrator by the FHA with respect to Title I loans other than the Title I Loans may reduce the FHA Insurance Amount.

     In no event will the FHA Insurance Holder or any FHA Claims Administrator submit any FHA Claim if the amount of such FHA Claim would exceed the FHA Insurance Amount. In addition, the FHA Insurance Holder or any FHA Claims Administrator will not submit any claim for FHA insurance relating to a Title I loan not part of the assets of the Trust if the effect thereof would be to reduce the FHA Insurance Amount.

                      POOL FACTORS AND TRADING INFORMATION

     The 'Note Pool Factor' for each Class of Notes will be a seven-digit decimal which the Indenture Trustee will compute prior to each distribution with respect to such Class of Notes indicating the remaining outstanding principal balance of such Class of Notes, as of the applicable Payment Date (after giving effect to payments to be made on such Payment Date), as a fraction of the initial outstanding principal balance of such Class of Notes. The 'Certificate Pool Factor' for the Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to the Certificates indicating the remaining Certificate Principal Balance of the Certificates, as of the applicable Payment Date (after giving effect to distributions to be made on such Payment Date), as a fraction of the initial Certificate Principal Balance of such Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Notes, or the reduction of the Certificate Principal Balance of the Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related Class of Notes is the product of
(i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Principal Balance for the Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.

                     DESCRIPTION OF THE OFFERED SECURITIES

GENERAL


     The PSB Lending Home Loan Owner Trust 1997-3 (the 'Trust') will issue the Notes pursuant to the Indenture dated as of September 1, 1997, between the Trust and the Indenture Trustee. The Trust will also issue the Certificates pursuant to the terms of a Trust Agreement dated as of September 1, 1997, among the Depositor, the Owner Trustee, the Co-Owner Trustee and the Affiliated Holder. The Notes will be secured by the assets of the Trust pursuant to the Indenture. The Certificates will represent an undivided ownership interest in the Trust.

     On the 20th day of each month, or, if such day is not a Business Day, the first Business Day immediately following, commencing in October 1997 (each such date, a 'Payment Date'), the Indenture Trustee or its designee and the Owner Trustee or its designee will pay or distribute to the persons in whose names the Notes and Certificates, respectively, are registered on the last day of the month immediately preceding the month of the related Payment Date (the 'Record Date'), the portion of the aggregate payment to be made to each Noteholder and of the aggregate distribution to be made to each Certificateholder as described below. Prior to Book Entry Termination, distributions on the Book Entry Certificates will be made to Security Owners only through DTC and its DTC Participants.

     Beneficial ownership interests in each Class of Notes will be held in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. Beneficial ownership interests in the Certificates will also be held in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

BOOK-ENTRY REGISTRATION

     Each Class of Offered Securities will be represented by one or more certificates registered in the name of Cede & Co. ('Cede'), as nominee of DTC. Security Owners may hold beneficial interests in Offered Securities through DTC directly if they are participants of DTC, or indirectly through organizations which are participants of DTC.

     No Security Owner will be entitled to receive a certificate representing such person's interest in the Offered Securities, except as set forth below. Unless and until Offered Securities of a Class are issued in fully registered certificated form ('Definitive Securities') under the limited circumstances described below, all references herein to actions by Noteholders, Certificateholders or Security Owners shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to

Noteholders, Certificateholders or Security Owners shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Offered Securities, for distribution to Security Owners in accordance with DTC procedures. As such, it is anticipated that the only Noteholder, Certificateholder or Security Owner will be Cede, as nominee of DTC. Security Owners will not be recognized by the Indenture Trustee or the Owner Trustee as Noteholders, Certificateholders or Security Owners as such terms will be used in the relevant agreements, and Security Owners will only be permitted to exercise the rights of holders of Offered Securities of the related Class indirectly through DTC and DTC Participants, as further described below.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a 'banking organization' within the meaning of the New York Banking Law, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York UCC and a 'clearing agency' registered pursuant to Section 17A of the Exchange Act. DTC was created to hold sections for its participating members ('DTC Participants') and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Offered Securities of any Class. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (the 'Indirect DTC Participants'). The rules applicable to DTC and DTC Participants are on file with the Commission.

     Security Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Securities may do so only through DTC Participants and Indirect DTC Participants. DTC Participants will receive a credit for the Offered Securities on DTC's records. The ownership interest of each Security Owner will in turn be recorded on respective records of the DTC Participants and Indirect DTC Participants. Security Owners will not receive written confirmation from DTC of their purchase, but Security Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the Security Owner entered into the transaction. Transfers of ownership interests in the Offered Securities of any Class will be accomplished by entries made on the books of DTC Participants acting on behalf of Security Owners.

     To facilitate subsequent transfers, all Offered Securities deposited by DTC Participants with DTC will be registered in the name of Cede, a nominee of DTC. The deposit of Offered Securities with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC will have no knowledge of the actual Security Owners and its records will reflect only the identity of the DTC Participants to whose accounts such Offered Securities are credited, which may or may not be the Security Owners. DTC Participants and Indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers. While the Offered Securities are held in book-entry form, Security Owners will not have access to the list of Security Owners, which may impede the ability of Security Owners to communicate with each other.

     Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to Security Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.


     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Offered Securities and is required to receive and transmit distributions of principal of and interest on the Offered Securities. DTC Participants and Indirect DTC Participants with which Security Owners have accounts with respect to the Offered Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

     DTC's practice is to credit DTC Participants' accounts on each Distribution Date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC Participants and Indirect DTC Participants to Security Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in 'street name,' and will be the responsibility of such DTC Participant and not of DTC, the Indenture Trustee or Owner-Trustee (or any paying agent appointed thereby), the Depositor or the Servicer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of and interest on each Class of Offered Securities to DTC will be the responsibility of the Indenture Trustee, Co-Owner Trustee or Owner Trustee (or any paying agent), disbursement of such payments to DTC Participants will be the responsibility of DTC and disbursement of such payments to the related Security Owners will be the responsibility of DTC Participants and Indirect DTC Participants. As a result, under the book-entry format, Security Owners may experience some delay in their receipt of payments. DTC will forward such payments to its DTC Participants which thereafter will forward them to Indirect DTC Participants or Security Owners.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Security Owner to pledge Offered Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Offered Securities, may be limited due to the lack of a physical certificate for such Offered Securities.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Security Owner only at the direction of one or more DTC Participants to whose account with DTC the Offered Securities are credited. Additionally, DTC has advised the Depositor that it will take such actions with respect to specified percentages of the Security Owners' interest only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests.

     Neither DTC nor Cede will consent or vote with respect to the Offered Securities. Under its usual procedures, DTC will mail an 'Omnibus Proxy' to the

Indenture Trustee or Owner Trustee as soon as possible after any applicable Record Date for such a consent or vote. The Omnibus Proxy will assign Cede's consenting or voting rights to those DTC Participants to whose accounts the related Offered Securities are credited on that record date (which record date will be identified in a listing attached to the Omnibus Proxy).

DEFINITIVE SECURITIES

     The Notes and the Certificates will be issued in the form of Definitive Securities to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Offered Securities and the Depositor is unable to locate a qualified successor
(ii) the Depositor, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default with respect to such Offered Securities, holders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, acting together as a single Class, advise the Indenture Trustee or the Owner Trustee, as applicable, through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Offered Securities.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Owner Trustee or Indenture Trustee will be required to notify all applicable Security Owners through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Offered Securities and receipt of instructions for re-registration, the Owner Trustee or Indenture Trustee will reissue such Offered Securities as Definitive Securities to such Security Owners.

     Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by or on behalf of the Indenture Trustee or the Owner Trustee, as applicable, in accordance with the procedures set forth in the Indenture or the Trust Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Security Owners. The applicable Trustee will provide such notice to the applicable

Security Owners not less than 15 nor more than 30 days prior to the date on which such final distribution is expected to occur.

     Definitive Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

PAYMENTS AND DISTRIBUTIONS ON THE OFFERED SECURITIES

     For the definitions of certain of the capitalized terms used in the following subsection, see '--Related Definitions' below.

     Available Collection Amount. Payments and distributions on the Offered Securities on each Payment Date will be made from the Available Collection Amount. The Indenture Trustee will calculate the Available Collection Amount on the 5th Business Day prior to each Payment Date (each such day, a 'Determination Date'). With respect to each Payment Date, the 'Available Collection Amount' is the sum of (i) all amounts received in respect of the Home Loans or paid by the Servicer, the Transferor or the Seller (exclusive of amounts not required to be deposited in the Collection Account), during the related Due Period (and, in the case of amounts required to be paid by the Transferor in connection with the purchase or substitution of a Defective Home Loan, deposited in the Collection Account on or before the related Determination Date), as reduced by any portion thereof that may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to
Section 362 of the United States Bankruptcy Code; (ii) in the case of a Payment Date relating to a Due Period that ends prior to the end of the Funding Period, an amount from the Capitalized Interest Account sufficient to fund any shortfall in the Interest Payment Amount attributable to the amounts in the Pre-Funding Account; (iii) in the case of the Payment Date following the Due Period in which the Funding Period ends, amounts, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of reinvestment income, which must be transferred to the Capitalized Interest Account); (iv) any amounts then on deposit in the Reserve Account, and (v) with respect to the final Payment Date, or an early retirement of the Offered Securities by the Affiliated Holder or the Master Servicer, the Termination Price or the proceeds from the sale of the Home Loans.

     Payments and Distributions of Interest. Interest on the Class Principal Balance of each Class of Notes and the Certificate Principal Balance of the Certificates will accrue during the Due Period at the respective per annum Note Interest Rates or Pass-Through Rate, as applicable, and will be payable to the holders of the Offered Securities on each Payment Date, commencing in October 1997. Interest on each Class of Notes and the Certificates will be calculated on the basis of a 360-day year of twelve 30-day months.

     Payments and distributions of interest on the Offered Securities will be made from the Available Collection Amount remaining after the payment of the Trust Fees and Expenses (such remaining amount, the 'Available Funds'). On each Payment Date, interest payments will be made first, to the Classes of Senior Notes, pro rata, second, to the Class M-1 Notes, third, to the Class M-2 Notes and fourth, interest will be distributed to the Certificates. Under certain circumstances the amount available for interest payments and distributions on any Payment Date could be less than the amount of interest payable on all of the Offered Securities on such date. Such an interest shortfall could occur, for example, if delinquencies or losses realized on the Home Loans were exceptionally high or were concentrated in a particular month. In such event, any such interest deficiency with respect to any Class of Notes or the Certificates will be carried forward as a Noteholders' Interest Carry-Forward Amount or a Certificateholders' Interest Carry-Forward Amount, as applicable, and will be paid or distributed to holders of each affected Class of Notes or Certificates on subsequent Payment Dates to the extent that sufficient funds are available therefor. The Issuer will remain obligated to pay interest deficiencies on the Notes that are carried forward until such deficiencies have been paid; provided that such obligation shall be a nonrecourse obligation of the Issuer. See 'Rights of Noteholders Upon Occurrence of Event of Default' herein.

     Payments and Distributions of Principal. Payments and distributions of principal will be made to the holders of the Offered Securities on each Payment Date in an amount generally equal to the excess of (a) the sum of (i) the Regular Principal Payment Amount and (ii) any Excess Spread for such Payment Date paid or distributed to Security Owners as described below, over (b) the Overcollateralization Surplus Amount, if any. Furthermore, in the case of the Payment Date following the Due Period in which the Funding Period ends, if the amount remaining in the Pre-Funding Account at the end of the Funding Period (net of reinvestment income, which shall be transferred to the Capitalized Interest Account) is greater than $100,000, such amount will be paid or distributed to reduce, on a pro rata basis, the outstanding Class Principal Balances of each Class of Notes and the Certificate Principal Balance of the Certificates. If such amount is less than or equal to $100,000, such amount will be paid sequentially to each Class of Notes to reduce the respective Class Principal Balances thereof. Notwithstanding the foregoing, if an event of default has occurred under the Indenture, such remaining amount will be included in the Regular Principal Payment Amount and will be paid on a pro rata basis to the Classes of Notes in reduction of their Class Principal Balances. Principal payments on the Notes will be made from the Available Funds remaining after the payment of the Noteholders' Interest Payable Amount.

     On each Payment Date, principal distributions on the Certificates will be made from the Available Funds remaining after all principal and interest payable on the Notes on such Payment Date has been paid in full.

     PAYMENT AND DISTRIBUTION PRIORITIES

     A. On each Payment Date, the Regular Payment Amount will be applied in the following order of priority:

          (i) to pay to the holders of the Senior Notes, pro rata, the applicable portion of the Noteholders' Interest Payable Amount required to be paid in respect of the Senior Notes;

          (ii) to pay to the holders of the Class M-1 Notes the applicable portion of the Noteholders' Interest Payable Amount required to be paid in respect of the Class M-1 Notes on such Payment Date;

          (iii)  to pay to the holders of the Class M-2 Notes the applicable portion of the Noteholders' Interest Payable Amount required to be paid in respect of the Class M-2 Notes on such Payment Date;

          (iv) to distribute to the holders of the Certificates, the Certificateholders' Interest Distributable Amount for such Payment Date;

          (v) to pay to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, in that order, the amount necessary to reduce the aggregate of the Class Principal Balances of the Senior Notes to the Senior Optimal Principal Balance;

          (vi) to pay to the holders of the Class M-1 Notes the amount necessary to reduce the Class Principal Balance thereof to the Class M-1 Optimal Principal Balance;

          (vii) to pay to the holders of the Class M-2 Notes the amount necessary to reduce the Class Principal Balance thereof to the Class M-2 Optimal Principal Balance;

          (viii) to distribute to the holders of the Certificates the amount necessary to reduce the Certificate Principal Balance of the Certificates to the Certificate Optimal Principal Balance;

          (ix) to pay to the holders of the Class M-1 Notes, the Class M-2 Notes, in that order, their respective Deferred Amounts, if any, until such Deferred Amounts have been paid in full;

          (x) to distribute to the holders of the Certificates amounts in respect of the Loss Reimbursement Deficiency, if any, until such Loss Reimbursement Deficiency has been paid in full; and

          (xi) to distribute any remaining amount to the holders of the Residual Interest.

     Notwithstanding the foregoing, on any Payment Date on which a Trigger Event has occurred, all of the Regular Payment Amount remaining after the payments and distributions set forth in items (i) through (iv) of subsection A. above have been made shall be paid to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, in that order, until their respective Class Principal Balances are reduced to zero, without regard to the Senior Optimal Principal Balance. Any Regular Payment Amount remaining after the Class Principal Balances of all Classes of Senior Notes have been reduced to zero on such Payment Date shall be paid or distributed pursuant to items (vi) through (ix) of subsection
A. above.

     B. On each Payment Date, the Excess Spread, if any, will be paid or distributed in the following order of priority (in each case after giving effect to all payments and distributions specified in paragraph A. above):

     (i)  in an amount equal to the Overcollateralization Deficiency Amount, if any, as follows:

          (A) to pay to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, in that order, the amount necessary to reduce the aggregate of the Class Principal Balances of the Senior Notes to the Senior Optimal Principal Balance;

          (B) to pay to the holders of the Class M-1 Notes the amount necessary to reduce the Class Principal Balance thereof to the Class M-1 Optimal Principal Balance;

          (C) to pay to the holders of the Class M-2 Notes the amount necessary to reduce the Class Principal Balance thereof to the Class M-2 Optimal Principal Balance;

          (D) to distribute to the holders of the Certificates, the amount necessary to reduce the Certificate Principal Balance thereof to the Certificate Optimal Principal Balance;

     (ii) to pay to the holders of the Class M-1 Notes and the Class M-2 Notes, in that order, their respective Deferred Amounts, if any, until such Deferred Amounts have been paid in full;

     (iii) to distribute to the holders of the Certificates amounts in respect of the Loss Reimbursement Deficiency, if any, until such Loss Reimbursement Deficiency has been paid in full;

     (iv) to reimburse the Master Servicer or the Servicer for any Servicing Advances previously made by the Master Servicer or the Servicer and not previously reimbursed (the 'Servicing Advance Reimbursement Amount'); and

     (v) to distribute any remaining amount to the holders of the Residual Interest.

     Notwithstanding the foregoing, on any Payment Date on which a Trigger Event has occurred, the Excess Spread, if any, will be paid to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, in that order, until their respective Class Principal Balances are reduced to zero, without regard to the Senior Optimal Principal Balance. Any Excess Spread remaining after the Class Principal Balances of all Classes of Senior Notes have been reduced to zero on such Payment Date shall be paid or distributed pursuant to items (i) through
(iv) of subsection B. above.

RELATED DEFINITIONS

     '60-Day Delinquency Amount' means, with respect to any Due Period, the aggregate of the Principal Balances of all Home Loans that are 60 or more days delinquent in the scheduled monthly payments of principal and interest, in foreclosure or REO Property as of the end of such Due Period, excluding any Liquidated Home Loan.

     'Assumed Pool Principal Balance' means, as of any date of determination, the sum of (i) the Initial Pool Principal Balance; (ii) the Cut-Off Date Principal Balance of each Subsequent Home Loan and (iii) the amount, if any, on deposit in the Pre-Funding Account as of such date (not including any such amount representing investment earnings).

     'Business Day' means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York City or in the city in which the corporate trust office of the Indenture Trustee or the servicing office of the Master Servicer or the Servicer is located are authorized or obligated by law or executive order to be closed.

     'Certificateholders' Interest Carry-Forward Amount' means, with respect to any Payment Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Payment Date and any outstanding Certificateholders' Interest Carry-Forward Amount on such preceding Payment Date, over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Payment Date.

     'Certificateholders' Interest Distributable Amount' means, with respect to any Payment Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Payment Date and the Certificateholders' Interest Carry-Forward Amount for such Payment Date; provided however, that on the Payment Date, if any, on which the Certificate Principal Balance of the Certificates is reduced to zero through application of the Allocable Loss Amount, the amount of the Certificateholders' Interest Distributable Amount will be equal to the Certificateholders' Interest Distributable Amount calculated without giving effect to this proviso, minus the portion, if any, of the Allocable Loss Amount that otherwise would be applied to the Classes of Mezzanine Notes on such date in the absence of this proviso.

     'Certificateholders' Monthly Interest Distributable Amount' means, with respect to any Payment Date, interest accrued for the related Due Period at the Pass Through Rate on the Certificate Principal Balance immediately preceding such Payment Date (or, in the case of the first Payment Date, on the Closing
Date).

     'Certificate Optimal Principal Balance' means, with respect to any Payment Date prior to the Overcollateralization Stepdown Date, zero; and with respect to any other Payment Date, the Pool Principal Balance as of the preceding Determination Date minus the sum of (i) the aggregate of the Class Principal Balances of the Notes (after taking into account any payments made on such Payment Date in reduction of the Class Principal Balances thereof) and (ii) the Required Overcollateralization Amount for such Payment Date.

     'Class M-1 Optimal Principal Balance' means, with respect to any Payment Date prior to the Overcollateralization Stepdown Date, zero; and with respect to any other Payment Date, the Pool Principal Balance as of the preceding Determination Date minus the sum of (i) the aggregate of the Class Principal Balances of the Senior Notes (after taking into account payments made on such Payment Date in reduction of the Class Principal Balances thereof) and (ii) the greater of (x) 34.00% of the Pool Principal Balance as of the preceding Determination Date plus the Required Overcollateralization Amount for such Payment Date (calculated without giving effect to the proviso in the definition thereof) and (y) 0.50% of the Assumed Pool Principal Balance.

     'Class M-2 Optimal Principal Balance' means, with respect to any Payment Date prior to the Overcollateralization Stepdown Date, zero; and with respect to any other Payment Date, the Pool Principal Balance as of the preceding Determination Date minus the sum of (i) the aggregate of the Class Principal Balances of each Class of Senior Notes and the Class M-1 Notes (after taking into account any payments made on such Payment Date in reduction of such Class Principal Balances) and (ii) the greater of (x) 20.00% of the Pool Principal Balance as of the preceding Determination Date plus the Required Overcollateralization Amount for such Payment Date (calculated without giving effect to the proviso in the definition thereof) and (y) 0.50% of the Assumed Pool Principal Balance.

     'Deferred Amount' means, as of any Payment Date and as to any Class of Mezzanine Notes, the amount of Allocable Loss Amounts previously applied in reduction of the Class Principal Balance thereof (and not previously reimbursed) plus interest accrued on the unreimbursed portion thereof at the applicable Note Interest Rate from the Payment Date when so applied through the end of the Due Period immediately preceding such Payment Date.

     'Excess Spread' means, with respect to any Payment Date, the excess of (a) the Available Funds over (b) the Regular Payment Amount.

     'Insurance Proceeds' on each Payment Date will be equal to, with respect to any Home Loan, the proceeds paid to the Indenture Trustee or the Servicer by any insurer pursuant to any insurance policy covering a Home Loan, Mortgaged Property or REO Property or any other insurance policy that relates to a Home Loan, net of any expenses which are incurred by the Indenture Trustee or the Servicer in connection with the collection of such proceeds and not otherwise reimbursed to the Indenture Trustee or the Servicer, but excluding any FHA Insurance Proceeds and proceeds of any insurance policy that are to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with customary loan servicing procedures.

     'Liquidated Home Loan' is a defaulted Home Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received, which will be deemed to occur upon the earlier of: (a) the liquidation of the related Mortgaged Property acquired through foreclosure or similar proceedings; (b) the Servicer's determination in accordance with customary servicing practices that no further amounts are collectible from the Home Loan and any related security, or (c) any portion of a scheduled monthly payment of principal and interest is in excess of 180 days past due.

     'Loss Reimbursement Deficiency' means, as of any date of determination and as to the Certificates, the amount of Allocable Loss Amounts applied to the reduction of the Certificate Principal Balance thereof.


     'Net Delinquency Calculation Amount' means with respect to any Payment Date, the excess, if any, of (a) the product of 2.5 and the Rolling Six-Month Delinquency Average over (b) the aggregate of the amounts of Excess Spread for the three preceding Payment Dates.

     'Net Liquidation Proceeds' on each Payment Date will be equal to any cash amounts received from Liquidated Home Loans, whether through trustee's sale, foreclosure sale, disposition of REO, whole loan sales or otherwise (other than Insurance Proceeds and Released Mortgaged Property Proceeds), and any other cash amounts received in connection with the management of the Mortgaged Properties from defaulted Home Loans, in each case, net of any reimbursements to the Servicer made from such amounts for any unreimbursed Servicing Advances made and any other fees and expenses paid in connection with the foreclosure, conservation and liquidation of the related Liquidated Home Loans or Mortgaged Properties.

     'Noteholders' Interest Carry-Forward Amount' means, with respect to any Payment Date, the excess of the Noteholders' Monthly Interest Payable Amount for the preceding Payment Date and any outstanding Noteholders' Interest Carry-Forward Amount on such preceding Payment Date, over the amount in respect of interest that is actually deposited in the Note Payment Account on such preceding Payment Date.

     'Noteholders' Interest Payable Amount' means, with respect to any Payment Date, the sum of the Noteholders' Monthly Interest Payable Amount for such Payment Date and the Noteholders' Interest Carry-Forward Amount for such Payment Date.

     'Noteholders' Monthly Interest Payable Amount' means, with respect to any Payment Date, interest accrued for the related Due Period on each Class of Notes at the respective Note Interest Rate for such Class on the Class Principal Balance thereof immediately preceding such Payment Date (or, in the case of the first Payment Date, on the Closing Date).

     'Overcollateralization Amount' means, with respect to any Payment Date, an amount (not less than zero) equal to the excess of (a) the sum of (i) the Pool Principal Balance as of the end of the preceding Due Period; (ii) the amount, if any, on deposit in the Pre-Funding Account as of the end of such Due Period and
(iii) the amount, if any, on deposit in the Reserve Account as of the end of such Due Period over (b) the aggregate of the Class Principal Balance of all Classes of Notes and the Certificate Principal Balance of the Certificates, after giving effect, unless otherwise specified, to all payments on the Notes and all distributions in respect of the Certificates and the Residual Interest on such Payment Date.

     'Overcollateralization Deficiency Amount' means, with respect to any Payment Date, the excess, if any, of the Required Overcollateralization Amount for such Payment Date over the Overcollateralization Amount (the
Overcollateralization Amount to be determined, for purposes of this definition, before giving effect to payments and distributions on such Payment Date pursuant to paragraph B. under '--Payment and Distribution Priorities' above).

     'Overcollateralization Surplus Amount' means, with respect to any Payment

Date, the excess, if any, of the Overcollateralization Amount for such Payment Date over the Required Overcollateralization Amount for such Payment Date.

     'Overcollateralization Stepdown Date' means the first Payment Date occurring after September 20, 2000 as to which the aggregate of the Class Principal Balances of each Class of Senior Notes has been reduced to an amount that is less than or equal to the excess of (i) the Pool Principal Balance as of the preceding Determination Date over (ii) the greater of (a) 64.00% of the Pool Principal Balance as of the preceding Determination Date plus the Required Overcollateralization Amount for such Payment Date (calculated without giving effect to the proviso in the definition thereof) and (b) 0.50% of the Assumed Principal Balance.

     'Regular Payment Amount' means, with respect to any Payment Date, the lesser of (a) the Available Funds and (b) the sum of (i) the Noteholders' Interest Payable Amount; (ii) the Certificateholders' Interest Distributable Amount and (iii) the Regular Principal Payment Amount.

     'Regular Principal Payment Amount' means, with respect to each Payment Date, an amount equal to the lesser of:

     (A) the sum of (i) each scheduled payment of principal collected by the Servicer in the related Due Period (excluding partial payments held in escrow due to FHA Regulations); (ii) all partial and full principal prepayments applied by the Servicer during such Due Period; (iii) the principal portion of all Net Liquidation Proceeds, FHA Insurance Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds received by the Servicer during the related Due Period in respect of any Home Loan, to the extent received on or prior to the date on which such Home Loan became a Liquidated Home Loan; (iv) the principal portion of any shortfalls in collections in respect of the Home Loans during the preceding Due Period in an amount equal to the amount, if any, on deposit in the Reserve Account; (v) that portion of the Purchase Price of any repurchased Home Loan which represents principal and (vi) the principal portion of any Substitution Adjustments required to be deposited in the Collection Account as of the related Determination Date; and

     (B) the aggregate of the outstanding principal balances of the Offered Securities immediately prior to such Payment Date.

     'Released Mortgaged Property Proceeds' on each Payment Date will be equal to, with respect to any Home Loan, the proceeds received by the Servicer in connection with (i) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (ii) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which in either case are not released to the borrower in accordance with applicable law, customary mortgage servicing procedures and the Sale and Servicing Agreement.

     'Required Overcollateralization Amount' means, with respect to any Payment Date occurring prior to the Overcollateralization Stepdown Date, an amount equal to the greater of (a) 8% of the Assumed Pool Principal Balance and (b) the Net Delinquency Calculation Amount; with respect to any other Payment Date, an amount equal to the greater of (a) 16% of the Pool Principal Balance as of the end of the related Due Period and (b) the Net Delinquency Calculation Amount; provided, however, that the Required Overcollateralization Amount will in no event be less than 0.50% of the Assumed Pool Principal Balance.

     'Rolling Six-Month Delinquency Average' mean with respect to any Payment Date, the average of the 60-Day Delinquency Amounts for each of the six immediately preceding Due Periods.

     'Senior Optimal Principal Balance' means, with respect to any Payment Date occurring prior to the Overcollateralization Stepdown Date, zero; with respect to any other Payment Date, an amount equal to the Pool Principal Balance as of the preceding Determination Date minus the greater of (a) 64.00% of the Pool Principal Balance as of the preceding Determination Date plus the Required Overcollateralization Amount for such Payment Date (without giving effect to the proviso in the definition thereof) and (b) 0.50% of the Assumed Pool Principal Balance.

     'Termination Price' means, as of any date of determination, an amount equal to the greater of (A) the sum of (i) the then outstanding aggregate Class Principal Balances of the Notes plus all accrued and unpaid interest thereon at the applicable Note Interest Rates; (ii) the then outstanding Certificate Principal Balance of the Certificates plus all accrued and unpaid interest thereon at the Pass Through Rate; (iii) any Trust Fees and Expenses due and unpaid on such date, and (iv) any unreimbursed Servicing Advances including such Servicing Advances deemed to be nonrecoverable, or (B) the fair market value of the Home Loans as of such date.

     'Trigger Event' means any Payment Date on which the 60-Day Delinquency Amount equals or exceeds one-half of the sum of (i) the aggregate of the Class Principal Balances of the Mezzanine Notes; (ii) the Certificate Principal Balance of the Certificates, and (iii) the Overcollateralization Amount, in each case before giving effect to any payments or distributions in respect of the Offered Securities on such Payment Date.

APPLICATION OF ALLOCABLE LOSS AMOUNTS

     Following any reduction of the Overcollateralization Amount to zero, any Allocable Loss Amounts will be applied in reduction of the Certificate Principal Balance of the Certificates until the Certificate Principal Balance has been reduced to zero, and then, sequentially, to the Class Principal Balances of the Class M-2 Notes and the Class M-1 Notes, in that order, until their respective Class Principal Balances have been reduced to zero. The Class Principal Balances of the Senior Notes will not be reduced by any application of Allocable Loss Amounts. The reduction of the Class Principal Balance of any Class of Mezzanine Notes by the application of Allocable

Loss Amounts will entitle such Class to reimbursement in an amount equal to the applicable Deferred Amount, in accordance with the payment priorities specified herein. The reduction of the Certificate Principal Balance of the Certificates by the application of Allocable Loss Amounts will entitle the Certificates to reimbursement in an amount equal to the applicable Loss Reimbursement Deficiency in accordance with the payment priorities set forth herein. Distributions in respect of Loss Reimbursement Deficiencies will not reduce the Certificate Principal Balance of the Certificates and payments of Deferred Amounts will not reduce the Class Principal Balance of either Class of the Mezzanine Notes.

     The Deferred Amount with respect to either Class of the Mezzanine Notes will remain outstanding and the Issuer will remain obligated to pay such Deferred Amount until such amount has been paid in full to the holders of such Class; provided that such obligation will be nonrecourse to the Issuer. The Loss Reimbursement Deficiency with respect to the Certificates will remain outstanding until the earlier of (x) the payment in full of such amount to the holders thereof and (y) the occurrence of the applicable Final Scheduled Payment Date (although there is no requirement that such amounts be paid on such date).

PAYMENT OF DEFERRED AMOUNTS AND LOSS REIMBURSEMENT DEFICIENCIES

     Any Deferred Amounts payable to the holders of either Class of the Mezzanine Notes and any amounts in respect of a Loss Reimbursement Deficiency distributable to the holders of the Certificates pursuant to clauses B. (ii) and
(iii) under '--Payment and Distribution Priorities' above will be paid to the holder of record of the related Class of Mezzanine Notes or the Certificates as of the applicable Record Date, or, in the case of a Class of Mezzanine Notes or Certificates that have been redeemed or retired, to the last holder of record, without regard to when the losses for which such reimbursement is being paid actually occurred. In making the foregoing payments in respect of Deferred Amounts, amounts attributable to accrued and unpaid interest in respect of such Deferred Amounts shall be paid prior to amounts attributable to principal.

OPTIONAL REDEMPTION OF THE NOTES; OPTIONAL PREPAYMENT OF THE CERTIFICATES

     The Master Servicer or the Affiliated Holder may, at its option, effect an early redemption or termination of the Offered Securities on any Payment Date on or after any Payment Date on which the Pool Principal Balance declines to 10% or less of the Assumed Pool Principal Balance, by purchasing the Home Loans for a price equal to the Termination Price. The 'Termination Price' with respect to an optional redemption or termination of the Securities will be an amount equal to the greater of (I) the sum of (A) the then outstanding aggregate Class Principal Balances of the Notes plus all accrued and unpaid interest thereon at the applicable Note Interest Rates, (B) the then outstanding Certificate Principal Balance of the Certificates plus all accrued and unpaid interest thereon at the Pass-Through Rate, (C) any Trust Fees and Expenses due and unpaid on such date and (D) any unreimbursed Servicing Advances, and (II) as determined by the Indenture Trustee and the Person exercising the optional redemption or termination, the fair market value of the Home Loans. All proceeds from any such sale of the Home Loans will be distributed (i) to the Indenture Trustee for payment of the outstanding Trust Fees and Expenses; (ii) to the Servicer and the Master Servicer for payment of unreimbursed Servicing Advances, including such Servicing Advances deemed to be nonrecoverable; (iii) to the Noteholders in an amount equal to the then outstanding aggregate Class Principal Balance of the Notes, plus all accrued and unpaid interest thereon at the applicable Note

Interest Rate; (iv) to the Certificateholders in an amount equal to the then outstanding Certificate Principal Balance of the Certificates, plus all accrued and unpaid interest thereon at the Pass-Through Rate; (v) to the holders of the Class M-1 Notes and Class M-2 Notes, in that order, in amounts equal to their respective Deferred Amounts, if any; (vi) to the Certificateholders in an amount equal to the Loss Reimbursement Deficiency, if any, and (vii) to the holders of the Residual Interest, in an amount equal to the amount of proceeds remaining, if any, after the payments and distributions specified in clauses (i) through
(vi) above.

THE INDENTURE

     Modification of Indenture. The Indenture Trustee and the Issuer may, with the consent of holders of not less than a majority of the outstanding principal amount of the Notes, enter into a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the Noteholders (except as provided below).

     Without the consent of the holder of each outstanding Note affected thereby no supplemental indenture will: (i) change the date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto or change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust to payment of principal or interest on the Notes, or change any place of payment where, or the coin or currency in which, any such Note or any interest thereon is payable, or impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (ii) reduce the percentage of the aggregate principal amount of the outstanding Notes, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences as provided for in such Indenture; (iii) modify or alter the provisions of the Indenture regarding the definition of the term 'outstanding'; (iv) reduce the percentage of the aggregate principal amount of the outstanding Notes, the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Trust if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes;
(v) modify the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the outstanding Notes necessary to amend such Indenture or certain other related agreements; (vi) modify the provisions of the Indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date or to affect the rights of the Noteholders to the benefit of any provisions for the mandatory redemption of the Notes; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the Trust or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such property or deprive the holder of any such Note of the security provided by the lien of such Indenture.

     The Indenture Trustee and the Issuer may also enter into supplemental indentures, without the consent of the Noteholders of such Series, for the purpose of, among other things adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or modifying in any manner the rights of the Noteholders, provided that such action shall not adversely affect in any material respect the interests of any Noteholder.

     Certain Covenants. The Indenture will provide that the Issuer will not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Issuer's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Issuer under the Indenture, (iii) no Event or Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Issuer has been advised that the rating of the Notes then outstanding would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) the Issuer has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Issuer or to any related Noteholder.

     The Issuer will not, among other things, (i) except as expressly permitted by the Indenture or the Sale and Servicing Agreement, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, unless directed to do so by the Indenture Trustee, (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld under the code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of tax levied or assessed upon any part of the Trust; (iii) engage in any business or activity other than as permitted by the Trust Agreement; (iv) permit the validity or effectiveness of the Indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby; or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of the Indenture) to be created on or extend to or otherwise arise upon or burden the Trust or any part thereof, or any interest therein or the proceeds thereof.

     Annual Compliance Statement. The Issuer will be required to deliver to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuer, an officer's certificate with respect to the fulfillment of the Issuer's obligations under the Indenture during the immediately preceding fiscal year.

     Indenture Trustee's Annual Report. If required by TIA Section 313(a), within 60 days after each May 15, the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b) to the extent applicable to the Notes.

     Satisfaction and Discharge Indenture. The Indenture will cease to be of further effect with respect to the Notes, upon the delivery to the Indenture Trustee for cancellation of all Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

EVENTS OF DEFAULT; RIGHTS OF NOTEHOLDERS UPON OCCURRENCE OF EVENT OF DEFAULT

     'Events of Default' under the Indenture will consist of: (i) subject to the following paragraph, a default in the payment of any interest on any such Note when the same becomes due and payable, and such default shall continue for a period of five days; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture or the Trust Agreement; or any representation or warranty of the Issuer made in the Indenture, the Sale and Servicing Agreement or the Trust Agreement or in any certificate or other writing delivered pursuant thereto in connection therewith having been proven incorrect in any material respect as of the time made, and such default shall have continued and not been cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after notice thereof is given to the Issuer by the Indenture Trustee or to Issuer and the Indenture Trustee by the holders of at least 25% of the aggregate principal amount of the Highest Priority Class (defined below) of Notes then outstanding; or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer or any substantial part of the property of the Trust (the 'Trust Estate'). However, the amount of principal required to be paid to Noteholders under the Indenture will generally be limited to amounts available to be deposited in the Collection Account. Therefore, the failure to pay principal on a Class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for such Class of Notes.

     Under the Indenture, a failure to pay the full amount of the portion of the Noteholders' Interest Payable Amount payable to the Senior Notes or, if the Senior Notes have been paid in full, a failure to pay the portion of such amount payable to the Class of Notes then outstanding that has the highest priority of payment (the 'Highest Priority Class') within five days of the Payment Date on which such payment is due (without regard to the amount of Available Funds) will constitute an Event of Default. However, an Event of Default will not occur solely due (i) to the failure to pay the full amount of the Noteholders' Interest Payable Amount allocable to any Class of Notes then outstanding not then having the highest priority of payment (a 'Non-Priority Class') or (ii) to an allocation of Allocable Loss Amounts to a Non-Priority Class, until all the Classes of Notes having a higher priority of payment have been paid in full (including all Noteholders' Interest Carry-Forward Amounts and Deferred Amounts payable with respect thereto), and then only if all Noteholders' Interest Carry-Forward Amounts and Deferred Amounts payable to such Non-Priority Class have not been paid. Until the Notes have been declared due and payable upon an Event of Default, the holders of any Non-Priority Class may not request the Indenture Trustee to take any action, other than the application of Available

Funds to principal and interest as provided herein, and may not otherwise take or cause any action to be taken to enforce the obligation of the Issuer to pay principal and interest on such Non-Priority Class.

     If an Event of Default shall have occurred and be continuing, the Indenture Trustee may, and at the direction of the Controlling Noteholders (defined below) shall, do one or more of the following: (i) institute proceedings to collect amounts due, (ii) foreclose on property in the Trust Estate, (iii) exercise remedies as a secured party under the UCC; and (iv) sell the related Trust Estate. The Indenture Trustee is prohibited from selling the Trust Estate following an Event of Default, unless (i) all of the Controlling Noteholders consent to such sale, (ii) the proceeds of such sale are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest, or (iii) the Indenture Trustee determines that the Trust Estate will not continue to provide sufficient funds for payment of principal and of interest on the Notes as they would become due if the Notes were not declared due and payable and the Indenture Trustee obtains the consent of 66 2/3% of the Controlling Noteholders principal amount of all Notes then outstanding. If the Notes have been declared to be due and payable following an Event of Default, the Indenture Trustee may, but need not, elect to maintain possession of the Trust Estate.

     Upon the occurrence of an Event of Default, the 'Controlling Noteholders' will be the holders of Senior Notes representing more than 50% of the aggregate of the Class Principal Balances of the Senior Notes then outstanding or if the aggregate outstanding Class Principal Balance of the Senior Notes has been reduced to zero, the holders of the Highest Priority Class representing more than 50% of the Class Principal Balance of such Class of Notes. These remedies of the Controlling Noteholders upon an Event of Default under the Indenture include the right to cause the payments of accrued interest to be paid pro rata in accordance with the amount of unpaid accrued interest, and to cause payments of principal on the outstanding Notes to be paid (either in lump sum from proceeds of the sale of the assets pledged to secure the Notes or from monthly collections on the Home Loans), pro rata out of remaining Available Funds, regardless of the allocation, or sequential nature, of principal payments which would otherwise apply as described above, based upon the Principal Balance of the Notes on the related Determination Date (an 'acceleration'). On each Payment Date on and after any such acceleration of the Notes, and following the reduction to zero of the Principal Balance of all Classes of Notes, any remaining Available Funds will be applied in repayment of Deferred Amounts on the Notes. Such remedies also will include the right to direct the Indenture Trustee's actions under the Indenture unless such right is otherwise granted to holders of the Notes after an acceleration of the Notes and to consent to the sale of the assets pledged to secure the Notes. Should an Event of Default occur, prior to a declaration that the Notes are due and payable, payments will be applied on each Payment Date in accordance with the priorities, described above, which would otherwise be applicable on such Payment Date had an Event of Default not occurred.

     If the Indenture Trustee has or acquires a conflicting interest as defined in the TIA, the Indenture requires the Indenture Trustee to eliminate such conflict or resign to the extent and in the manner provided by the TIA. In the Indenture, the Issuer will agree that if an Event of Default thereunder is continuing and there are Senior Notes outstanding, then, within 60 days of such Event of Default the Issuer will appoint a separate trustee for the benefit of the holders of any Non-Priority Class, and the Indenture Trustee will act as trustee only for the benefit of such Senior Notes. If the Issuer fails to appoint such a separate trustee, the Indenture Trustee will petition a court of competent jurisdiction to appoint one.

     Subject to the provisions for indemnification and certain limitations contained in the Indenture, the Controlling Noteholders will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, and may, in certain cases, waive any past default and its consequences, except a default in the payment of interest on any of the Notes or in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holders of each such outstanding Note.

     No holder of a Note will have the right institute any proceeding, judicial or otherwise, with respect to the Indenture, unless (i) such holder has previously given written notice to the Indenture Trustee of continuing Event of Default, (ii) the Controlling Noteholders have made written request to the Indenture Trustee to institute such proceeding in respect of such Event of Default in its own name as Indenture Trustee, (iii) such holder or holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request, (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Controlling Noteholders.

     In addition, the Indenture Trustee, by entering into the Indenture, and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Issuer or the Servicer, or join in any institution again the Issuer or the Servicer, of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceeding under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or certain related documents.

     The Notes shall be non-recourse obligations of the Issuer and shall be limited in right of payment to amounts available from the Trust Estate and any amounts received by the Indenture Trustee under any Credit Enhancement in respect of the Notes, as provided in the Indenture. The Issuer shall not otherwise be liable for payments on the Notes.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the 'Transfer and Servicing Agreements'). The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF THE HOME LOANS

     On the Closing Date, the Transferor will sell the Initial Home Loans to the Depositor, and the Depositor will sell the Initial Home Loans to the Trust. The Trust will, concurrently with the sale of the Initial Home Loans and the deposit of funds in the Pre-Funding Account, the Capitalized Interest Account and the Reserve Account, deliver or cause to be delivered the Offered Securities to the Depositor in exchange for the Initial Home Loans, the Pre-Funding Account Deposit, Capitalized Interest Account Deposit and Reserve Account Deposit. The Trust will pledge and assign the Initial Home Loans, Pre-Funding Account, the Capitalized Interest Account and the Reserve Account to the Indenture Trustee in exchange for the Notes. Each Initial Home Loan will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement delivered to the Indenture Trustee (the 'Home Loan Schedule').

     Following the Closing Date, the funds in the Pre-Funding Account will be used to purchase from the Depositor, from time to time prior to the end of the Funding Period, subject to the availability thereof, Subsequent Home Loans having characteristics that are generally similar to the characteristics of the Initial Home Loans. See 'The Home Loan Pool--Conveyance of Subsequent Home Loans' herein. In connection with each purchase of such Subsequent Home Loans, the Trust will be required to pay to the Depositor from the Pre-Funding Account a cash purchase price of 100% of the principal balance thereof. In connection with any purchase of Subsequent Home Loans by the Trust after the Closing Date, the Transferor will sell such Subsequent Home Loans to the Depositor, and the Depositor in turn will sell such Subsequent Home Loans to the Trust. The Trust will pledge and assign such Subsequent Home Loans to the Indenture Trustee.

     The Transferor will represent and warrant to the Indenture Trustee, among other things, that (i) the information with respect to each Home Loan set forth in the Home Loan Schedule attached to the Sale and Servicing Agreement is true and correct in all material respects; (ii) immediately prior to the sale to the Depositor, the Transferor has good and marketable title to the Home Loans included in the Trust and such other items comprising the corpus of the Trust are free and clear of any lien, mortgage, pledge, charge, security interest or other encumbrance; (iii) at the date of initial issuance of the Offered Securities, no payment in respect of a Home Loan is 30 or more days delinquent and there are no delinquent tax or assessment liens against the related Mortgaged Property, if any; and (iv) at origination, each Home Loan complied in all material respects with applicable state and federal laws, including, without limitation, consumer, usury, truth-in-lending, consumer credit protection, equal credit opportunity and disclosure laws and with respect to any Title I Loans, the FHA Regulations. In addition, to the extent set forth in the Sale and Servicing Agreement, the Transferor will make additional representations and warranties with respect to the Home Loans, which are based upon the type of loan product included in the Home Loan Pool, and certain of which may be qualified to the extent of the Transferor's knowledge.

     In addition, the Transferor will, as to each Home Loan, deliver to the

Indenture Trustee the related mortgage note endorsed to the order of the Indenture Trustee without recourse, any assumption and modification agreements and the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in the name of the Indenture Trustee in recordable form, and any intervening assignments of the Mortgage (each, an 'Indenture Trustee's Home Loan File'). Subject to confirmation by the Rating Agencies, with respect to the Home Loans secured by Mortgaged Properties located in certain states, the Transferor will not be required to record assignments to the Indenture Trustee of the Mortgages in the real property records of these states for such Home Loans. See 'Risk Factors--Additional Factors Affecting Delinquencies, Defaults and Losses on Home Loans--Non-recordation of Assignments' herein. In such circumstances, the Transferor will deliver to the Indenture Trustee the assignments of the Mortgages in the name of the Indenture Trustee and in recordable form, and the Transferor, in its capacity as the Servicer, will retain the record title to such Mortgages under the applicable real property records, on behalf of the Trust, the Indenture Trustee and the Security Owners. In all other circumstances with respect to the Home Loans, assignments to the Indenture Trustee of the Mortgages will be recorded in the real property records for those states in which such recording is deemed necessary to protect the Trust and the Indenture Trustee's interest in the Home Loans against the claims of certain creditors of the Transferor or subsequent purchasers. In these circumstances, the Transferor will deliver to the Indenture Trustee after recordation the assignments to the Indenture Trustee of the Mortgages. In the event that, with respect to any Home Loan as to which recordation of the related assignment is required, the Transferor cannot deliver the Mortgage or any assignment with evidence of recording thereon concurrently with the conveyance thereof under the Sale and Servicing Agreement because they have not yet been returned by the public recording office, the Transferor will deliver to the Indenture Trustee a certified true photocopy of such Mortgage or assignment. The Transferor will deliver to the Indenture Trustee any such Mortgage or assignment with evidence of recording indicated thereon upon receipt thereof from the public recording office. The Indenture Trustee will agree, for the benefit of the Security Owners, to review (or cause to be reviewed) each Indenture Trustee's Home Loan File within 45 days after the conveyance of the related Home Loan to the Trust to ascertain that all required documents have been executed and received, subject to the applicable cure period in the Transfer and Servicing Agreements.

     The transfer of the beneficial ownership of any Title I Loans from the Depositor will not be reported to the FHA and, accordingly, the FHA will continue to regard the FHA Insurance Holder as the owner of the Title I Loans and the related FHA insurance benefits.

REPURCHASE OR SUBSTITUTION OF HOME LOANS

     If any document is not delivered or is found to be defective in any material respect and the Transferor cannot deliver such document or cure such defect within 60 days after notice thereof (which the Indenture Trustee will undertake to give within 45 days of the delivery of such documents), and if any other party obligated to deliver such document or cure such defect has not done so and has not substituted or repurchased the affected Home Loan, then the Transferor will, not later than the Determination Date next succeeding the end of such 60-day period (a) remove the affected Home Loan from the Trust and substitute one or more other Home Loans therefor or (b) repurchase the Home Loan from the Indenture Trustee for a price equal to 100% of its principal balance plus interest thereon to the date of repurchase, plus the amount of unreimbursed servicing advances made by the Master Servicer or the Servicer with respect to such Home Loan. Such purchase price will be deposited in the Collection Account on such Determination Date and such repurchase and, if applicable, substitution obligation will constitute the sole remedy available to Security Owners or the Indenture Trustee against the Transferor for a material defect in a document relating to a Loan Asset.

PRE-FUNDING ACCOUNT

     On the Closing Date, cash in the aggregate amount of approximately $60,000,000 (the 'Pre-Funding Account Deposit') will be deposited in an Eligible Account (the 'Pre-Funding Account'), which account will be part of the Trust and will be maintained as an Eligible Account with the Indenture Trustee, in its corporate trust department for the purchase of Subsequent Home Loans. The Pre-Funding Account Deposit will be increased or decreased by an amount equal to the aggregate of the principal balances of any home loans removed from or added to, respectively, the Home Loan Pool prior to the Closing Date, provided that any such increase or decrease will not exceed 10% of the Initial Pool Principal Balance. During the period (the 'Funding Period') from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Pre-Funding Account is reduced to $50,000 or less, and (ii) December 17, 1997, the amount on deposit in the Pre-Funding Account will be reduced in accordance with the applicable provisions of the Sale and Servicing Agreement by amounts used to purchase Subsequent Home Loans, without reduction for any related Reserve Account Subsequent Deposit; provided that the Funding Period will be subject to an earlier termination if insufficient funds are on deposit in the Capitalized Interest Account on any Determination Date to cover any interest shortfall for payments and distributions to the Security Owners on the immediately following Payment Date. Subsequent Home Loans purchased by and added to the Trust on any Subsequent Transfer Date must satisfy the criteria set forth in the Sale and Servicing Agreement. See 'The Home Loan Pool--Conveyance of Subsequent Home Loans' herein.

     Assuming that all funds on deposit in the Pre-Funding Account are used to purchase Subsequent Home Loans, then the Cut-Off Date Pool Principal Balance is expected to consist of approximately 99% to 97% Conventional Loans and approximately 1% to 3% Title I Loans.

     On the Payment Date following the Due Period in which such Funding Period ends, if the amount remaining in the Pre-Funding Account at the end of the Funding Period (net of reinvestment income, which is required to be transferred to the Capitalized Interest Account) is greater than $100,000, such amount will be applied to reduce on a pro rata basis the outstanding Class Principal Balances of the Notes and the outstanding Certificate Principal Balance of the Certificates, thus reducing the weighted average lives of the Offered Securities. If such remaining amount is less than or equal to $100,000, such amount will be included in the Regular Principal Payment Amount and will be paid sequentially to each Class of Notes in reduction of the respective Class Principal Balances thereof. Notwithstanding the foregoing, if an Event of Default has occurred under the Indenture, such remaining amount will be included in the Regular Principal Payment Amount and will be paid on a pro rata basis to the Classes of Notes in reduction of their Class Principal Balances. See 'Prepayment and Yield Considerations' herein.

     Amounts on deposit in the Pre-Funding Account will be invested in certain types of investments set forth in the Sale and Servicing Agreement that have been approved by the Rating Agencies (the 'Permitted Investments') at the direction of the Affiliated Holder. The Sale and Servicing Agreement requires that no Permitted Investment shall evidence either the right to receive (a) only interest with respect to the obligations underlying such Permitted Investment or
(b) both principal and interest payments derived from obligations underlying such Permitted Investment where the interest and principal payments with respect to such Permitted Investment provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations. Further, no Permitted Investment may be purchased at a price greater than par if such Permitted Investment may be prepaid or called at a price less than its purchase price prior to stated maturity. Permitted Investments with respect to amounts on deposit in the Pre-Funding Account are required to mature or otherwise be available for withdrawal no later than one Business Day prior to a Subsequent Transfer Date. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be transferred to the Capitalized Interest Account.

CAPITALIZED INTEREST ACCOUNT

     On the Closing Date, at the direction of the Depositor, an amount intended to cover the projected interest shortfall during the Funding Period (the 'Capitalized Interest Account Deposit'), as approved by the Rating Agencies, will be deposited in an Eligible Account maintained by and in the name of the Indenture Trustee (the 'Capitalized Interest Account') from a portion of the sales proceeds from the Offered Securities. The amount on deposit in the Capitalized Interest Account will be specifically allocated to cover shortfalls in interest (the 'Interest Shortfall') on the Offered Securities that may arise as a result of the utilization of the Pre-Funding Account for the purchase by the Trust of Subsequent Home Loans after the Closing Date and will be so applied by the Indenture Trustee for the payment and distribution of interest to Security Owners. Any amounts remaining in the Capitalized Interest Account on any Determination Date that are not required to cover the anticipated Interest Shortfall described above, will be distributed to the holders of the Residual Interest, including any net reinvestment income thereon, and such amounts will not thereafter be available for payment and distribution to the Security Owners.

     Amounts on deposit in the Capitalized Interest Account will be invested in Permitted Investments at the direction of the Affiliated Holder. All such

Permitted Investments are required to mature no later than one Business Day prior to the applicable Payment Date as specified in the Sale and Servicing Agreement. All interest and any other investment earnings on amounts on deposit in the Capitalized Interest Account will be available to cover any Interest Shortfall.

FHA INSURANCE PREMIUM ACCOUNT

     To provide for the payment of the FHA Premium Amount on each Title I Loan, the Servicer will establish and maintain an Eligible Account (the 'FHA Insurance Premium Account') in the name of the Indenture Trustee into which an initial deposit will be made on the Closing Date in the amount required under the Sale and Servicing Agreement and into which will be deposited on a monthly basis an amount equal to one-twelfth of the product of the original principal balance of each outstanding Title I Loan multiplied by the appropriate annual premium rate applicable to each such Title I Loan (the 'FHA Insurance Premium Deposit Amount'). Amounts may be withdrawn from the FHA Insurance Premium Account on each Payment Date to reimburse the Transferor or FHA Claims Administrator, or any Person acting on either of their behalf, for any amounts advanced to the FHA by such entity in respect of the FHA Premium Amount relating to any Title I Loan in lieu of withdrawals from the FHA Insurance Premium Account. In addition, monies in excess of that required to be maintained in the FHA Insurance Premium Account as of the Payment Date occurring in October of each year commencing in 1998 will be transferred to the Note Payment Account.

     The Servicer's Monthly Remittance Report will indicate the FHA Premium Amount for each Title I Loan outstanding as of the first day of the immediately preceding Due Period. The FHA Premium Amount for each Title I Loan is an annual premium that ranges from 0.50% to 1.00% of the original principal balance of each such

Title I Loan, depending on the type of loan and its term to maturity. For the Title I Loans that are property improvement loans with maturities in excess of 25 months, which comprise substantially all of the Title I Loans, the annual premium rate is 0.50% of the original principal balance of each such Home Loan. On or before the 23rd day of each calendar month and in accordance with the FHA Regulations, the Indenture Trustee will withdraw from the FHA Insurance Premium Account and pay to the FHA an amount equal to the FHA Premium Amount for each Title I Loan as to which such FHA Premium Amount is payable to the FHA during such calendar month.

TRUST FEES AND EXPENSES

     As compensation for their services pursuant to the applicable Transfer and Servicing Agreements, the Indenture Trustee is entitled to the Indenture Trustee Fee, the Owner Trustee is entitled to the Owner Trustee Fee and the Master Servicer is entitled to the Master Servicing Fee. As compensation for its services pursuant to the Sale and Servicing Agreement, the Servicer is entitled to the Servicing Compensation and reimbursements as described below.


SERVICING

     The Servicer will perform the loan servicing functions with respect to the Home Loans on behalf of the Master Servicer pursuant to the terms of a servicing agreement (the 'Servicing Agreement') between the Servicer and the Master Servicer. In consideration for the performance of the daily loan servicing functions for the Home Loans, the Servicer is entitled to a monthly fee (the 'Servicing Fee'), equal to 1.00% (100 basis points) per annum (the 'Servicing Fee Rate) of the Pool Principal Balance as of the first day of the immediately preceding Due Period. The Servicing Fee will be reduced on any Home Loan with a Loan Rate below 9.105% per annum. See 'Risk Factors--Additional Factors Affecting Delinquencies, Defaults and Losses on Home Loans--Dependence on
Master Servicer and Servicer for Servicing Home Loans' herein. In addition to the Servicing Fee, the Servicer is entitled to retain additional servicing compensation in the form of assumption and other administrative fees, release fees, insufficient funds charges, prepayment penalties, late payment charges, any other servicing-related penalties and fees, and investment income from amounts on deposit from time to time in the Collection Account (collectively such additional compensation and Servicing Fee, the 'Servicing Compensation').

     In the event of a delinquency or a default with respect to a Home Loan, neither the Master Servicer nor the Servicer will have an obligation to advance scheduled monthly payments of principal and interest with respect to such Home Loan. However, the Servicer, or if it fails to do so, the Master Servicer will make reasonable and customary expense advances with respect to the Home Loans (each, a 'Servicing Advance') in accordance with its servicing obligations under the Sale and Servicing Agreement and will be entitled to receive the Servicing Advance Reimbursement Amount for such Servicing Advances as described herein. For example, such Servicing Advances may include costs and expenses advanced for the preservation, restoration and protection of any Mortgaged Property, including advances to pay delinquent real estate taxes and assessments. Any Servicing Advances by the Servicer or the Master Servicer will be reimbursable from the Available Collection Amount after all prior payments and distributions as described under '--Collection Account, Note Payment Account and Certificate Distribution Account' below or with respect to any Liquidated Home Loan from the Liquidation Proceeds received therefrom.

COLLECTION ACCOUNT, NOTE PAYMENT ACCOUNT AND CERTIFICATE DISTRIBUTION ACCOUNT

     Pursuant to the Servicing Agreement, the Servicer is required to use its best efforts to deposit in an Eligible Account (the 'Collection Account'), within one Business Day and in any event to deposit within two Business Days of receipt, all payments received after each Cut-Off Date on account of principal and interest on the related Home Loans, all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, FHA Insurance Proceeds, any amounts payable in connection with the repurchase or substitution of any Home Loan and any amount required to be deposited in the Collection Account in connection with the termination of the Offered Securities. The foregoing requirements for deposit in the Collection Account will be exclusive of payments on account of principal and interest collected on the Home Loans on or before the applicable Cut-Off Date. Withdrawals will be made from the Collection Account only for the purposes specified in the Servicing Agreement. The Collection Account may be maintained at any depository institution which satisfies the requirements set forth in the definition of Eligible Account in the Sale and Servicing Agreement. Initially, the Collection Account will be maintained with PSB, an affiliate of the Transferor, Servicer and the FHA Insurance

Holder. The Sale and Servicing Agreement has similar provisions regarding a 'Collection Account.' References herein to the 'Collection Account' shall mean either the Collection Account under the Servicing Agreement or the Collection Account under the Sale and Servicing Agreement, as applicable. The Collection Account under the Sale and Servicing Agreement will be maintained with the Indenture Trustee.

     Amounts on deposit in the Collection Account will be invested in Permitted Investments at the direction of the Affiliated Holder. All such Permitted Investments are required to mature no later than one Business Day prior to the applicable Payment Date or, in the case of a Permitted Investment that is an obligation of the Indenture Trustee, on the applicable Payment Date, as specified in the Sale and Servicing Agreement. All interest and any other investment earnings on amounts on deposit in the Collection Account will be distributed to the Servicer on each Payment Date as additional servicing compensation.

     The Master Servicer will establish and maintain with the Indenture Trustee an account, in the name of the Indenture Trustee on behalf of the Noteholders, into which amounts released from the Collection Account, the PreFunding Account or the Reserve Account for payment to the Noteholders will be deposited and from which all payments to the Noteholders will be made (the 'Note Payment Account'). The Master Servicer will also establish and maintain with the Indenture Trustee an account, in the name of the Co-Owner Trustee on behalf of the Certificateholders, into which amounts released from the Collection Account, the Pre-Funding Account or the Reserve Account for distribution to the Certificateholders will be deposited and from which all distributions to the Certificateholders will be made (the 'Certificate Distribution Account'). The Note Payment Account and the Certificate Distribution Account are referred to herein collectively as the 'Payment Accounts.'

     On each Payment Date (provided that the Collection Account maintained under the Sale and Servicing Agreement is maintained with the Indenture Trustee), the Indenture Trustee will deposit into the Payment Accounts the applicable portions of the Available Collection Amount by making appropriate withdrawals from the Collection Account, the Pre-Funding Account and the Capitalized Interest Account, as applicable. On each Payment Date, the Indenture Trustee will make withdrawals from the Payment Accounts for application of the amounts specified below in the following order of priority:

          (i) to provide for the payment of the Trust Fees and Expenses in the following order; (a) to the FHA Insurance Premium Account, an amount equal to the FHA Insurance Premium Deposit Amount; (b) to the Servicer, an amount equal to the Servicing Compensation and all unpaid Servicing Compensation from prior Due Periods; (c) to the Master Servicer, an amount equal to the Master Servicing Fee and all unpaid Master Servicing Fees from prior Due

     Periods; (d) to the Indenture Trustee, an amount equal to the Indenture Trustee Fee and all unpaid Indenture Trustee Fees from prior Due Periods, and (e) to the Owner Trustee, an amount equal to the Owner Trustee Fee and all unpaid Owner Trustee Fees from prior Due Periods;

          (ii) to provide for reimbursement to the Servicer or the Master Servicer for any voluntary Servicing Advances previously made by the Servicer and not previously reimbursed; and

          (iii) to the extent of any amounts remaining from the Pre-Funding Account Deposit at the end of the Funding Period (net of reinvestment income) to reduce the Class Principal Balances of each Class of Notes and the Certificate Principal Balance of the Certificates pro rata; provided, however, that if such remaining amount is less than or equal to $100,000, or if an event of default has occurred under the Indenture, such remaining amount will be paid only in reduction of the Class Principal Balances of each Class of Notes; and

          (iv) to provide for payments to the holders of the Offered Securities of the amounts specified herein under 'Description of the Offered Securities--Payments and Distributions on the Offered Securities.'

INCOME FROM ACCOUNTS

     So long as no Event of Default shall have occurred and be continuing, amounts on deposit in the Note Payment Account and the Certificate Distribution Account (sometimes referred to herein, together with the Collection Account, as an 'Account') will be invested by the Indenture Trustee, as directed by the Affiliated Holder, in one or more Permitted Investments (as defined in the Sale and Servicing Agreement) bearing interest or sold at a discount. So long as no Event of Default shall have occurred and be continuing, amounts on deposit in the Collection Account will be invested at the direction of the Affiliated Holder, in one or more Permitted Investments bearing interest or sold at a discount. No such investment in any Account will mature later than the Business Day immediately preceding the next Payment Date; provided, that any Permitted Investment that is an obligaton of the Indenture Trustee may mature on such Payment Date. All income or other gain from investments in any Account will be deposited in such Account immediately on receipt, unless otherwise specified herein.

EVIDENCE AS TO COMPLIANCE

     The Servicing Agreement will provide that on or before a specified date after the end of each of the Servicer's fiscal years elapsing during the term of its appointment, beginning with the first fiscal year ending after the Closing Date, the Servicer, at its expense will furnish to the Indenture Trustee and certain other Persons (i) an opinion by a firm of independent certified public accountants on the financial position of the Servicer at the end of the relevant fiscal year and the results of operations and changes in financial position of the Servicer for such year then ended on the basis of an examination conducted in accordance with generally accepted auditing standards, and (ii) a statement from such independent certified public accountants to the effect that based on an examination of certain specified documents and records relating to the servicing of the Servicer's mortgage loan portfolio conducted substantially in compliance with the audit program for mortgages serviced for the United States Department of Housing and Urban Development Mortgage Audit Standards, or the Uniform Single Attestation Program for Mortgage Bankers (the 'Applicable Accounting Standards'), such firm is of the opinion that such servicing has been conducted in compliance with the Applicable Accounting Standards except for (a) such exceptions as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement.

LIST OF RECORD HOLDERS

     Upon written request of the Indenture Trustee, the Issuer will provide to the Indenture Trustee, within thirty days after receipt of such request, a list of the names and addresses of all holders of record of the Offered Securities as of the most recent Record Date for payment of distributions to holders of Offered Securities. Upon written request of three or more holders of record of Offered Securities for purposes of communicating with other holders with respect to their rights under the Trust Agreement or Indenture, the Indenture Trustee will afford such holders access during business hours to the most recent list of holders held by the Indenture Trustee. With respect to Book Entry Securities, the only named holder on the Note Register or the Certificate Register will be Cede.

     The Trust Agreement and the Indenture do not provide for the holding of any annual or other meetings of holders of Offered Securities.

REPORTS TO SECURITY OWNERS

     Concurrently with each payment or distribution on the Offered Securities, the Indenture Trustee will furnish to the related Security Owners or the Clearing Agency, in the case of Book Entry Securities, a statement, based in part on information to be provided by the Master Servicer or the Servicer, generally setting forth, among other things:

          (a) the aggregate amount of such distribution allocable to principal, separately identifying the amount allocable to each Class;

          (b) the amount of such distribution allocable to interest, separately identifying the amount allocable to each Class;

          (c) the aggregate principal balance of each Class of the Offered Securities after giving effect to distributions on such Payment Date;

          (d) certain performance information regarding the Home Loans, including delinquency, default, liquidation and foreclosure information, specified in the Sale and Servicing Agreement;

          (e) the amount of coverage then remaining under any Credit Enhancement; and

          (f) all other information required to be provided pursuant to the

     Indenture, Trust Agreement or Sale and Servicing Agreement.

     The Servicer or the Indenture Trustee will also furnish annually customary information deemed necessary for holders of the Offered Securities to prepare their tax returns. Such obligation of the Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Indenture Trustee to Bondholders pursuant to any requirements of the Code as are in force from time to time. The Clearing Agency will make such reports and information available to Security Owners.

EVENTS OF DEFAULT

     Events of Default under the Sale and Servicing Agreement will consist of
(i) any failure by the Master Servicer to deposit, or cause the Servicer to deposit, in the Collection Account in accordance with the Sale and Servicing Agreement any payments in respect of the Home Loans received by the Master Servicer no later than the second business day after they were received, (ii) any failure by the Master Servicer to duly observe or perform in any material respect any of its covenants or agreements in the Sale and Servicing Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer by the Indenture Trustee or the Issuer or to the Master Servicer or the Indenture Trustee or Issuer by any Security Owner;
(iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations or to perform its obligations as Master Servicer under the Sale and Servicing Agreement, and (iv) expected losses on the Home Loans, as calculated in accordance with the Sale and Servicing Agreement, exceed certain levels.

RIGHTS UPON EVENT OF DEFAULT

     As long as an Event of Default under the Sale and Servicing Agreement remains unremedied by the Master Servicer, the Issuer, or the Controlling Noteholders or, if the Notes have been paid in full, the holders of Certificates evidencing interests aggregating not less than 51% of the then outstanding principal balance of the Certificates, may terminate all of the rights and obligations of the Master Servicer under the Sale and Servicing Agreement, whereupon the Indenture Trustee, or a new Master Servicer appointed pursuant to such Sale and Servicing Agreement, will succeed to all the responsibilities, duties and liabilities of the Master Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. Notwithstanding its termination as Master Servicer, the Master Servicer will be entitled to receive amounts earned by it under the Sale and Servicing Agreement prior to such termination. If at the time of any such termination the Master Servicer is also serving as the Administrator, the Master Servicer's status as Administrator will be simultaneously terminated by the Indenture Trustee and the Master Servicer's responsibilities as such shall be transferred to the successor servicer (if such person is then qualified to so act) or to another successor Administrator retained by the Indenture Trustee, or to the Indenture Trustee itself if a successor Administrator cannot be retained in a timely manner. If at the time of any such termination, the Master Servicer is also serving as FHA Claims Administrator, the Master Servicer's status as FHA Claims Administrator will be simultaneously terminated by the Indenture Trustee and the Master Servicer's responsibilities as such shall be transferred to the Indenture Trustee, as successor FHA Claims Administrator (if the Indenture Trustee is then qualified to so act), or to another successor FHA Claims Administrator retained by the Indenture Trustee. Unless and until a successor servicer is appointed, the Indenture Trustee will be required to fulfill the duties of the Master Servicer.

     No Security Owner will have any right under the Sale and Servicing Agreement to institute any proceeding with respect to such Sale and Servicing Agreement, unless such holder previously has given to the Indenture Trustee written notice of default and unless the holders of Offered Securities as specified in the applicable Sale and Servicing Agreement have made written request to the Indenture Trustee to institute such proceeding in its own name as trustee thereunder and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 60 days has neglected or refused to institute any such proceedings. However, the Indenture Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Indenture, Trust Agreement, Sale and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Security Owners, unless such Security Owners have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     The Sale and Servicing Agreement may be amended by the parties thereto without the consent of the Security Owners, to cure any error or ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Sale and Servicing Agreement, provided that such action will not adversely affect in any material respect the interests of any Security Owners. An amendment described above shall not be deemed to adversely affect in any material respect the interests of the Security Owners if either (a) an opinion of counsel satisfactory to the Indenture Trustee is obtained to such effect, or (b) the person requesting the amendment obtains a letter from each of the rating agencies then rating the Offered Securities to the effect that the amendment, if made, would not result in a downgrading or withdrawal of the rating then assigned by it to such Offered Securities.

     The Sale and Servicing Agreement may also be amended by the Depositor, the Servicer, the FHA Insurance Holder and the Trust and Indenture Trustee with the consent of the Security Owners evidencing interests aggregating in excess of 50% of the then outstanding principal balance of the Offered Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner the rights of Security Owners; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, collections of payments received on the Home Loans or distributions which are required to be made on any Offered Security without the consent of the holders of 100% of each Class of Offered Securities affected thereby, (ii) adversely affect in any material respect the interests of the holders of any Class of Offered Securities in any manner other than as described in clause (i), without the consent of 100% of the holders of Offered Securities, or (iii) reduce the aforesaid percentage of Offered Securities of any Class required to consent to any such amendment, without the consent of the holders of Offered Securities evidencing l00% of the then outstanding principal balance of such Class.

INSOLVENCY EVENT

     If any of certain events of voluntary corporate dissolution or insolvency, readjustment of debt, marshaling of assets and liabilities, commencement of bankruptcy proceedings under an Insolvency Law or similar proceedings with respect to such person indicating its insolvency or inability to pay its obligations (each, an 'Insolvency Event') occurs with respect to the Affiliated Holder, the Home Loans shall be liquidated and the Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Owner Trustee shall have received (i) written instructions from the Certificateholders holding a majority of the aggregate outstanding Certificate Principal Balance of the Certificates (other than the Affiliated Holder), to the effect that such Certificateholders object to the liquidation of the Home Loans and termination of the Trust, and (ii) an opinion of counsel to the effect that for federal income tax purposes the continuation of the Trust pursuant to such instructions from the Certificateholders will not cause the Trust to be taxable as a corporation. Promptly after the occurrence of any Insolvency Event with respect to the Affiliated Holder, notice thereof is required to be given to Noteholders and Certificateholders; provided, however, that any failure to give such required notice will not prevent or delay termination of the Trust. Upon termination of the Trust (except in the circumstances described above), the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust (other than the assets, if any, on deposit in the Note Payment Account, the Certificate Distribution Account, the Collection Account, the Pre-Funding Account and the Capitalized Interest Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Home Loans will be treated as collections on the Home Loans, deposited in the Collection Account and paid or distributed to the Security Owners in accordance with the terms and priority of payment described herein. See 'Description of the Offered Securities' herein.

THE OWNER TRUSTEE AND INDENTURE TRUSTEE

     The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Offered Securities in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer, the Owner Trustee and the Indenture Trustee acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement and the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee and the Indenture Trustee, respectively, and in each such case such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Owner Trustee or Indenture Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, respectively.

     The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Issuer will be obligated to appoint a successor thereto. The Controlling Noteholders may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as such under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent. In such circumstances, the Issuer will be obligated to appoint a successor Owner Trustee or a successor Indenture Trustee, as applicable. Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor.

     The Sale and Servicing Agreement will provide that the Servicer will pay or cause to be paid, the fees and expenses of the Owner Trustee and the Indenture Trustee in connection with their respective duties under the Trust Agreement and Indenture, respectively. The Trust Agreement and Indenture will further provide that each of the Owner Trustee, the Co-Owner Trustee, the Master Servicer, the FHA Insurance Holder and the Indenture Trustee will be entitled to indemnification by the Transferor for, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee, the Co-Owner Trustee, the Master Servicer, the FHA Insurance Holder or the Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Trust Agreement or Indenture, as the case may be).

DUTIES OF THE OWNER TRUSTEE AND INDENTURE TRUSTEE

     The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Certificates (other than the execution and authentication thereof), the Notes or of any Home Loans or related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes, the Certificates or the Home Loans, or the investment of any monies by the Servicer before such monies are deposited into the Collection Account, the Note Payment Account or the Certificate Distribution Account. So long as no Event of Default has occurred and is continuing, the Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement. The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement, the Sale and Servicing Agreement or the Administration Agreement which failure constitutes an Event of Default unless the Owner Trustee obtains actual knowledge of such failure as will be specified in the Trust Agreement.

     The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. Subject to the rights or consent of the Noteholders and Indenture Trustee, no Certificateholder will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless such holder previously has given to the Owner Trustee written notice of the occurrence of an Event of Default and (i) the Event of Default arises from the Servicer's failure to remit payments when due or (ii) the holders of Certificates evidencing not less than 25% of the voting interests of the Certificates have made written request upon the Owner Trustee to institute such proceeding in its own name as the Owner Trustee thereunder and have offered to the Owner Trustee reasonable indemnity and the Owner Trustee for 30 days has neglected or refused to institute any such proceedings.

     The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Certificates, the Notes (other than the execution and authentication thereof) or of any Home Loans or related documents, and will not be accountable for the use or application by the Depositor, the Servicer or the Owner Trustee of any funds paid to the Depositor, the Servicer or the Owner Trustee in respect of the Notes, the Certificates or the Home Loans, or the investment of any monies by the Servicer before such monies are deposited into the Collection Account or the Note Payment Account. So long as no Event of Default under the Indenture has occurred and is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Transfer and Servicing Agreements. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture. The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement, Sale and Servicing Agreement or Administration Agreement which failure constitutes an Indenture Event of Default unless the Indenture Trustee obtains actual knowledge of such failure as will be specified in the Indenture.

     The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Noteholders, unless such Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. See 'Description of the Offered Securities--Events of Default; Rights of Noteholders Upon Occurrence of Event of Default' herein.

                      PREPAYMENT AND YIELD CONSIDERATIONS

     Except as otherwise described herein, no principal payments will be made on any Class of Senior Notes until the Class Principal Balance of each Class of Senior Notes having a lower numerical designation has been reduced to zero, no principal payments will be made on the Class M-1 Notes until all required payments have been made in respect of the Senior Notes, and no principal payments will be made on the Class M-2 Notes until all required payments have been made in respect of the Senior Notes and the Class M-1 Notes. In addition, except as otherwise described herein, no distributions of principal with respect to the Certificates will be made until the required payments have been made in respect of all Classes of Notes. See 'Description of the Offered Securities--Payments and Distributions on the Offered Securities' herein. As the rate of payment of principal of each Class of Notes and the Certificates depends primarily on the rate of payment (including prepayments) of the principal balance of the Home Loans, final payment of any Class of Notes and the final distribution in respect of the Certificates could occur significantly earlier than their Maturity Dates and Final Scheduled Payment Date, respectively. Holders of the Offered Securities will bear the risk of being able to reinvest principal payments on the Offered Securities at yields at least equal to the yield on their respective Offered Securities. No prediction can be made as to the rate of prepayments on the Home Loans in either stable or changing interest rate environments. Any reinvestment risk resulting from the rate of prepayment of the Home Loans and the payment and distribution of such payments to the Security Owners will be borne entirely by the Security Owners.

     The subordination of the Residual Interest and the Certificates to the Notes and of the Mezzanine Notes to each Class of Notes having a higher priority will provide limited protection to the Noteholders against losses on the Home Loans. The yields on the Certificates and the Mezzanine Notes will be particularly sensitive to the loss experience of the Home Loans and the timing of any such losses. If the actual rate and amount of losses experienced by the Home Loans exceed the rate and amount of such losses assumed by an investor, the yield to maturity on the Certificates or the Mezzanine Notes may be lower than anticipated.

     The Home Loans are either (i) 'simple interest' or (ii) 'actuarial method' loans. With respect to a Home Loan that is a 'simple interest' loan, if a payment is received more than one month after the previous payment, a smaller portion of such payment will be applied to principal and a greater portion will be applied to interest than would have been the case had the payment been received precisely one month after the previous payment, resulting in such Home Loan having a longer weighted average life than would have been the case had the payment been made as scheduled. Conversely, if a payment on a Home Loan is received less than one month after the previous payment, more of such payment will be applied to principal and less to interest than would have been the case had the payment been received precisely one month after the previous payment, resulting in such Home Loan having a shorter weighted average life than would have been the case had the payment been made as scheduled. See 'The Home Loan Pool--Payments on the Home Loans' herein.

     The effective yield to the Security Owners will be lower than the yield otherwise produced by the applicable Note Interest Rate or Pass Through Rate, because the payment and distribution of the interest accrued during each Due Period (a calendar month consisting of thirty days) will not be made until the Payment Date occurring in the month following such Due Period. See 'Description of the Offered Securities--Payments and Distributions on the Offered Securities' herein. This delay will result in funds being passed through to the Security Owners approximately 20 days after the end of the monthly accrual period, during which 20-day period no interest will accrue on such funds. As discussed in greater detail below, greater than anticipated payments and distributions of principal can also affect the yield on Offered Securities purchased at a price greater or less than par.

     The rate of principal payments on the Offered Securities, the aggregate amount of each interest payment on the Offered Securities and the yield to maturity on the Offered Securities will be directly related to and affected by the rate and timing of principal reductions on the Home Loans. The principal reductions on such Home Loans may be in the form of scheduled amortization payments or unscheduled payments or reductions, which may include prepayments, repurchases and liquidations or write-offs due to default, casualty, insurance or other dispositions.

     The 'weighted average life' of an Offered Security refers to the average amount of time that will elapse from the Closing Date to the date each dollar in respect of principal of such Offered Security is repaid. The weighted average lives of the Offered Securities will be influenced by, among other factors, the rate at which principal reductions occur on the Home Loans, the rate at which Excess Spread is distributed to Security Owners as described herein, and the extent to which any Excess Spread is distributed to the holders of the Residual Interest as described herein. If substantial principal prepayments on the Home Loans are received from unscheduled prepayments, liquidations or repurchases, then the payments and distributions to the Security Owners resulting from such prepayments may significantly shorten the actual weighted average lives of the Offered Securities. If the Home Loans experience delinquencies and defaults in the payment of principal, then the Security Owners will similarly experience a delay in the receipt of principal payments and distributions attributable to such delinquencies and defaults which in certain instances may result in longer actual average weighted lives of the Offered Securities than would otherwise be the case. However, to the extent that principal in respect of Liquidated Home Loans is included in the principal payments and distributions on the Offered Securities as a result of delinquencies and defaults on the Home Loans (and at such time that either amounts on deposit in the Reserve Account or the Overcollateralization Amount has been reduced to zero), then the Security Owners will experience an acceleration in the receipt of principal payments and distributions which in certain instances may result in shorter actual weighted average lives of the Offered Securities than would otherwise be the case. Interest shortfalls on the Home Loans due to principal prepayments in full and curtailments and any resulting shortfall in amounts distributable on the Offered Securities will be covered to the extent of amounts available from the applicable credit enhancement provided for the Offered Securities. See 'Risk Factors--Adequacy of Credit Enhancement' herein.

     The rate and timing of principal reductions on the Home Loans will be influenced by a variety of economic, geographic, social and other factors. These factors may include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity, if any, in the mortgaged properties, servicing decisions, homeowner mobility, the existence and enforceability of 'due-on-sale' clauses, seasoning of loans, market interest rates for similar types of loans and the availability of funds for such loans. Substantially all of the Home Loans contain due-on-sale provisions and the Master Servicer intends, except under circumstances described under 'Risk Factors--Prepayment and Yield Considerations,' to enforce such provisions unless (i) the Master Servicer, in a manner consistent with its servicing practices, permits the purchaser of the related Mortgaged Property to assume the Home Loan, or (ii) such enforcement is not permitted by applicable law. A substantial majority of the Initial Home Loans are subject to prepayment penalties, which may reduce the amount or the likelihood of prepayments on such Initial Home Loans. The remaining Initial Home Loans may be prepaid in full or in part at any time without penalty. As with fixed rate obligations, generally, the rate of prepayment on a pool of loans is affected by prevailing market interest rates for similar types of loans of a comparable term and risk level. If prevailing interest rates were to fall significantly below the respective Home Loan Rates on the Home Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing interest rates were to rise significantly above the respective Home Loan Rates on the Home Loans, the rate of prepayment on the Home Loans would be expected to decrease. In addition, depending on prevailing market interest rates, the future outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity (if any) in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, any future limitations on the rights of borrowers to deduct interest payments on mortgage loans for Federal income tax purposes may result in a higher rate of prepayment on the Home Loans. The Depositor and the Transferor make no representations as to the particular factors that will affect the prepayment of the Home Loans, as to the relative importance of such factors, or as to the percentage of the principal balance of the Home Loans that will be paid as of any date.

     Payments and distributions of principal to Security Owners at a faster rate than anticipated will increase the yield on Offered Securities purchased at a discount but will decrease the yield on Offered Securities purchased at a premium, which payments and distributions of principal may be attributable to scheduled payments and prepayments of principal on the Home Loans, to Excess Spread and to amounts remaining on deposit in the Pre-Funding Account at the expiration of the Funding Period. The effect on an investor's yield due to payments and distributions of principal to the Security Owners (including without limitation prepayments on the Home Loans) occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of the Offered Securities will not be entirely offset by a subsequent like reduction (or increase) in the rate of such payments and distributions of principal during any subsequent period.

     The rate of delinquencies and defaults on the Home Loans, and the recoveries, if any, on defaulted Home Loans and foreclosed properties, will also affect the rate and timing of principal payments on the Home Loans, and accordingly, the weighted average lives of the Offered Securities, and could cause a delay in the payment of principal or a slower rate of principal amortization to the holders of Offered Securities. Certain factors may influence such delinquencies and defaults, including origination and underwriting standards, loan-to-value ratios and delinquency history. In general, defaults on Home Loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on similar types of home loans. The rate of default on Home Loans with high loan-to-value ratios, secured by junior liens, may be higher than that of home loans with lower loan-to-value ratios or secured by first liens on comparable properties. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Home Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located or the related borrower is residing. See 'The Home Loan Pool' herein. The risk of delinquencies and loss is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

     Because principal payments are paid to certain Classes of Offered Securities before other Classes, holders of the Certificates and, to a lesser extent, the Classes of Mezzanine Notes bear a greater risk of losses from delinquencies and defaults on the Home Loans than holders of the Classes of Notes having earlier priorities for payment of principal. See 'Description of Credit Enhancement--Subordination and Allocation of Losses' herein.

     Although certain data have been published with respect to the historical prepayment experience of certain residential mortgage loans, such mortgage loans may differ in material respects from the Home Loans and such data may not be reflective of conditions applicable to the Home Loans. No significant historical prepayment data is generally available with respect to the types of Home Loans included in the Home Loan Pool or similar types of loans, and there can be no assurance that the Home Loans will achieve or fail to achieve any particular rate of principal prepayment. A number of factors suggest that the prepayment experience of the Home Loan Pool may be significantly different from that of a pool of conventional first-lien, single family mortgage loans with equivalent interest rates and maturities. One such factor is that the principal balance of the average Home Loan is smaller than that of the average conventional first-lien mortgage loan. A smaller principal balance may be easier for a borrower to prepay than a larger balance and, therefore, a higher prepayment rate may result for the Home Loan Pool than for a pool of first-lien mortgage loans, irrespective of the relative average interest rates and the general interest rate environment. In addition, in order to refinance a first-lien mortgage loan, the borrower must generally repay any junior liens. However, a small principal balance may make refinancing a Home Loan at a lower interest rate less attractive to the borrower as the perceived impact to the borrower of lower interest rates on the size of the monthly payment may not be significant. Other factors that might be expected to affect the prepayment rate of the Home Loan Pool include general economic conditions, the amounts of and interest rates on the underlying senior mortgage loans, and the tendency of borrowers to use real property mortgage loans as long-term financing for home purchase and junior liens as shorter-term financing for a variety of purposes, which may include the direct or indirect financing of home improvements, education expenses, debt consolidation, purchases of consumer durables such as automobiles, appliances and furnishings and other consumer purposes. Furthermore, because at origination the majority of the Home Loans had combined loan-to-value ratios that approached or exceeded 100%, the related borrowers for these Home Loans will generally have significantly less opportunity to refinance the indebtedness secured by the related Mortgaged Properties, including these Home Loans, and, therefore, a lower prepayment rate may result for the Home Loan Pool than for a pool of mortgage (including first or junior lien) loans that have combined loan-to-value ratios less than 100%. Given these characteristics, the Home Loans may experience a higher or lower rate of prepayment than first-lien mortgage loans.

SUBORDINATION OF THE CLASS M-1 AND CLASS M-2 NOTES AND THE CERTIFICATES

     As described under 'Description of the Offered Securities--Payments and Distributions on the Offered Securities' herein, on each Payment Date, the holders of any higher ranking Class of Offered Securities will have a preferential right to receive amounts of interest and principal due to them on such Payment Date before any payments or distributions of interest or principal, respectively, are made on any Class of Offered Securities subordinate to such Class. As a result, the yields to maturity and the aggregate amount of payments on the Certificates and each Class of Mezzanine Notes will be more sensitive than the yields of higher ranking Notes to the rate of delinquencies and defaults on the Home Loans.

     As more fully described herein, Allocable Loss Amounts will be allocated first to the Certificates until the Certificate Principal Balance has been reduced to zero, then to the Class M-2 Notes and the Class M-1 Notes, in that order, until the Class Principal Balances thereof have been reduced to zero. Any Deferred Amounts will be paid to the Class M-1 Notes and the Class M-2 Notes, in that order, until such Deferred Amounts have been paid in full. The Certificates will be entitled to receive amounts attributable to Loss Reimbursement Deficiencies after all Deferred Amounts have been paid in full with respect to the Mezzanine Notes.

PAYMENTS AND DISTRIBUTIONS OF EXCESS SPREAD

     The overcollateralization feature has been designed to accelerate the principal amortization of the Offered Securities then entitled to payments of principal relative to the principal amortization of the Home Loans. If on any Payment Date the Required Overcollateralization Amount exceeds the Overcollateralization Amount, any Excess Spread generally will be paid or distributed sequentially to the Security Owners in the order and amounts specified herein under 'Description of the Offered Securities--Payments and Distributions on the Offered Securities--Distribution Priorities.' If on any Payment Date (including an Overcollateralization Stepdown Date) the Overcollateralization Amount equals or exceeds the Required Overcollateralization Amount, Excess Spread otherwise payable or distributable to the Security Owners as described above instead generally will be paid first to the Class M-1 Notes and the Class M-2 Notes, in that order, in respect of Deferred Amounts, if any, until the Deferred Amounts have been paid in full, then to the holders of the Certificates in respect of Loss Reimbursement Deficiencies, if any, until the Loss Reimbursement Deficiencies, have been paid in full, and then to the holders of the Residual Interest, thereby reducing the rate of and under certain circumstances delaying the principal amortization with respect to the Offered Securities, until the Overcollateralization Amount is reduced to the Required Overcollateralization Amount. Notwithstanding the foregoing, on any Payment Date on which a Trigger Event has occurred, the Excess Spread, if any, will be paid to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, in that order, until their respective Class Principal Balances are reduced to zero, without regard to the Senior Optimal Principal Balance. Any Excess Spread remaining after the Class Principal Balances of all Classes of Senior Notes have been reduced to zero on such Payment Date will be available for payment or distributions to the Certificates and the Mezzanine Notes as described above. As described herein, the yield to maturity on an Offered Security purchased at a premium or discount will be affected by the extent to which any Excess Spread is distributed to the holders of the Residual Interest in lieu of payment or distribution to the Security Owners in reduction of their Class Principal Balances or the Certificate Principal Balance. If such Excess Spread payments to the holders of the Residual Interest occur sooner than anticipated by an investor who purchases an Offered Security at a discount, the actual yield to such investor may be lower than such investor's anticipated yield. If such Excess Spread distributions to the holders of the Residual Interest occur later than anticipated by an investor who purchases an Offered Security at a premium, the actual yield to such investor may be lower than such investor's anticipated yield.

     The amount of Excess Spread, if any, distributable to the holders of the Residual Interest in reduction of the Overcollateralization Amount on any Payment Date will be affected by the Required Overcollateralization Amount, and by the actual default and delinquency experience and principal amortization of the Home Loans during the related Due Period. In particular, high rates of delinquencies on the Home Loans during any Due Period may cause the amount of interest received on the Home Loans during such Due Period to be less than the amount of interest distributable on the Offered Securities on the related Payment Date. Such an occurrence will cause the Class Principal Balances of the Notes and the Certificate Principal Balance of the Certificates to decrease at a slower rate relative to the Pool Principal Balance, resulting in a reduction of the Overcollateralization Amount and, in some circumstances, an Allocable Loss Amount.

REINVESTMENT RISK

     The reinvestment risk with respect to an investment in the Offered Securities will be affected by the rate and timing of principal payments (including prepayments) in relation to the prevailing interest rates at the time of receipt of such principal payments. For example, during periods of falling interest rates, Security Owners are likely to receive an increased amount of principal payments from the Home Loans at a time when such holders may be unable to reinvest such payments in investments having a yield and rating comparable to the Offered Securities. Conversely, during periods of rising interest rates, Security Owners are likely to receive a decreased amount of principal prepayments from the Home Loans at a time when such holders may have an opportunity to reinvest such payments in investments having a higher yield than, and a comparable rating to, the Offered Securities.

MATURITY DATES AND FINAL SCHEDULED PAYMENT DATE

     The Maturity Date for each Class of Senior Notes (other than the Class A-4 Notes) is the twelfth Payment Date following the Payment Date on which the Class
 Principal Balance of the related Class of Notes would be reduced to zero, assuming (i) no prepayments are received on the Home Loans; (ii) scheduled monthly payments of principal and interest on the Home Loans are timely received by the Master Servicer, and (iii) no Excess Spread is paid or distributed to the holders of the Offered Securities. The Maturity Date for the Class A-4 Notes and each Class of Mezzanine Notes and the Final Scheduled Payment Date for the Certificates is the thirteenth Payment Date following the Due Period in which the Principal Balances of all the Home Loans have been reduced to zero assuming that the Home Loans pay in accordance with their terms. The weighted average lives of the Offered Securities are likely to be shorter than would be the case if payments actually made on the Home Loans conformed to the foregoing assumptions, and the final Payment Dates with respect to the Offered Securities could occur significantly earlier than the Maturity Dates of each Class of Notes or the Final Scheduled Payment Date of the Certificates because (i) prepayments in respect of the Home Loans are likely to occur; (ii) distributions of Excess Spread to the Security Owners are likely to occur, and (iii) on of after any Payment Date on which the Pool Principal Balance declines to 10% or less of the Assumed Pool Principal Balance, the Master Servicer or the Affiliated Holder may effect a redemption of the Notes and prepayment of the Certificates as described herein. See 'Description of the Offered Securities--Optional Redemption of the Notes; Optional Prepayment of the Certificates' herein.

WEIGHTED AVERAGE LIVES OF THE OFFERED SECURITIES

     The following information is given solely to illustrate the effect of prepayments of the Home Loans on the weighted average lives of the Offered Securities under certain stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Home Loans. Weighted average life refers to the average amount of time that will elapse from the date of delivery of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Offered Securities will be influenced by the rate at which principal of the Home Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term 'prepayment' includes reductions of principal, including without limitation those resulting from unscheduled full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions, substitutions and repurchases by or on behalf of the Transferor or the Depositor), the rate at which Excess Spread is distributed to Security Owners as described herein, and the extent to which any amounts remaining in the Pre-Funding Account at the expiration of the Funding Period are paid or distributed to the Security Owners as described herein.

     Prepayments on loans such as the Home Loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the prepayment assumption (the 'Prepayment Assumption'), which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of loans for the life of such loans. A 100% Prepayment Assumption assumes a constant prepayment rate ('CPR') of 2.0% per annum of the outstanding principal balance of such loans in the first month of the life of the loans and an additional approximate 0.9091% (expressed as a percentage per annum) in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of the loans, a CPR of 12.0% per annum each month is assumed. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption (i.e., no prepayments), which would include a CPR of 0%. Correspondingly, 75% Prepayment Assumption assumes prepayment rates equal to 75% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Home Loans. Neither the Transferor nor the Depositor makes any representations about the appropriateness of the Prepayment Assumption or the CPR model.

     Modeling Assumptions. For purposes of preparing the tables below, the following assumptions (the 'Modeling Assumptions') have been made.

          (i) all scheduled principal payments on the Home Loans are timely received on the first day of a Due Period, which will begin on the first day of each month and end on the thirtieth day of the month, with the first Due Period commencing on September 1, 1997, no delinquencies or losses occur on the Home Loans and all Home Loans have a first payment date that occurs thirty (30) days after the origination thereof;

          (ii) the scheduled payments on the Home Loans have been calculated on the basis of the outstanding principal balance (prior to giving effect to prepayments), the Home Loan Rate and the remaining term to stated maturity such that the Home Loans will fully amortize by their remaining term to stated maturity;

          (iii) all scheduled payments of interest and principal in respect of the Home Loans have been made through the applicable Cut-Off Date;

          (iv) the Home Loans in the Home Loan Pool prepay monthly at the specified percentages of the Prepayment Assumption, no optional or other early termination of the Offered Securities occurs and no substitutions or repurchases of the Home Loans occur;

          (v) all prepayments in respect of the Home Loans include 30 days of interest thereon;

          (vi) the Closing Date for the Offered Securities is September 23, 1997, each month consists of 30 days and each year will consist of 360 days;

          (vii) cash payments and distributions are received by the holders of the Offered Certificates on the 20th day of each month, commencing in October 1997;

          (viii) the Required Overcollateralization Amount will equal $19,200,000 and will be reduced in accordance with the terms of the Indenture;

          (ix) the Note Interest Rate for each Class of Notes and the Pass Through Rate for the Certificates are as set forth on the cover page hereof;

          (x) the Net Home Loan Rate for the Home Loans is net of the Servicing Fee and the additional fees deducted from the interest collections in respect of the Home Loans include the Indenture Trustee Fee and the Master Servicing Fee;

          (xi) no reinvestment income from any Trust account is earned and available for payment or distribution (other than the Pre-Funding Account, which accrues interest on the funds therein based on the assumed delivery of the Home Loans as set forth below); and

          (xii) the Home Loan Pool consists of Home Loans having the characteristics set forth in the following table:

                                                                            NET INITIAL     ORIGINAL      REMAINING
                                                             INITIAL         HOME LOAN      TERM OF        TERM TO        ASSUMED
                                          PRINCIPAL         HOME LOAN        INTEREST     AMORTIZATION    MATURITY       DELIVERY
HOME LOAN NUMBER                          BALANCE($)     INTEREST RATE(%)     RATE(%)     (IN MONTHS)    (IN MONTHS)   OF HOME LOANS
--------------------------------------  --------------   ----------------   -----------   ------------   -----------   -------------
1.....................................    1,470,204.34        13.530           12.530           65            63        Closing Date
2.....................................    9,707,143.88        13.796           12.796          120           119        Closing Date
3.....................................   60,913,861.56        13.843           12.843          180           179        Closing Date
4.....................................   71,021,089.17        14.190           13.190          240           238        Closing Date
5.....................................   76,887,701.05        13.781           12.781          300           299        Closing Date
6.....................................      133,654.94        13.530           12.530           65            65        October 1997
7.....................................      882,467.63        13.796           12.796          120           120        October 1997
8.....................................    5,537,623.78        13.843           12.843          180           180        October 1997
9.....................................    6,456,462.65        14.190           13.190          240           240        October 1997
10....................................    6,989,791.00        13.781           12.781          300           300        October 1997

     Based on the foregoing assumptions, the tables on the following pages indicate the percentage of Original Class Principal Balance that would be outstanding on each of the Payment Dates shown at the specified percentages of the Prepayment Assumption and the corresponding weighted average life of each Class of Notes and the Certificates.

                  [Remainder of Page Intentionally Left Blank]

            PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                             CLASS A-1 NOTES                                  CLASS A-2 NOTES
                               --------------------------------------------    ---------------------------------------------
        PAYMENT DATE            0%     50%     75%     100%    125%    150%     0%      50%     75%     100%    125%    150%
----------------------------   ----    ----    ----    ----    ----    ----    -----    ----    ----    ----    ----    ----
  Closing Date..............    100     100     100    100     100     100       100     100     100    100     100     100
  September 20, 1998........     75      61      54     48      41      34       100     100     100    100     100     100
  September 20, 1999........     62      29      13      0       0       0       100     100     100     96      77      57
  September 20, 2000........     55       5       0      0       0       0       100     100      76     47      20       0
  September 20, 2001........     48       0       0      0       0       0       100      76      39      4       0       0
  September 20, 2002........     39       0       0      0       0       0       100      48       4      0       0       0
  September 20, 2003........     30       0       0      0       0       0       100      20       0      0       0       0
  September 20, 2004........     19       0       0      0       0       0       100       0       0      0       0       0
  September 20, 2005........      7       0       0      0       0       0       100       0       0      0       0       0
  September 20, 2006........      0       0       0      0       0       0        91       0       0      0       0       0
  September 20, 2007........      0       0       0      0       0       0        71       0       0      0       0       0
  September 20, 2008........      0       0       0      0       0       0        51       0       0      0       0       0
  September 20, 2009........      0       0       0      0       0       0        28       0       0      0       0       0
  September 20, 2010........      0       0       0      0       0       0         2       0       0      0       0       0
  September 20, 2011........      0       0       0      0       0       0         0       0       0      0       0       0
  September 20, 2012........      0       0       0      0       0       0         0       0       0      0       0       0
  September 20, 2013........      0       0       0      0       0       0         0       0       0      0       0       0
  September 20, 2014........      0       0       0      0       0       0         0       0       0      0       0       0
  September 20, 2015........      0       0       0      0       0       0         0       0       0      0       0       0
  September 20, 2016........      0       0       0      0       0       0         0       0       0      0       0       0
  September 20, 2017........      0       0       0      0       0       0         0       0       0      0       0       0
  September 20, 2018........      0       0       0      0       0       0         0       0       0      0       0       0
  September 20, 2019........      0       0       0      0       0       0         0       0       0      0       0       0
  September 20, 2020........      0       0       0      0       0       0         0       0       0      0       0       0
  September 20, 2021........      0       0       0      0       0       0         0       0       0      0       0       0
  September 20, 2022........      0       0       0      0       0       0         0       0       0      0       0       0
Weighted Average Life(2):      3.85    1.45    1.16    1.00    0.89    0.82    10.98    4.98    3.75    3.00    2.51    2.16
  No Optional Termination...

------------------
(1) The percentages in this table have been rounded to the nearest whole number.
(2) The weighted average life of a Class of Notes is determined by (a) multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related Payment Date; (b) summing the results and (c) dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to one decimal place.

     These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Home Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

            PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                                CLASS A-3 NOTES                               CLASS A-4 NOTES
                                    ----------------------------------------    --------------------------------------------
           PAYMENT DATE              0%     50%    75%    100%   125%   150%     0%      50%     75%    100%    125%    150%
----------------------------------  -----   ----   ----   ----   ----   ----    -----   -----   -----   -----   -----   ----
  Closing Date....................    100    100    100   100    100    100       100     100     100     100     100   100
  September 20, 1998..............    100    100    100   100    100    100       100     100     100     100     100   100
  September 20, 1999..............    100    100    100   100    100    100       100     100     100     100     100   100
  September 20, 2000..............    100    100    100   100    100     89       100     100     100     100     100   100
  September 20, 2001..............    100    100    100   100     42     19       100     100     100     100     100   100
  September 20, 2002..............    100    100    100    28     14      2       100     100     100     100     100   100
  September 20, 2003..............    100    100     44    14      0      0       100     100     100     100     100    82
  September 20, 2004..............    100     88     19     2      0      0       100     100     100     100      82    65
  September 20, 2005..............    100     35      8     0      0      0       100     100     100      87      67    51
  September 20, 2006..............    100     19      0     0      0      0       100     100      97      73      54    40
  September 20, 2007..............    100     10      0     0      0      0       100     100      83      60      43    31
  September 20, 2008..............    100      1      0     0      0      0       100     100      71      50      35    24
  September 20, 2009..............    100      0      0     0      0      0       100      88      60      41      27    18
  September 20, 2010..............    100      0      0     0      0      0       100      75      50      33      21    13
  September 20, 2011..............     40      0      0     0      0      0       100      63      40      25      16    10
  September 20, 2012..............     17      0      0     0      0      0       100      50      31      19      12     7
  September 20, 2013..............      9      0      0     0      0      0       100      43      26      15       9     5
  September 20, 2014..............      0      0      0     0      0      0       100      36      21      12       7     4
  September 20, 2015..............      0      0      0     0      0      0        85      29      16       9       5     3
  September 20, 2016..............      0      0      0     0      0      0        68      22      12       6       3     1
  September 20, 2017..............      0      0      0     0      0      0        51      15       8       4       2     0
  September 20, 2018..............      0      0      0     0      0      0        43      12       6       3       0     0
  September 20, 2019..............      0      0      0     0      0      0        34       9       4       2       0     0
  September 20, 2020..............      0      0      0     0      0      0        24       6       3       0       0     0
  September 20, 2021..............      0      0      0     0      0      0        12       3       0       0       0     0
  September 20, 2022..............      0      0      0     0      0      0         0       0       0       0       0     0
Weighted Average Life(2):
  No Optional Termination.........  14.18   8.08   6.23   5.00   4.16   3.55    20.71   16.02   13.84   11.94   10.34   9.04

------------------
(1) The percentages in this table have been rounded to the nearest whole number.
(2) The weighted average life of a Class of Notes is determined by (a) multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related Payment Date; (b) summing the results and (c) dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to one decimal place.


     These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Home Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

            PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                                       CLASS M-1 NOTES                               CLASS M-2 NOTES
                                         -------------------------------------------   -------------------------------------------
             PAYMENT DATE                 0%      50%     75%    100%    125%   150%    0%      50%     75%    100%    125%   150%
---------------------------------------  -----   -----   -----   -----   ----   ----   -----   -----   -----   -----   ----   ----
  Closing Date.........................    100     100     100     100   100    100      100     100     100     100   100    100
  September 20, 1998...................    100     100     100     100   100    100      100     100     100     100   100    100
  September 20, 1999...................    100     100     100     100   100    100      100     100     100     100   100    100
  September 20, 2000...................    100     100     100     100   100    100      100     100     100     100   100    100
  September 20, 2001...................    100     100     100     100   100     90      100     100     100     100   100     90
  September 20, 2002...................    100     100     100     100    85     72      100     100     100     100    85     72
  September 20, 2003...................    100     100     100      85    70     57      100     100     100      85    70     57
  September 20, 2004...................    100     100      91      73    58     45      100     100      91      73    58     45
  September 20, 2005...................    100     100      79      61    47     36      100     100      79      61    47     36
  September 20, 2006...................    100      91      68      51    38     28      100      91      68      51    38     28
  September 20, 2007...................    100      80      59      42    30     22      100      80      59      42    30     22
  September 20, 2008...................    100      71      50      35    24     17      100      71      50      35    24     17
  September 20, 2009...................    100      62      42      29    19     13      100      62      42      29    19     13
  September 20, 2010...................    100      53      35      23    15      9      100      53      35      23    15      9
  September 20, 2011...................    100      44      28      18    11      7      100      44      28      18    11      7
  September 20, 2012...................     88      35      22      14     8      5       88      35      22      14     8      5
  September 20, 2013...................     80      30      18      11     6      4       80      30      18      11     6      4
  September 20, 2014...................     71      25      15       8     5      3       71      25      15       8     5      2
  September 20, 2015...................     60      20      11       6     3      2       60      20      11       6     3      0
  September 20, 2016...................     48      15       8       4     2      0       48      15       8       4     1      0
  September 20, 2017...................     36      11       6       3     1      0       36      11       6       3     0      0
  September 20, 2018...................     30       8       4       2     0      0       30       8       4       1     0      0
  September 20, 2019...................     24       6       3       1     0      0       24       6       3       0     0      0
  September 20, 2020...................     17       4       2       0     0      0       17       4       0       0     0      0
  September 20, 2021...................      9       2       0       0     0      0        9       0       0       0     0      0
  September 20, 2022...................      0       0       0       0     0      0        0       0       0       0     0      0
Weighted Average Life(2):
  No Optional Termination..............  19.16   14.11   11.96   10.19   8.76   7.62   19.15   14.10   11.94   10.16   8.74   7.60

------------------
(1) The percentages in this table have been rounded to the nearest whole number.
(2)  The weighted average life of a Class of Notes is determined by (a)

     multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related Payment Date; (b) summing the results and (c) dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to one decimal place.

     These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Home Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

            PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                                         CERTIFICATES
                                         ---------------------------------------------
             PAYMENT DATE                 0%      50%     75%    100%    125%    150%
---------------------------------------  -----   -----   -----   -----   -----   -----
  Closing Date.........................    100     100     100     100     100     100
  September 20, 1998...................    100     100     100     100     100     100
  September 20, 1999...................    100     100     100     100     100     100
  September 20, 2000...................    100     100     100     100     100     100
  September 20, 2001...................    100     100     100     100     100      90
  September 20, 2002...................    100     100     100     100      85      72
  September 20, 2003...................    100     100     100      85      70      57
  September 20, 2004...................    100     100      91      73      58      45
  September 20, 2005...................    100     100      79      61      47      36
  September 20, 2006...................    100      91      68      51      38      28
  September 20, 2007...................    100      80      59      42      30      22
  September 20, 2008...................    100      71      50      35      24      17
  September 20, 2009...................    100      62      42      29      19      13
  September 20, 2010...................    100      53      35      23      15       9
  September 20, 2011...................    100      44      28      18      11       7
  September 20, 2012...................     88      35      22      14       8       4
  September 20, 2013...................     80      30      18      11       6       1
  September 20, 2014...................     71      25      15       8       4       0
  September 20, 2015...................     60      20      11       6       1       0
  September 20, 2016...................     48      15       8       3       0       0
  September 20, 2017...................     36      11       5       0       0       0
  September 20, 2018...................     30       8       3       0       0       0
  September 20, 2019...................     24       6       1       0       0       0
  September 20, 2020...................     17       2       0       0       0       0
  September 20, 2021...................      9       0       0       0       0       0
  September 20, 2022...................      0       0       0       0       0       0
Weighted Average Life(2):                19.15   14.07   11.89   10.12    8.70    7.55
  No Optional Termination..............


------------------
(1) The percentages in this table have been rounded to the nearest whole number.
(2) The weighted average life of a Class of Notes or the Certificates is determined by (a) multiplying the amount of each payment or distribution of principal thereof by the number of years from the date of issuance to the related Payment Date; (b) summing the results and (c) dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to one decimal place.

     These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Home Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

     The paydown scenarios for the Offered Securities set forth in the foregoing tables are subject to significant uncertainties and contingencies (including those discussed above under 'Prepayment and Yield Considerations'). As a result, there can be no assurance that any of the foregoing paydown scenarios and the Modeling Assumptions on which they were made will prove to be accurate or that the actual weighted average lives of the Offered Securities will not vary from those set forth in the foregoing tables, which variations may be shorter or longer, and which variations may be greater with respect to later years. Furthermore, it is unlikely that the Home Loans will prepay at a constant rate or that all of the Home Loans will prepay at the same rate. Moreover, the Home Loans actually included in the Home Loan Pool, the payment experience of such Home Loans and certain other factors affecting the distributions on the Offered Securities will not conform to the Modeling Assumptions made in preparing the above tables. In fact, the characteristics and payment experience of the Home Loans will differ in many respects from such Modeling Assumptions. See 'The Home Loan Pool' herein. To the extent that the Home Loans actually included in the Home Loan Pool have characteristics and a payment experience that differ from those assumed in preparing the foregoing tables, the Offered Securities are likely to have weighted average lives that are shorter or longer than those set forth in the foregoing tables. See 'Risk Factors--Prepayment and Yield Considerations' herein.

     In light of the uncertainties inherent in the foregoing paydown scenarios, the inclusion of the weighted average lives of the Offered Securities in the foregoing tables should not be regarded as a representation by the Servicer, the Depositor, the Underwriter or any other person that such weighted average lives will be achieved or that any of the foregoing paydown scenarios will be experienced.

                  CERTAIN LEGAL ASPECTS OF THE TITLE I PROGRAM

GENERAL

     Sections 1 and 2(a) of the National Housing Act of 1934, as amended (the 'Act'), authorize the creation of the FHA and the Title I Program. The Title 1

Loans are insured under the Title I Program. FHA Regulations contain the requirements under which approved Title I Lenders may obtain insurance against a portion of losses incurred with respect to eligible loans that have been originated and serviced in accordance with FHA regulations, up to the amount of such Title I Lender's FHA Reserve, as described below, and subject to the terms and conditions established under the Act and FHA Regulations. While FHA Regulations permit the Secretary of HUD, subject to statutory limitations, to waive a Title I Lender's noncompliance with FHA Regulations if enforcement would impose an injustice on the lender (provided the Title I Lender has acted in good faith, is in substantial compliance with FHA Regulations and has credited the borrower for any excess charges), in general, an insurance claim against the FHA will be denied if the Title I loan to which it relates does not strictly satisfy the requirements of the Act and FHA Regulations.

     Unlike certain other government loan insurance programs, loans under the Title I Program are not subject to prior review by the FHA. Under the Title I Program, the FHA disburses insurance proceeds with respect to defaulted loans for which insurance claims have been filed by a Title I Lender prior to any review of such loans. A Title I Lender is required to repurchase a Title I loan from the FHA that is determined to be ineligible for insurance after insurance claim payments for such loan have been paid to such lender. Under the FHA Regulations, if the Title I Lender's obligation to repurchase the Title I loan is unsatisfied, the FHA is permitted to offset the unsatisfied obligation against future insurance claim payments owed by the FHA to such lender. FHA Regulations permit the FHA to disallow an insurance claim with respect to any Title I loan that does not qualify for insurance for a period of up to two years after the claim is made and to require the Title I Lender that has submitted the insurance claim to repurchase the loan. Pursuant to a letter ruling issued by the FHA in October 1994, the FHA has stated that, as a policy, the FHA will strive to review all insurance claim submissions in a timely manner and limit the period of time within which it will request the repurchase of a loan to a period of one year after claim submission. The letter further states, however, that the FHA may find it necessary with respect to some claim submissions to apply the foregoing two-year incontestability provision strictly.

     The proceeds of loans under the Title I Program may be used only for permitted purposes, including, but not limited to, the alteration, repair or improvement of residential property, the purchase of a manufactured home or lot (or cooperative interest therein) on which to place such home or the purchase of both a manufactured home loan and the lot (or cooperative interest therein) on which such home is placed. Title I Program loans may be made directly to the owners of the property to be improved or purchased ('direct loans') or with the assistance of a dealer or home improvement contractor that will have an interest in the proceeds of the loan ('dealer loans').

     Subject to certain limitations described below, eligible Title I loans are insured by the FHA for 90% of an amount equal to the sum of (i) the net unpaid principal amount and the uncollected interest earned to the date of default,

(ii) interest on the unpaid loan obligation from the date of default to the date of the initial submission of the insurance claim, plus 15 calendar days (the total period not to exceed nine months) at a rate of 7% per annum, (iii) uncollected court costs, (iv) attorney's fees not to exceed $500, and (v) expenses for recording the assignment of the security to the United States. However, the insurance coverage provided by the FHA is limited to the extent of the balance in the Title I Lender's FHA Reserve maintained by the FHA. Accordingly if sufficient insurance coverage is available in such FHA Reserve, then the Title I Lender bears the risk of losses on a Title I loan for which a claim for reimbursement is paid by the FHA of at least 10% of the unpaid principal, uncollected interest earned to the date of default, interest from the date of default to the date of the initial claim submission and certain expenses.

     Under the Title I Program, the FHA maintains an FHA insurance coverage reserve account (an 'FHA Reserve') for each Title I Lender. The amount in each Title I Lender's FHA Reserve is a maximum of 10% of the amounts disbursed, advanced or expended by a Title I Lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments permitted or required by FHA Regulations. The balance of such FHA Reserve is the maximum amount of insurance claims the FHA is required to pay to the related Title I Lender. Mortgage loans to be insured under the Title I Program will be registered for insurance by the FHA, and the increase in Title I insurance coverage to which the Title I Lender is entitled by reason of the reporting of such loans under the Title I Lender's contract of insurance will be included in the FHA Reserve for the originating Title I Lender following the receipt and acknowledgment by the FHA of a transfer of note report on the prescribed form (the 'Transfer Report') pursuant to FHA Regulations.

     Under the Title I Program the FHA will reduce the insurance coverage available in a Title I Lender's FHA Reserve with the respect to loans insured under such Title I Lender's contract of insurance by (i) the amount of FHA Insurance claims approved for payment related to such loans, and (ii) the amount of reduction of the Title I Lender's FHA Reserve by reason of the sale, assignment or transfer of loans registered under the Title I Lender's contract of insurance. Such insurance coverage also may be reduced for any FHA insurance claims previously disbursed to the Title I Lender that are subsequently rejected by the FHA.

     Upon the receipt and acknowledgment by the FHA of a Transfer Report, originations of new loans will increase a Title I Lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating such loans registered with the FHA for insurance under the Title I Program. A Title I Lender is permitted to sell or otherwise transfer loans reported for insurance under the Title I Program only to another Title I Lender. Upon any such transfer, except a transfer with recourse or under a guaranty or repurchase Agreement, the seller is required to file a Transfer Report with the FHA reporting the transfer of such loans. Upon notification and approval of such transfer, the FHA Reserve of the selling Title I Lender is reduced, and the FHA Reserve of the purchasing Title I Lender is increased, by an amount equal to the lesser of 10% of the actual purchase price of the loans or the net unpaid principal balance of the loans, up to the total amount of the selling Title I Lender's FHA Reserve. Thus, in the event the selling Title I Lender's FHA Reserve was less than 10% of the unpaid principal balance of its portfolio of loans reported for insurance under the Title I Program prior to the sale, the seller's FHA Reserve may be exhausted as the result of a sale of only a portion of its total portfolio, with the result that its remaining Title I Program portfolio may be ineligible for Title I Program benefits until the lender originates or otherwise acquires additional loans reported for insurance under the Title I Program. Accordingly, the insurance coverage reserves transferred to the purchasing Title I Lender in such case will be less than 10% of the lesser of the purchase price or the principal balance of the portfolio of loans purchased, which may be the case with respect to the Transferor's purchase of certain Title I Home Loans from certain Title I lenders and the transfer of the related insurance coverage from such lenders' FHA Reserves. Additionally, pursuant to FHA Regulations, not more than $5,000 in insurance coverage shall be transferred to or from a Title I Lender's insurance coverage reserve account during any October 1 to September 30 fiscal year without the approval of the Secretary of HUD. Such HUD approval is generally viewed as automatic, provided the formal requirements for transfer are satisfied, but HUD does have the right under FHA Regulations to withhold approval.

     Unlike most other FHA insurance programs, the obligation of the FHA to reimburse a Title I Lender for losses in the portfolio of insured loans held by such Title I Lender is limited to the amount in an FHA Reserve maintained on a lender-by-lender basis and not on a loan-by-loan basis. Except when to do so would be in HUD's best interest, the FHA does not track or 'earmark' the loans within a Title I Lender's portfolio to determine whether a reduction in such lender's FHA Reserve as the result of an insurance claim by such lender are, in fact, attributable to the insured loan with respect to which the claim was made. For this reason, if a Title I Lender is holding insured loans as a fiduciary on behalf of multiple non-affiliated beneficiaries, in order for such a lender to cause its FHA Reserve to be reduced only by an amount to which a particular beneficiary is entitled by reason of the insured loans beneficially held by it, the Title I Lender must segregate or 'earmark' its FHA Reserve on its own books and records according to which beneficiary is entitled to what portion of the insurance coverage in the Title I Lender's FHA Reserve as if the insurance coverage were not commingled by the FHA in such FHA Reserve. If such Title I Lender continues to submit claims with respect to loans held on behalf of a beneficiary whose portion of insurance coverage in its FHA Reserve has been exhausted, the FHA will continue to honor such claims until all insurance coverage in such Title I Lender's FHA Reserve has been exhausted, even though such FHA Reserve may, in fact, be held by the Title I Lender for the benefit of a different beneficiary than the beneficiary of the insured loans to which the claims relate under a separate contractual agreement. In addition, under certain FHA administrative offset regulations, the FHA may offset an unsatisfied obligation of a Title I Lender to repurchase loans that are determined to be ineligible for insurance against future insurance claim payments owed by the FHA to such lender.

     Accordingly, claims paid to the Indenture Trustee by the FHA with respect to Title I loans insured under the FHA Insurance Holder's FHA Reserve other than the Title I Loans may reduce the FHA Insurance Amount. In the Sale and Servicing Agreement, the FHA Insurance Holder and the Indenture Trustee (and the FHA

Claims the Administrator) will agree not to submit claims to the FHA with respect to Title I loans other than the Title I Loans if the effect thereof would be to reduce the FHA Insurance Amount. The FHA Insurance Holder has committed to use its FHA contract of insurance under the Title I Program only to report the record ownership of loans transferred and assigned to the Trustee pursuant to the Sale and Servicing Agreement and similar such agreements that may be entered into by the FHA Insurance Holder in the future.

     On the final Transfer Date, such FHA Insurance Amount will be the maximum amount of insurance coverage in the FHA Insurance Holder's FHA Reserve that will be available for the submission of claims on the Title I Loans, and thereafter, such FHA Insurance Amount will be decreased as a result of payments by the FHA in respect of FHA Claims submitted for the Title I Loans after the Transfer Dates and as a result of the repurchase or substitution of Title I Home Loans by the Transferor. Except in connection with the conveyance to the Trust of any Subsequent Home Loans that are Title I Loans and the substitution of Title I Loans, the FHA Insurance Amount for the Title I Loans will not be increased for any other Title I loans, either previously or subsequently owned by the FHA Insurance Holder and reported for insurance in the FHA Insurance Holder's FHA Reserve.

REQUIREMENTS FOR TITLE I PROPERTY IMPROVEMENT LOANS

     The proceeds of loans originated under the Title I Program for property improvements may be used only for improvements that substantially protect or improve the basic habitability or utility of an eligible property. Although Title I loans are available for several types of properties, the Title I Loans will include primarily one-to four-family property improvement loans. FHA Regulations require that the borrower have at least a one-half interest in (i) fee simple title to the real property to be improved with the loan proceeds ('Secured Property'), (ii) a lease on the Secured Property for a fixed term that expires no sooner than six months after the maturity date of the property improvement loan or (iii) a properly recorded land installment contract for the purchase of the Secured Property. Any Title I property improvement loan originated after August 1994 in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple. Prior to August 1994, any Title I property improvement loan in excess of $5,000 was required to be secured by such a recorded lien.

     The maximum principal amount of an eligible loan under the Title I Program must not exceed the actual cost of the project plus any authorized fees and charges under the Title I Program as provided below; provided that such maximum principal amount does not exceed $25,000 for a single family property improvement loan. Generally, the term of a Title I loan that is a property improvement loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I loans with respect to multiple properties (subject to the aforementioned limit on loans to a single borrower), and a borrower may obtain more than one Title I loan with respect to a single property, in each case as long as the total outstanding balance of all Title I loans on the same property does not exceed the maximum loan amount for the type of Title I loan thereon having the highest permissible loan amount. There is no requirement that the owner contribute equity to the property other than fees and costs that may not be added to the balance of the loan as described below.

     Fees and charges that may be added to the balance of property improvement loans include (i) an origination fee, not to exceed 5% of the net proceeds disbursed to the borrower or other parties to the loan transaction, (ii) fees for architectural and engineering services, (iii) building permit costs, (iv) credit report costs, (v) title examination costs, (vi) fees for determining whether the property is in a special flood hazard area, (vii) recording fees, recording taxes, filing fees, and documentary stamp taxes, (viii) fees for inspection of the property by the lender or its agent, not to exceed $75, and
(ix) such other items as may be specified by the FHA. The Title I Lender is entitled to recover the following fees and charges in connection with a property improvement loan from the borrower as part of the borrower's initial payment, but such fees and charges may not be included in the loan amount or otherwise financed or advanced by the lender: (i) an origination fee not to exceed 1% of the loan amount, (ii) discount points to be paid by the borrower to the lender, but only if the lender can demonstrate a clear relationship between the discount points being charged and a compensating decrease in the interest rate being charged, (iii) fees for the services of qualified closing agents acting on behalf of the lender in closing direct loan transactions, (iv) Title I loan insurance charges assessed by the lender, (v) premiums for flood insurance that may be required in connection with a property improvement loan, (vi) premiums for credit life insurance or credit disability insurance, (vii) title insurance costs, (viii) current year tax and insurance escrow payments, (ix) fees necessary to establish the validity of the lien, (x) appraisal fees that are not eligible to be financed, (xi) survey costs, (xii) handling charges for refinancing or modification of an existing loan, not to exceed 1% of the new loan amount, (xiii) fees for approving assumption or preparing assumption agreements, not to exceed 1% of the unpaid principal balance of the loan, (xiv) fees for recording a release of the lender's security interest in the property, if permitted under state law, and (xv) such other items as may be specified by the FHA. FHA Regulations prohibit the advancement of such fees and charges to the borrowor by any party to the transaction.

     FHA Regulations distinguish between 'direct loans' and 'dealer loans.' A loan is a 'dealer loan' if an approved dealer having a direct or indirect financial interest in the transaction assists the borrower in obtaining the loan. A loan made by the lender to the borrower without the assistance of any party with a financial interest in the loan transaction (other than the lender) is a 'direct loan.'

     With respect to dealer loans, the dealer-contractor typically enters into a consumer credit contract or note with the borrower and, after completion of the financed improvements, assigns the contract or note to the Title I Lender. The dealercontractor presents the loan application to the Title I Lender, receives the check or money order representing the loan proceeds and may accompany the borrower to the institution for the purpose of receiving payment. As a condition to the disbursement of the proceeds of a dealer loan, the Title I Lender is required to obtain a completion certificate signed by the borrower and the dealer certifying that the improvements have been completed in accordance with the contract and that the borrower has received no inducement from the dealer to enter into the transaction other than discount points. The Title I Lender may enter into an agreement under which the lender has full or partial recourse against the dealer for a period of three years in the event the Title I Lender sustains losses with respect to loans originated by such dealer and such loans do not satisfy FHA Regulations. FHA Regulations require that each dealer meet certain net worth and experience requirements and be approved by the FHA on an annual basis. Any Title I Lender that makes dealer loans is required to supervise and monitor the dealer's activities with respect to loans insured under the Title I Program and to terminate a dealer's approval if the dealer does not satisfactorily perform its contractual obligations or comply with Title I Program requirements.

     The note evidencing a property improvement loan insured under the Title I Program is required to bear a genuine signature of the borrower and any co-maker and co-signer, must be valid and enforceable, must be complete and regular on its face and must have interest and principal stated separately. The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on the Title I loan must accrue from the date of the loan and be calculated according to the actuarial method, which allocates payments on the loan between principal and interest such that a payment is applied first to accrued interest and any remainder is subtracted from, or any deficiency is added to, the unpaid principal balance.

     Principal and interest on the note is required to be payable in equal installments at least monthly except where the borrower has irregular cash flow. The first and last payments may vary in amount from the regular installment amount but may not exceed 150% of the regular installment amount. The first payment may be due no later than two months from the date of the loan (i.e., the date upon which proceeds are disbursed by the lender). Late charges may be assessed only after fifteen days and cannot exceed the lesser of 5% of the installment, up to a maximum of $10 and must be billed as an additional charge to the borrower. In lieu of late charges, the note may provide for interest to accrue on late installments on a daily basis at the note rate. The note must include a provision for acceleration of maturity, at the option of the holder, upon a default by the borrower and a provision permitting prepayment in part or in full without penalty. The Title I Lender must assure that the note and all other documents evidencing the loan are in compliance with applicable Federal, state and local laws.

     A written but unrecorded modification agreement executed by the borrower may be used in lieu of refinancing a delinquent or defaulted loan to reduce or increase the installment payment, but not to increase the term or interest rate. A written modification agreement may also be used to refinance a loan in order to reduce the interest rate, provided the loan is current. Alternatively, the lender may negotiate an informal repayment plan for the borrower to cure a temporary delinquency within a short period of time by sending a letter to the borrower reciting the terms of the agreement. The lender may not release any party from liability under the note or any lien securing an insured loan without prior FHA approval.

     FHA Regulations do not require that the borrower obtain title or fire and casualty insurance as a condition to obtaining loan, except with respect to manufactured home loans. If the property is located in a flood hazard area, however, flood insurance in an amount at least equal to the loan amount is required at the date of loan disbursement. The borrower is required to maintain flood insurance of at least the unpaid balance of the loan (or the value of the property if state law so limits the amount of flood insurance).

TITLE I UNDERWRITING REQUIREMENTS

     FHA Regulations require that, before making a loan insured under the Title I Program, a Title I Lender exercise prudence and diligence in determining whether the borrower and any co-maker or co-signer is solvent and an acceptable credit risk with a reasonable ability to make payments on the loan obligation. Prior to loan approval, the Title I Lender is required to satisfy specified credit underwriting requirements and to keep documentation supporting its credit determination. As part of its credit underwriting, the Title I Lender must obtain the following: (i) a dated credit application executed by the borrower, any co-maker and any co-signer, (ii) written verification of current employment and current income of the borrower and any co-maker or co-signer, (iii) a consume credit report stating the credit accounts and payment history of the borrower and any co-maker or co-signer, (iv) on loans secured by an interest in improved property, written evidence that the borrower is not over 30 days delinquent on any senior lien instruments encumbering such improved property,
(v) verification whether the borrower is in default on any obligation owed to or insured or guaranteed by the Federal Government and (vi) written verification of the source of funds for any initial payment required of the borrower if such payment is in excess of 5% of the loan. Before making a final credit determination, the lender is required to conduct a face-to-face or telephone interview with the borrower and any co-maker or co-signer to resolve any discrepancies in the information on the credit application and to assure that the information is accurate and complete. The Title I Lender's files must contain, among other things, the note or other debt instrument, the lien instrument and a copy of the property improvement contract (in the case of a dealer loan) or a detailed written description of the work to be performed, the materials to be furnished and the estimated cost (for a loan not involving a dealer or contractor).

     The Title I Lender is required to satisfy itself that the borrower's income is adequate to make the payments required under the loan and to pay the borrower's housing and other recurring expenses. The borrower's housing and other recurring expenses generally may not exceed a maximum percentage of gross income as published from time to time in the Federal Register. The Title I Lender is required to document any compensating factors that support the approval of the loan if such expense-to-income ratios are not satisfied. A Title I Lender is prohibited from approving a loan under the Title I Program without the approval of the FHA if the lender has knowledge that the borrower is past due more than 30 days under the original terms of an obligation owed to or insured or guaranteed by the Federal Government or the borrower has made material misstatements of fact on applications for loans or other assistance.

     UNDER THE TITLE I PROGRAM, THE FHA DOES NOT REVIEW OR APPROVE FOR QUALIFICATION FOR INSURANCE THE INDIVIDUAL LOAN INSURED THEREUNDER AT THE TIME OF APPROVAL BY THE LENDING INSTITUTION (AS IS TYPICALLY THE CASE WITH OTHER FEDERAL LOAN INSURANCE PROGRAMS). If, after a loan has been made and reported for insurance under the Title I Program, a Title I Lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, such Title I Lender is required promptly to report such finding to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatement of facts or misuse of loan proceeds was caused by (or was knowingly sanctioned by) such Title I Lender or its employees.

CLAIMS PROCEDURES UNDER TITLE I

     The term 'default' is defined under FHA Regulations as the failure of the borrower to make any payment due under the note for a period of 30 days after such payment is due. The 'date of default' is considered to be the date 30 days after the borrower's first failure to make an installment payment on the note that is not covered by subsequent payments applied to overdue installments in the order they became due. When a loan reported for insurance under the Title I Program goes into default, a Title I Lender is required to contact the borrower and any co-maker and co-signer by telephone or in person to determine the reasons for the default and to seek a cure. If such Title I Lender is not able to effect a cure after diligent efforts, it may provide the borrow with a notice of default stating that the loan will be accelerated in 30 days if the loan is not brought current or the borrower does not enter into a loan modification agreement or repayment plan. The notice of default must meet certain requirements set forth in the FHA Regulations and must conform to applicable state law provisions. Such Title I Lender is permitted to rescind the acceleration of maturity of the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

     Following acceleration of maturity of a secured property improvement loan, a Title I Lender has the option to proceed against the security or make a claim under its contract of insurance. If a Title I Lender chooses to proceed against the Secured Property under a security instrument (or if it accepts a voluntary conveyance or surrender of the Secured Property), (i) the Title I Lender must proceed against the loan security by foreclosure and acquire good, marketable title to the property securing the loan and (ii) the Title I Lender must take all actions necessary under applicable law to preserve its rights, if any, to obtain a deficiency judgment against the borrower, provided however, the Title I Lender may still file an FHA Insurance claim, but only with the prior approval of the Secretary of HUD.

     If a Title I Lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and where the borrower is in bankruptcy or deceased evidence that the lender has properly filed proofs of claims. Generally, a Title I Lender must file its claim of insurance with the FHA not later than nine months after the date of default. Concurrently with filing the insurance claim, such Title I Lender is required to assign to the United States of America its entire interest in the note (or a judgment in lieu of the note), in any securities held and in any claims filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary of HUD has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the Title I Lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the Title I Lender to repurchase the paid claim and to accept an assignment of the loan note. If the Title I Lender subsequently obtains a valid and enforceable judgment against the borrower, it may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim previously paid by it and make a demand for repurchase of the loan with respect to which the claim was paid at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the Title I Lender.

     A claim for reimbursement of loss with respect to a loan eligible for insurance under the Title I Program is required to be made on an FHA-approved form executed by a duly qualified officer of the Title I Lender and must be accompanied by copies of certain relevant documents and documentation specified in the FHA Regulations to support the claim. The Title I Lender is required, among other things, to document its efforts to effect recourse against any dealer in accordance with any recourse agreement with such dealer. If the loan is subject to an unsatisfied dealer recourse agreement claim, the Title I Lender is also required to assign its rights under such recourse agreement. The FHA has the right to deny any claim for insurance in whole or in part based upon a violation of the FHA Regulations unless a waiver of compliance is granted. The Title I Lender is permitted to appeal any such claim denial and resubmit the claim within six months of the date of the claim denial, subject to a reprocessing fee. The Sale and Servicing Agreement provides that the FHA Claims Administrator shall submit an FHA Claim with respect to any Title I Loan that goes into default if the default cannot be cured.

     If, as a result of the delay in the transfer of the FHA Insurance described above, FHA Insurance is not available with respect to any defaulted Title I Loan at the time it goes into default, then the amount required to make interest payments to the Security Owners with respect to the principal amount thereof, until such FHA Insurance becomes available and a claim for insurance can be made, if at all, will be paid from other amounts, if any, available in the Payment Accounts.

NO RIGHTS OF SECURITY OWNERS AGAINST FHA

     Because the Trust and the Security Owners will not hold an FHA contract of insurance, the FHA will not recognize the Trust or the Security Owners as the owners of the Title I Loans or any portion thereof, entitled to submit FHA Claims to the FHA. Accordingly, the Trust and the Security Owners will have no direct right to receive insurance payments from the FHA. In the event the FHA Claims Administrator submits an FHA Claim to the FHA and the FHA approves payment of such FHA Claim, the related FHA Insurance Proceeds will be payable only to the FHA Claims Administrator, as agent and attorney-in-fact for the FHA Insurance Holder. The Security Owners' rights relating to the receipt of payment from and the administration, processing and submissions of FHA Claims by the FHA Claims Administrator, are limited and governed by the Sale and Servicing Agreement and FHA Claims Administration Agreement and these functions are obligations of the FHA Claims Administrator, not the FHA.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     In the opinion of Andrews & Kurth L.L.P. ('Tax Counsel') for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) or a taxable mortgage pool taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness, and each Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal income tax purposes. Alternative characterizations of the Trust and the Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. See 'Certain Federal Income Tax Considerations' in the Prospectus for additional information concerning the application of federal income tax laws to the Trust and the Offered Securities.

     Certificateholders, who are tax-exempt entities or non-U.S. persons, will have tax consequences that may be considered adverse by such holders. See 'Certain Federal Income Tax Considerations' in the Prospectus.

     The Offered Securities may be treated as having been issued with original issue discount. As a result, Security Owners may be required to recognize income with respect to the Offered Securities somewhat in advance of the receipt of cash attributable to that income. The prepayment assumption that will be used for purpose of computing original issue discount for federal income tax purposes is 100% of the Prepayment Assumption.

                              ERISA CONSIDERATIONS

THE NOTES

GENERAL

     Title I of the Employee Retirement Income Security Act of 1974, as amended ('ERISA') and section 4975 of the Internal Revenue Code of 1986, as amended (the 'Code'), impose certain restrictions on employee benefit plans and other retirement plans or arrangements subject thereto ('Plans') and on persons who are parties in interest or disqualified persons ('Parties in Interest') with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code) are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Notes without regard to the ERISA considerations described below, subject to other applicable Federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Notes. See 'ERISA Considerations' in the Prospectus. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

GENERAL

     Section 406 of ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

PLAN ASSET REGULATION AND THE NOTES

     The United States Department of Labor (the 'DOL') has issued regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the 'Plan Asset Regulation'). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be 'plan assets' such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an 'equity interest' in an entity, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions not applicable here apply.

     Under the Plan Asset Regulation, the term 'equity interest' is defined as any interest in an entity other than an instrument that is treated as indebtedness under 'applicable local law' and which has no 'substantial equity features.' If the Notes are not treated as equity interests in the Trust for purposes of the Plan Asset Regulation, a Plan's investment in the Notes would not cause the assets of the Trust to be deemed Plan assets. However, the Depositor, the Transferor, the Servicer, the Indenture Trustee, the Owner Trustee, the FHA Insurance Holder and the Underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of Notes, the purchase of Notes using Plan assets over which any such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available.


     The Notes may not be purchased with the assets of a Plan if the Depositor, the Transferor, the Servicer, the Indenture Trustee, the Owner Trustee, the FHA Insurance Holder, the Underwriter or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

     In addition, certain affiliates of the Depositor or the Servicer might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of Certificates or the Residual Interest, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by such holder. In either case, the acquisition or holding of Notes by or on behalf of such a Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as Prohibited Transaction Class Examption ('PTCE') 84-14, which exempts certain transactions effected on behalf of a Plan by a 'qualified professional asset manager', PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE-91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain 'in-house asset managers'. Each purchaser or transferee of a Note that is a Plan or is investing assets of a Plan shall be deemed to have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

     If the Notes are deemed to be equity interests in the Trust, the Trust could be considered to hold Plan assets by reason of a Plan's investment in the Notes. In such an event, the Servicer and other persons exercising management or discretionary control over the assets of the Trust may be deemed to be fiduciaries with respect to investing Plans and thus subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of section 406 of ERISA, and section 4975 of the Code with respect to transactions involving the Trust's assets. There can be no assurance that any statutory or administrative exemption will apply to all prohibited transactions that might arise in connection with the purchase or holding of an equity interest in the Trust by a Plan.

THE CERTIFICATES

     The Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA; (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or which uses plan assets to acquire Certificates. By its acceptance of a Certificate, each holder of such Certificate will be deemed to have represented and warranted that it is not subject to the foregoing limitation. In this regard, purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Bank and Trust (decided December 12, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be 'plan assets' for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Certificates. For additional information regarding treatment of the Certificates under ERISA, see 'ERISA Considerations' in the Prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement (the 'Underwriting Agreement') between the Depositor and Bear, Stearns & Co. Inc. (the 'Underwriter'), the Depositor has agreed to sell to the Underwriter and the Underwriter has agreed to purchase from the Depositor, all of the Offered Securities, if any are purchased. The Depositor has been advised by the Underwriter that it proposes initially to offer the Offered Securities to the public at the respective offering prices set forth on the cover page hereof and to certain dealers at such price less a concession not in excess of the respective amounts set forth in the table below (expressed as a percentage of the respective Class Principal Balance). The Underwriter may allow and such dealers may reallow a discount not in excess of the respective amounts set forth in the table below to certain other dealers.

                                                                    SELLING      REALLOWANCE
                                                                   CONCESSION     DISCOUNT
                                                                   ----------    -----------
Class A-1 Notes.................................................      0.110%        0.075%
Class A-2 Notes.................................................      0.145%        0.100%
Class A-3 Notes.................................................      0.200%        0.100%
Class A-4 Notes.................................................      0.250%        0.125%
Class M-1 Notes.................................................      0.295%        0.125%
Class M-2 Notes.................................................      0.305%        0.150%
Certificates....................................................      0.450%        0.225%

     The Depositor is an affiliate of the Underwriter.

     The Underwriting Agreement provides that the Depositor will indemnity the Underwriter against certain liabilities, including liabilities under the

Securities Act of 1933, as amended.

     An affiliate of the Underwriter and the Depositor has significant contractual relations with the Transferor and provides periodic funding of its origination of mortgage loans, including the Home Loans. Accordingly, a portion of the proceeds payable to the Transferor will be paid to such affiliate in connection with the sale of the Home Loans.

                            LEGAL INVESTMENT MATTERS

     The Offered Securities will NOT constitute 'mortgage related securities' under SMMEA because a substantial number of the Home Loans are secured by liens on real estate that are not first liens. Accordingly, many institutions with legal authority to invest in 'mortgage related securities' may not be legally authorized to invest in the Offered Securities.

     There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Securities constitute legal investments for such investors.

                                    RATINGS

     It is a condition to the issuance of the Offered Securities that they receive the respective ratings of Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ('Standard & Poor's') and Moody's Investors Service, Inc. ('Moody's' and, together with Standard & Poor's, the 'Rating Agencies') set forth below:

                                                                                       STANDARD & POOR'S    MOODY'S
                                                                                       -----------------    --------
Class A-1 Notes.....................................................................       AAA              Aaa
Class A-2 Notes.....................................................................       AAA              Aaa
Class A-3 Notes.....................................................................       AAA              Aaa
Class A-4 Notes.....................................................................       AAA              Aaa
Class M-1 Notes.....................................................................       AA               Aa2
Class M-2 Notes.....................................................................        A               A2
Certificates........................................................................      BBB-              Baa3

     The ratings on the Offered Securities address the likelihood of the receipt by the Security Owners of all distributions on the Home Loans to which they are entitled. The ratings on the Offered Securities also address the structural, legal and issuer-related aspects associated with the Offered Securities, including the nature of the Home Loans. In general, the ratings on the Offered Securities address credit risk and not prepayment risk. The ratings on the Offered Securities do not represent any assessment of the likelihood that principal prepayments of the Home Loans will be made by borrowers or the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, the initial ratings assigned to the Offered Securities do not address the possibility that Security Owners might suffer a lower than anticipated yield in the event of principal payments on the Offered Securities resulting from funds remaining in the Pre-Funding Account at the end of the Funding Period or rapid prepayments of the Home Loans, or in the event that the Trust is terminated prior to the Scheduled Final Payment Dates of each Class of Notes and the Certificates.

     The Depositor has not solicited ratings on the Offered Securities with any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered Securities, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Offered Securities by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Securities by the Rating Agencies.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Securities by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Securities.

                                 LEGAL OPINIONS

     Certain legal matters relating to the issuance of the Offered Securities will be passed upon for the Issuer, the Transferor and the Servicer by Andrews & Kurth L.L.P., Dallas, Texas and for the Underwriter by Brown & Wood LLP, New York, New York. Andrews & Kurth L.L.P., Dallas, Texas, will also pass on certain federal income tax and other legal matters for the Trust.

                                 INDEX OF TERMS

                                                                                                           PAGE
                                                                                                        ----------
Capitalized Interest Account.........................................................................          S-9
Account..............................................................................................         S-61
Additional Series....................................................................................         S-13
Assumed Pool Principal Balance.......................................................................         S-49
Available Collection Amount..........................................................................         S-47
Balloon Loan.........................................................................................         S-22
Business Day.........................................................................................         S-49
Capitalized Interest Account.........................................................................         S-59
Capitalized Interest Account Deposit.................................................................         S-59
Certificate Distribution Account.....................................................................         S-61
Certificateholders' Interest Carry-Forward Amount....................................................         S-49
Certificateholders' Interest Distributable Amount....................................................         S-49
Certificateholders' Monthly Interest Distributable Amount............................................         S-50
Code.................................................................................................         S-14
Collection Account...................................................................................         S-60
Co-Owner Trustee.....................................................................................          S-1
Cut-Off Date.........................................................................................          S-1
Cut-Off Date Principal Balance.......................................................................          S-6
Deleted Home Loan....................................................................................         S-37
Determination Date...................................................................................          S-2
DTC..................................................................................................          S-5
Due Period...........................................................................................          S-2
Excess Reserve Account Amount........................................................................         S-39
Excess Spread........................................................................................         S-50
FHA Claims Administrator.............................................................................         S-13
FHA Insurance Amount.................................................................................         S-12
FHA Insurance Premium Account........................................................................         S-59
FHA Insurance Premium Deposit Amount.................................................................         S-59
FHA Regulations......................................................................................         S-42
FHA Reserve..........................................................................................         S-12
Funding Period.......................................................................................          S-8
Home Loan Schedule...................................................................................         S-57
Indenture............................................................................................          S-2
Indenture Trustee....................................................................................          S-1
Indenture Trustee Fee................................................................................         S-13
Indenture Trustee's Home Loan File...................................................................         S-57
Initial Pool Principal Balance.......................................................................          S-5
Insolvency Event.....................................................................................         S-64
Insolvency Laws......................................................................................         S-25
Insurance Proceeds...................................................................................         S-50
Interest Shortfall...................................................................................         S-59
Interim Required Overcollateralization...............................................................         S-39
Liquidated Home Loan.................................................................................         S-50
Master Servicing Fee.................................................................................         S-13
Mortgaged Properties.................................................................................          S-6

Mortgages............................................................................................          S-5
Net Delinquency Calculation Amount...................................................................         S-51
Net Liquidation Proceeds.............................................................................         S-51
Noteholders' Interest Carry-Forward Amount...........................................................         S-51
Notes................................................................................................          S-2
Original Certificate Principal Balance...............................................................          S-3

Original Class Principal Balance.....................................................................          S-2
Overcollateralization Amount.........................................................................         S-11
Overcollateralization Stepdown Date..................................................................         S-51
Owner Trustee........................................................................................          S-1
Owner Trustee Fee....................................................................................          S-3
Plan.................................................................................................         S-14
Pool Principal Balance...............................................................................          S-6
Pre-Funding Account..................................................................................         S-58
Pre-Funding Account Deposit..........................................................................          S-8
Principal Balance....................................................................................          S-6
Qualified Substitute Home Loan.......................................................................          S-8
Rating Agencies......................................................................................         S-15
Record Date..........................................................................................          S-2
Released Mortgaged Property Proceeds.................................................................         S-52
Required Overcollateralization Amount................................................................         S-52
Reserve Account Requirement..........................................................................          S-9
Reserve Account Subsequent Deposit...................................................................          S-9
Rolling Six-Month Delinquency Average................................................................         S-52
Security Owners......................................................................................          S-5
Servicer.............................................................................................          S-1
Servicing Advance....................................................................................         S-60
Servicing Advance Reimbursement Amount...............................................................         S-49
Servicing Compensation...............................................................................         S-13
Servicing Fee........................................................................................         S-60
SMMEA................................................................................................         S-15
Standard & Poor's....................................................................................         S-15
Subsequent Transfer Date.............................................................................          S-8
Termination Price....................................................................................         S-52
Title I Lenders......................................................................................         S-42
Title I Program......................................................................................         S-42
Transfer and Servicing Agreements....................................................................         S-56
Transfer Date........................................................................................         S-12
Transferor...........................................................................................          S-1
Trust Fees and Expenses..............................................................................         S-13

PROSPECTUS

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.

                                  (DEPOSITOR)

     Bear Stearns Asset Backed Securities, Inc. (the 'Depositor') may offer from time to time under this Prospectus and related Prospectus Supplements the Asset-Backed Notes (the 'Notes') and the Asset-Backed Certificates (the 'Certificates' and, together with the Notes, the 'Securities') which may be sold from time to time in one or more series (each, a 'Series').

     As specified in the related Prospectus Supplement, the Certificates of a Series will evidence undivided interests in certain assets deposited into a trust (each, a 'Trust Fund') by the Depositor pursuant to a Pooling and Service Agreement or a Trust Agreement, as described herein. As specified in the related Prospectus Supplement, the Notes of a Series will be issued and secured pursuant to an Indenture and will represent indebtedness of the related Trust Fund. The Trust Fund for a Series of Securities will include assets purchased from the seller or sellers specified in the related Prospectus Supplement (the 'Seller') composed of (a) Primary Assets, which may include one or more pools of (i) closed-end home equity loans (the 'Mortgage Loans'), secured by mortgages on one- to four-family residential or mixed-use properties, (ii) home improvement installment sales contracts and installment loan agreements (the 'Home Improvement Contracts') which are either unsecured or secured by mortgages on one- to four-family residential or mixed-use properties, or by purchase money security interests in the home improvements financed thereby (the 'Home Improvements') and (iii) securities backed or secured by Mortgage Loans and/or Home Improvement Contracts, (b) all monies due thereunder net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the servicer of the Mortgage Loans and/or Home Improvement Contracts (collectively, the 'Loans'), which servicer may also be the Seller, specified in the related Prospectus Supplement (the 'Servicer'), (c) if specified in the related Prospectus Supplement, funds on deposit in one or more pre-funding amounts and/or capitalized interest accounts and (d) reserve funds, letters of credit, surety bonds, insurance policies or other forms of credit support as described herein and in the related Prospectus Supplement. The amount initially deposited in a pre-funding account for a Series of Securities will not exceed fifty percent of the aggregate principal amount of such series of Securities.

                                                  (cover continued on next page)

     NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, AND CERTIFICATES OF A SERIES EVIDENCE BENEFICIAL INTERESTS IN, THE RELATED TRUST FUND ONLY AND ARE NOT GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE DEPOSITOR, THE SELLER, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR RESPECTIVE AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY OTHER PERSON OR ENTITY. THE DEPOSITOR'S ONLY OBLIGATIONS WITH RESPECT TO ANY SERIES OF SECURITIES WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES SET FORTH IN THE RELATED AGREEMENT AS DESCRIBED HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT.


                            ------------------------

     SEE 'RISK FACTORS' ON PAGE 15 FOR CERTAIN FACTORS TO BE CONSIDERED IN PURCHASING THE SECURITIES.

                            ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
        PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

               --------------------------------------------------

     The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by Bear, Stearns & Co. Inc. and the other underwriters set forth in the related Prospectus Supplement, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by Bear, Stearns & Co. Inc. and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.

                            ------------------------

                            BEAR, STEARNS & CO. INC.

                               SEPTEMBER 16, 1997

(Continued from previous page)

     Each Series of Securities will be issued in one or more classes (each, a 'Class'). Interest on and principal of the Securities of a Series will be payable on each Distribution Date specified in the related Prospectus Supplement, at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement.

     If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Primary Assets and other assets comprising the Trust Fund may be divided into one or more Asset Groups and each Class of the related Series will evidence beneficial ownership of the corresponding Asset Group, as applicable.

     The rate of reduction of the aggregate principal balance of each Class of a Series may depend principally upon the rate of payment (including prepayments) with respect to the Loans or Underlying Loans relating to the Private Securities, as applicable. A rate of prepayment lower or higher than anticipated will affect the yield on the Securities of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, a Series of Securities may be subject to termination or redemption under the circumstances described herein and in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, an election may be made to treat certain assets comprising the Trust Fund for a Series as a 'real estate mortgage investment conduit' (a 'REMIC') for federal income tax purposes. See 'CERTAIN FEDERAL INCOME TAX CONSIDERATIONS' herein.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of
Securities: (i) the aggregate principal amount, interest rate, and authorized denominations of each Class of such Securities; (ii) certain information concerning the Primary Assets, the Seller and any Servicer; (iii) the terms of any Enhancement with respect to such Series; (iv) the terms of any insurance related to the Primary Assets; (v) information concerning any other assets in the related Trust Fund, including any Reserve Fund; (vi) the Final Scheduled Distribution Date of each Class of such Securities; (vii) the method to be used to calculate the amount of principal required to be applied to the Securities of each Class of such Series on each Distribution Date, the timing of the application of principal and the order of priority of the application of such principal to the respective Classes and the allocation of principal to be so applied; (viii) the Distribution Dates and any Assumed Reinvestment Rate (as defined herein); (ix) additional information with respect to the plan of distribution of such Securities; and (x) whether a REMIC election will be made with respect to some or all of the Trust Fund for such Series.

                               REPORTS TO HOLDERS

     Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under the related Agreement to be forwarded to Holders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. If so specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series will be issued in book-entry form. In such event, (i) owners of beneficial interests in such Securities will not be considered 'Holders' under the Agreements and will not receive such reports directly from the related Trust Fund; rather, such reports will be furnished to such owners through the participants and indirect participants of the applicable book-entry system and (ii) references herein to the rights of 'Holders' shall refer to the rights of such owners as they may be exercised indirectly through such participants. See 'THE AGREEMENTS--Reports to Holders' herein.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Office located as follows, Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast

Regional Office, Seven World Trade Center, New York, New York 10048.

     Each Trust Fund will be required to file certain reports with the Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended. The Depositor intends to cause each Trust Fund to suspend filing such reports if and when such reports are no longer required under said Act.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Depositor on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Depositor at 245 Park Avenue, New York, New York 10167.

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Securities of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the 'GLOSSARY OF TERMS' herein.

Securities Offered........................  Asset-Backed Certificates (the 'Certificates') and Asset-Backed Notes
                                            (the 'Notes'). Certificates are issuable from time to time in Series pursuant to a Pooling and Servicing Agreement or Trust Agreement.
                                            Each Certificate of a Series will evidence an interest in the Trust
                                            Fund for such Series, or in an Asset Group specified in the related
                                            Prospectus Supplement. Notes are issuable from time to time in Series pursuant to an Indenture. Each Series of Securities will consist of one or more Classes, one or more of which may be Classes of Compound
                                            Interest Securities, Planned Amortization Class ('PAC') Securities,
                                            Variable Interest Securities, Zero Coupon Securities, Principal Only
                                            Securities, Interest Only Securities, Participating Securities,
                                            Senior Securities or Subordinate Securities. Each Class may differ in, among other things, the amounts allocated to and the priority of principal and interest payments, Final Scheduled Distribution Dates,
                                            Distribution Dates and interest rates. The Securities of each Class will be issued in fully registered form in the denominations specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Securities or certain Classes of such Securities offered thereby may be available in book-entry form only.

Depositor.................................  Bear Stearns Asset Backed Securities, Inc. (the 'Depositor') was
                                            incorporated in the State of Delaware in June 1995, and is a wholly-
                                            owned, special purpose subsidiary of The Bear Stearns Companies Inc.
                                            None of The Bear Stearns Companies Inc. nor any other affiliate of the Depositor, the Servicer, the Trustee or the Seller has guaranteed or is otherwise obligated with respect to the Securities of any
                                            Series. See 'THE DEPOSITOR.'

Interest Payments.........................  Interest payments on the Securities of a Series entitled by their terms to receive interest will be made on each Distribution Date, to the extent set forth in, and at the applicable rate specified in (or determined in the manner set forth in), the related Prospectus
                                            Supplement. The interest rate on Securities of a Series may be variable or change with changes in the rates of interest on the related Loans or Underlying Loans relating to the Private Securities, as applicable and/or as prepayments occur with respect to such Loans or Underlying Loans, as applicable. Interest Only Securities may be assigned a 'Notional Amount' set forth in the related Prospectus
                                            Supplement which is used solely for convenience in expressing the calculation of interest and for certain other purposes and does not represent the right to receive any distributions allocable to principal. Principal Only Securities may not be entitled to receive any interest payments or may be entitled to receive only nominal interest payments. Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period

                                            specified in the related Prospectus Supplement. See 'DESCRIPTION OF
                                            THE SECURITIES--Payments of Interest.'

Principal Payments........................  All payments of principal of a Series of Securities will be made in an aggregate amount determined as set forth in the related Prospectus
                                            Supplement and will be paid at the times and will be allocated among the Classes of such Series in the order and amounts, and will be applied either on a pro rata or a random lot basis among all
                                            Securities of any such Class, all as specified in the related
                                            Prospectus Supplement.

Final Scheduled Distribution Date of the
  Securities..............................  The Final Scheduled Distribution Date with respect to each Class of
                                            Notes is the date no later than which principal thereof will be fully paid and with respect to each Class of Certificates is the date after which no Certificates of such Class are expected to remain outstanding, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus
                                            Supplement. The Final Scheduled Distribution Date of a Class may
                                            equal the maturity date of the Primary Asset in the related Trust
                                            Fund which has the latest stated maturity or will be determined as described herein and in the related Prospectus Supplement.

                                            The actual final Distribution Date of the Securities of a Series will depend primarily upon the rate of payment (including prepayments, liquidations due to default, the receipt of proceeds from casualty insurance policies and repurchases) of the Loans or Underlying Loans relating to the Private Securities, as applicable, in the related
                                            Trust Fund. Unless otherwise specified in the related Prospectus
                                            Supplement, the actual final Distribution Date of any Security is likely to occur earlier and may occur substantially earlier or may occur later than its Final Scheduled Distribution Date as a result of the application of prepayments to the reduction of the principal balances of the Securities and as a result of defaults on the Primary
                                            Assets. The rate of payments on the Loans or Underlying Loans relating to the Private Securities, as applicable, in the Trust Fund for a Series will depend on a variety of factors, including certain characteristics of such Loans or Underlying Loans, as applicable, and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See 'RISK FACTORS--Yield May
                                            Vary' and 'DESCRIPTION OF THE SECURITIES--Weighted Average Life of
                                            the Securities' herein.

Optional Termination......................  One or more Classes of Securities of any Series may be redeemed or repurchased in whole or in part, at the Depositor's or the Servicer's option, at such time and under the circumstances specified in the related Prospectus Supplement, at the price set forth therein. If so specified in the related Prospectus Supplement for a Series of
                                            Securities, the Depositor, the Servicer, or such other entity that is specified in the related Prospectus Supplement, may, at its option, cause an early termination of the related Trust Fund by repurchasing all of the Primary Assets remaining in the Trust Fund on or after a specified date, or on or after such time as the aggregate principal balance of the Securities of the Series or the Primary Assets
                                            relating

                                            to such Series, as specified in the related Prospectus Supplement, is less than the amount or percentage specified in the related
                                            Prospectus Supplement. See 'DESCRIPTION OF THE SECURITIES--Optional
                                            Redemption, Purchase or Termination.'

                                            In addition, the Prospectus Supplement may provide other
                                            circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

The Trust Fund............................  The Trust Fund for a Series of Securities will consist of one or more of the assets described below, as described in the related Prospectus
                                            Supplement.

  A. Primary Assets.......................  The Primary Assets for a Series may consist of any combination of the following assets, to the extent and as specified in the related
                                            Prospectus Supplement. The Primary Assets will be purchased from the
                                            Seller or may be purchased by the Depositor in the open market or in privately negotiated transactions, including transactions with entities affiliated with the Depositor.

       (1) Loans..........................  Primary Assets for a Series will consist, in whole or in part, of
                                            Loans. Some Loans may be delinquent or non-performing as specified in the related Prospectus Supplement. Loans may be originated by or acquired from an affiliate of the Depositor and an affiliate of the
                                            Depositor may be an obligor with respect to any such Loan. The Loans will be conventional contracts or contracts insured by the Federal

                                            Housing Administration ('FHA') or partially guaranteed by the
                                            Veterans Administration ('VA'). See 'The Trust Funds--The Loans' for
                                            a discussion of such guarantees. To the extent provided in the related Prospectus Supplement, additional Loans may be periodically added to the Trust Fund, or may be removed from time to time if certain asset value tests are met, as described in the related
                                            Prospectus Supplement.

                                            The 'Loans' for a Series will consist of (i) closed-end home equity loans (the 'Mortgage Loans') and (ii) home improvement installment sales contracts and installment loan agreements (the 'Home
                                            Improvement Contracts'). The Mortgage Loans and the Home Improvement
                                            Contracts are collectively referred to herein as the 'Loans.' Loans may, as specified in the related Prospectus Supplement, have various payment characteristics, including balloon or other irregular payment features, and may accrue interest at a fixed rate or an adjustable
                                            rate.As specified in the related Prospectus Supplement, the Mortgage
                                            Loans will and the Home Improvement Contracts may be secured by mortgages and deeds of trust or other similar security instruments creating a lien on a Mortgaged Property, which may be subordinated to one or more senior liens on the Mortgaged Property, as described in the related Prospectus Supplement. As specified in the related
                                            Prospectus Supplement, Home Improvement Contracts may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby. The Mortgaged Properties and the Home Improvements are collectively referred to herein as the 'Properties.'

                                            The related Prospectus Supplement will describe certain
                                            characteristics of the Loans for a Series, including, without limitation, and to the extent relevant: (a) the aggregate unpaid principal balance of the Loans (or the aggregate unpaid principal balance included in the Trust Fund for the related Series); (b) the range and weighted average Loan Rate on the Loans and in the case of adjustable rate Loans, the range and weighted average of the Current
                                            Loan Rates and the Lifetime Rate Caps, if any; (c) the range and the average outstanding principal balance of the Loans; (d) the weighted average original and remaining term-to-stated maturity of the Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and Combined Loan-to-Value Ratios or
                                            Loan-to-Value Ratios, as applicable, of the Loans, computed in the manner described in the related Prospectus Supplement; (f) the percentage (by principal balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates; (g) any enhancement relating to the Loans; (h) the percentage (by principal balance as of the Cut-off Date) of Loans that are secured by
                                            Mortgaged Properties, Home Improvements or are unsecured; (i) the geographic distribution of any Mortgaged Properties securing the

                                            Loans; (j) the use and type of each Mortgaged Property securing a
                                            Loan; (k) the lien priority of the Loans; and (l) the delinquency status and year of origination of the Loans.

       (2) Private Securities.............  Primary Assets for a Series may consist, in whole or in part, of
                                            Private Securities which include (a) pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the 'Underlying Loans') or (b)
                                            collateralized obligations secured by Underlying Loans. Such pass-
                                            through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months);
                                            provided a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Securities themselves will not be so insured or guaranteed. See 'THE TRUST FUNDS--Private
                                            Securities.' Unless otherwise specified in the Prospectus Supplement relating to a Series of Securities, payments on the Private
                                            Securities will be distributed directly to the Trustee as registered owner of such Private Securities.

                                            The related Prospectus Supplement for a Series will specify (such disclosure may be on an approximate basis, as described above and will be as of the date specified in the related Prospectus
                                            Supplement) to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable: (i) the aggregate approximate principal amount and type of any Private Securities to be included in the Trust Fund for such Series; (ii) certain

                                            characteristics of the Underlying Loans including (A) the payment features of such Underlying Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments, negative amortization or other payment features), (B) the approximate aggregate principal amount of such Underlying Loans which are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to such Underlying Loans, (D)
                                            the minimum and maximum stated maturities of such Underlying Loans at origination, (E) the lien priority of such Underlying Loans, and (F)
                                            the delinquency status and year of origination of such Underlying
                                            Loans; (iii) the maximum original term-to-stated maturity of the
                                            Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities; (vi) the sponsor or depositor of the Private Securities (the 'PS Sponsor'), the servicer of the Private Securities (the 'PS Servicer') and the trustee of the
                                            Private Securities (the 'PS Trustee'); (vii) certain characteristics of enhancement, if any, such as reserve funds, insurance policies, letters of credit or guarantees, relating to the Loans underlying the
                                            Private Securities, or to such Private Securities themselves; (viii)
                                            the terms on which the Underlying Loans may, or are required to, be repurchased prior to stated maturity; and (ix) the terms on which substitute Underlying Loans may be delivered to replace those initially deposited with the PS Trustee. See 'THE TRUST
                                            FUNDS--Additional Information' herein.

  B. Collection and Distribution
     Accounts.............................  Unless otherwise provided in the related Prospectus Supplement, all payments on or with respect to the Primary Assets for a Series will be remitted directly to an account (the 'Collection Account') to be established for such Series with the Trustee or the Servicer, in the name of the Trustee. Unless otherwise provided in the related
                                            Prospectus Supplement, the Trustee shall be required to apply a portion of the amount in the Collection Account, together with reinvestment earnings from eligible investments specified in the related Prospectus Supplement, to the payment of certain amounts payable to the Servicer under the related Agreement and any other person specified in the Prospectus Supplement, and to deposit a portion of the amount in the Collection Account into a separate account (the 'Distribution Account') to be established for such
                                            Series, each in the manner and at the times established in the related Prospectus Supplement. All amounts deposited in such
                                            Distribution Account will be available, unless otherwise specified in the related Prospectus Supplement, for (i) application to the payment of principal of and interest on such Series of Securities on the next
                                            Distribution Date, (ii) the making of adequate provision for future payments on certain Classes of Securities and (iii) any other purpose specified in the related Prospectus Supplement. After applying the funds in the Collection Account as described above, any funds remaining in the Collection Account may be paid over to the Servicer, the Depositor, any provider of Enhancement with respect to such
                                            Series (an 'Enhancer') or any other person entitled thereto in the manner and at the times established in the related Prospectus
                                            Supplement.

  C. Pre-Funding and Capitalized Interest
     Accounts.............................  If specified in the related Prospectus Supplement, a Trust Fund will include one or more segregated trust accounts (each, a 'Pre-Funding

                                            Account') established and maintained with the Trustee for the related
                                            Series. If so specified, on the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series
                                            (such amount, the 'Pre-Funded Amount') will be deposited in the
                                            Pre-Funding Account and may be used to purchase additional Primary
                                            Assets during the period of time, not to exceed six months, specified in the related Prospectus Supplement (the 'Pre-Funding Period'). The
                                            Primary Assets to be so purchased will be required to have certain characteristics specified in the related Prospectus Supplement. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series. The amount initially deposited in a pre-funding account for a Series of
                                            Securities will not exceed fifty percent of the aggregate principal amount of such Series of Securities.

                                            If a Pre-Funding Account is established, one or more segregated trust accounts (each, a 'Capitalized Interest Account') may be established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series will be deposited in the Capitalized
                                            Interest Account and used to fund the excess, if any, of (x) the sum of (i) the amount of interest accrued on the Securities of such
                                            Series and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period such as trustee fees and credit enhancement fees, over (y) the amount of interest available therefor from the Primary Assets in the Trust
                                            Fund. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related
                                            Prospectus Supplement.

Enhancement...............................  If stated in the Prospectus Supplement relating to a Series, the
                                            Depositor will obtain an irrevocable letter of credit, surety bond, certificate insurance policy, insurance policy or other form of credit support (collectively, 'Enhancement') in favor of the Trustee on behalf of the Holders of such Series and any other person specified in such Prospectus Supplement from an institution acceptable to the rating agency or agencies identified in the related
                                            Prospectus Supplement as rating such Series of Securities
                                            (collectively, the 'Rating Agency') for the purposes specified in such Prospectus Supplement. The Enhancement will support the payments on the Securities and may be used for other purposes, to the extent and under the conditions specified in such Prospectus Supplement. See
                                            'ENHANCEMENT.' Enhancement for a Series may include one or more of the following types of Enhancement, or such other type of Enhancement specified in the related Prospectus Supplement.

  A. Subordinate Securities...............  If stated in the related Prospectus Supplement, Enhancement for a
                                            Series may consist of one or more Classes of Subordinate Securities.
                                            The rights of Holders of such Subordinate Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of holders of Senior Securities of the
                                            Series, but only to the extent described in the related Prospectus
                                            Supplement.

  B. Insurance............................  If stated in the related Prospectus Supplement, Enhancement for a
                                            Series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance supporting payments on the
                                            Securities.

  C. Reserve Funds........................  If stated in the Prospectus Supplement, the Depositor may deposit cash, a letter or letters of credit, short-term investments, or other instruments acceptable to the Rating Agency in one or more reserve funds to be established in the name of the Trustee (each a 'Reserve
                                            Fund'), which will be used, as specified in such Prospectus
                                            Supplement, by the Trustee to make required payments of principal of or interest on the Securities of such Series, to make adequate provision for future payments on such Securities or for any other purpose specified in the Agreement, with respect to such Series, to the extent that funds are not otherwise available. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement.

  D. Minimum Principal Payment
     Agreement............................  If stated in the Prospectus Supplement relating to a Series of
                                            Securities, the Depositor will enter into a minimum principal payment agreement (the 'Minimum Principal Payment Agreement') with an entity meeting the criteria of the Rating Agency, pursuant to which such entity will provide funds in the event that aggregate principal payments on the Primary Assets for such Series are not sufficient to make certain payments, as provided in the related Prospectus
                                            Supplement. See 'ENHANCEMENT--Minimum Principal Payment Agreement.'

  E. Deposit Agreement....................  If stated in the Prospectus Supplement, the Depositor and the Trustee
                                            will enter into a guaranteed investment contract or an investment agreement (the 'Deposit Agreement') pursuant to which all or a portion of amounts held in the Collection Account, the Distribution
                                            Account or in any Reserve Fund will be invested with the entity specified in such Prospectus Supplement. The Trustee will be entitled to withdraw amounts so invested, plus interest at a rate equal to the
                                            Assumed Reinvestment Rate, in the manner specified in the Prospectus
                                            Supplement. See 'ENHANCEMENT--Deposit Agreement.'

Servicing.................................  The Servicer will be responsible for servicing, managing and making collections on the Loans for a Series. In addition, the Servicer, if so specified in the related Prospectus Supplement, will act as custodian and will be responsible for maintaining custody of the

                                            Loans and related documentation on behalf of the Trustee. Advances with respect to delinquent payments of principal or

                                            interest on a Loan will be made by the Servicer only to the extent described in the related Prospectus Supplement. Such advances will be intended to provide liquidity only and, unless otherwise specified in the related Prospectus Supplement, reimbursable to the Servicer from scheduled payments of principal and interest, late collections, or from the proceeds of liquidation of the related Loans or from other recoveries relating to such Loans (including any insurance proceeds or payments from other credit support). In performing these functions, the Servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables or Loans owned or serviced by it. Under certain limited circumstances, the Servicer may resign or be removed, in which event either the Trustee or a third-party servicer will be appointed as successor servicer. The Servicer will receive a periodic fee as servicing compensation (the 'Servicing Fee') and may, as specified herein and in the related Prospectus Supplement, receive certain additional compensation. See 'SERVICING OF LOANS--Servicing
                                            Compensation and Payment of Expenses' herein.

Federal Income Tax Considerations

  A. Debt Securities and REMIC Residual
     Securities...........................  If (i) an election is made to treat all or a portion of a Trust Fund for a Series as a 'real estate mortgage investment conduit' (a
                                            'REMIC') or (ii) so provided in the related Prospectus Supplement, a
                                            Series of Securities will include one or more Classes of taxable debt obligations under the Internal Revenue Code of 1986, as amended (the
                                            'Code'). Stated interest with respect to such Classes of Securities will be reported by a Holder in accordance with the Holder's method of accounting except that, in the case of Securities constituting
                                            'regular interests' in a REMIC ('Regular Interests'), such interest will be required to be reported on the accrual method regardless of a
                                            Holder's usual method of accounting. Securities that are Compound
                                            Interest Securities, Zero Coupon Securities or Interest Only
                                            Securities will, and certain other Classes of Securities may, be issued with original issue discount that is not de minimis. In such cases, the Holder will be required to include original issue discount in gross income as it accrues, which may be prior to the receipt of cash attributable to such income. If a Security is issued at a premium, the Holder may be entitled to make an election to amortize such premium on a constant yield method.

                                            In the case of a REMIC election, a Class of Securities may be treated as REMIC 'residual interests' ('Residual Interest'). A Holder of a

                                            Residual Interest will be required to include in its income its pro rata share of the taxable income of the REMIC. In certain
                                            circumstances, the Holder of a Residual Interest may have REMIC taxable income or tax liability attributable to REMIC taxable income for a particular period in excess of cash distributions for such period or have an after-tax return that is less than the after-tax return on comparable debt instruments. In addition, a portion (or, in some cases, all) of the income from a Residual Interest (i) may not be subject to offset by losses from other activities or investments,
                                            (ii) for a Holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated

                                            business taxable income and (iii) for a foreign holder, may not qualify for exemption from or reduction of withholding. In addition,
                                            (i) Residual Interests are subject to transfer restrictions and (ii)
                                            certain transfers of Residual Interests will not be recognized for federal income tax purposes. Further, individual holders are subject to limitations on the deductibility of expenses of the REMIC. See
                                            'CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.'

  B. Non-REMIC Pass-Through Securities....  If so specified in the related Prospectus Supplement, the Trust Fund for a Series will be treated as a grantor trust and will not be classified as an association taxable as a corporation for federal income tax purposes and Holders of Securities of such Series
                                            ('Pass-Through Securities') will be treated as owning directly rights to receive certain payments of interest or principal, or both on the
                                            Primary Assets held in the Trust Fund for such Series. All income with respect to a Stripped Security (as defined herein) will be accounted for as original issue discount and, unless otherwise specified in the related Prospectus Supplement, will be reported by the Trustee on an accrual basis, which may be prior to the receipt of cash associated with such income.

  C. Owner Trust Securities...............  If so specified in the Prospectus Supplement, the Trust Fund will be treated as a partnership for purposes of federal and state income tax. Each Noteholder, by the acceptance of a Note of a given Series, will agree to treat such Note as indebtedness, and each
                                            Certificateholder, by the acceptance of a Certificate of a given
                                            Series, will agree to treat the related Trust as a partnership in which such Certificateholder is a partner for federal income and state tax purposes. Alternative characterizations of such Trust and such Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. See 'CERTAIN FEDERAL
                                            INCOME TAX CONSIDERATIONS.'

ERISA Considerations......................  A fiduciary of any employee benefit plan subject to the Employee
                                            Retirement Income Security Act of 1974, as amended ('ERISA'), or the

                                            Code should carefully review with its own legal advisors whether the purchase or holding of Securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See
                                            'ERISA CONSIDERATIONS.'

Legal Investment..........................  Unless otherwise specified in the related Prospectus Supplement,
                                            Securities of each Series offered by this Prospectus and the related
                                            Prospectus Supplement will not constitute 'mortgage related securities' under the Secondary Mortgage Market Enhancement Act of
                                            1984 ('SMMEA'). Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them. See 'LEGAL INVESTMENT.'

Use of Proceeds...........................  The Depositor will use the net proceeds from the sale of each Series for one or more of the following purposes: (i) to purchase the related Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets, (iii) to establish any Reserve Funds described in the related Prospectus
                                            Supplement and (iv) to pay costs of structuring and issuing such
                                            Securities, including

                                            the costs of obtaining Enhancement, if any. If so specified in the related Prospectus Supplement, the purchase of the Primary Assets for a Series will be effected by an exchange of Securities with the
                                            Seller of such Primary Assets. See 'USE OF PROCEEDS.'

Ratings...................................  It will be a requirement for issuance of any Series that the
                                            Securities offered by this Prospectus and the related Prospectus
                                            Supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to Securities of each Series offered hereby and by the related Prospectus Supplement will be as set forth in the related
                                            Prospectus Supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating is not a recommendation to buy, hold or sell securities and does not address the effect that the rate of prepayments on Loans or Underlying Loans relating to Private
                                            Securities, as applicable, for a Series may have on the yield to investors in the Securities of such Series. See 'RISK
                                            FACTORS--Ratings Are Not Recommendations.'

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

NO SECONDARY MARKET

     There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Holders with liquidity of investment or will continue for the life of the Securities of such Series. The Underwriter(s) specified in the related Prospectus Supplement, expects to make a secondary market in the Securities, but has no obligation to do so.

PRIMARY ASSETS ARE ONLY SOURCE OF REPAYMENT

     The Depositor does not have, nor is it expected to have, any significant assets. The Securities of a Series will be payable solely from the assets of the Trust Fund for such Securities. There will be no recourse to the Depositor or any other person for any default on the Notes or any failure to receive distributions on the Certificates. Further, unless otherwise stated in the related Prospectus Supplement, at the times set forth in the related Prospectus Supplement, certain Primary Assets and/or any balance remaining in the Collection Account or Distribution Account immediately after making all payments due on the Securities of such Series and other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Servicer, the Enhancer or any other person entitled thereto and will no longer be available for making payments to Holders. Consequently, Holders of Securities of each Series must rely solely upon payments with respect to the Primary Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any Enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

     Holders of Notes will be required under the Indenture to proceed only against the Primary Assets and other assets constituting the related Trust Fund in the case of a default with respect to such Notes and may not proceed against any assets of the Depositor. There is no assurance that the market value of the Primary Assets or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Indenture for a Series of Notes and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Certificates, the Trustee, the Servicer, if any, the Enhancer and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Holders of Securities. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

     The only obligations, if any, of the Depositor with respect to the

Securities of any Series will be pursuant to certain representations and warranties. See 'THE AGREEMENTS--Assignment of Primary Assets' herein. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Primary Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Primary Asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the Primary Assets, the Servicer or the Seller, as the case may be, or from a Reserve Fund established to provide funds for such repurchases.

LIMITED PROTECTION AGAINST LOSSES

     Although any Enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such Enhancement will be limited, as set forth in the related Prospectus Supplement, and will decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Holders may suffer losses. See 'ENHANCEMENT.'

YIELD MAY VARY

     The yield to maturity experienced by a Holder of Securities may be affected by the rate of payment of principal of the Loans or Underlying Loans relating to the Private Securities, as applicable. The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Loans or Underlying Loans relating to the Private Securities, as applicable, which prepayments may be influenced by a variety of factors; (ii) the manner of allocating principal payments among the Classes of Securities of a Series as specified in the related Prospectus Supplement; and (iii) the exercise by the party entitled thereto of any right of optional termination. See 'DESCRIPTION OF THE SECURITIES--Weighted Average Life of Securities.' Prepayments may also result from repurchases of Loans or Underlying Loans, as applicable, due to material breaches of the Seller's or the Depositor's warranties.

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month prior to a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Holders will be less than the indicated coupon rate. See 'DESCRIPTION OF THE SECURITIES--Payments of Interest.'

PROPERTY VALUES MAY BE INSUFFICIENT

     If the Mortgages in a Trust Fund are primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.

     There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loan, together with any senior financing on the Properties, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any such decline could extinguish the value of a junior interest in a Property before having any effect on the related senior interest therein. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the junior Loans could be higher than those currently experienced in the mortgage lending industry in general.

PRE-FUNDING MAY ADVERSELY AFFECT INVESTMENT

     If a Trust Fund includes a Pre-Funding Account and the principal balance of additional Loans delivered to the Trust Fund during the Pre-Funding Period is less than the original Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities. Since prevailing interest rates are subject to fluctuation, there can be no issuance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

     The ability of a Trust Fund to invest in subsequent Loans during the related Pre-Funding Period will be dependant on the ability of the Seller to originate or acquire Loans that satisfy the requirements for transfer to the Trust Fund. The ability of the Seller to originate or acquire such Loans will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perceptions of general economic conditions.

     Although subsequent Loans must satisfy the characteristics described in the related Prospectus Supplement, such Loans may have been originated more recently than the Loans originally transferred to the Trust Fund and may be of a lesser credit quality. As a result, the addition of subsequent Loans may adversely affect the performance of the related Securities.

POTENTIAL LIABILITY FOR ENVIRONMENTAL CONDITIONS

     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or owner's interest against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ('CERCLA'), a lender may be liable, as an 'owner' or 'operator,' for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the Mortgaged Property.

CONSUMER PROTECTION LAWS MAY AFFECT LOANS

     Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Loan to damages and administrative enforcement.

     The Loans are also subject to Federal laws, including:

          (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

          (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the 'Holder in Due Course Rules'), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

     Violations of certain provisions of these Federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust Fund to damages and administrative enforcement. See 'CERTAIN LEGAL ASPECTS OF THE LOANS.'

CONTRACTS WILL NOT BE STAMPED

     In order to give notice of the right,title and interest of Securityholders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust Fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See 'CERTAIN LEGAL ASPECTS OF THE LOANS--The Home Improvement Contracts.'

RATINGS ARE NOT RECOMMENDATIONS

     It will be a condition to the issuance of a Series of Securities that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the Primary Assets and any Enhancement with respect to such Series. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Primary Assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an Enhancer or a change in the rating of such Enhancer's long term debt.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     Each Series of Notes will be issued pursuant to an indenture (the

'Indenture') between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the 'Trustee') with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates will also be issued in Series pursuant to separate agreements (each, a 'Pooling and Servicing Agreement' or a 'Trust Agreement') among the Depositor, the Servicer, if the Series relates to Loans, and the Trustee. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates.

     The Seller may agree to reimburse the Depositor for certain fees and expenses of the Depositor incurred in connection with the offering of the Securities.

     The following summaries describe certain provisions in the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

     Each Series of Securities will consist of one or more Classes of Securities, one or more of which may be Compound Interest Securities, Variable Interest Securities, PAC Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities or Participating Securities. A Series may also include one or more Classes of Subordinate Securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, as described in the related Prospectus Supplement, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee specified in the Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

     Unless otherwise provided in the related Prospectus Supplement, payments of principal of and interest on a Series of Securities will be made on the Distribution Dates specified in the Prospectus Supplement relating to such Series by check mailed to Holders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Distribution Dates at their addresses appearing on the security register, except that (a) payments may be made by wire transfer (at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Security will be made only upon presentation and surrender of such Security at the office of the Trustee specified in the Prospectus Supplement.

Notice of the final payment on a Security will be mailed to the Holder of such Security before the Distribution Date on which the final principal payment on any Security is expected to be made to the holder of such Security.

     Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, all payments with respect to the Primary Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Enhancement will be deposited directly into the Collection Account. If provided in the related Prospectus Supplement, such amounts may be net of certain amounts payable to the related Servicer and any other person specified in the Prospectus Supplement. Such amounts thereafter will be deposited into the Distribution Account and will be available to make payments on the Securities of such Series on the next Distribution Date. See 'THE TRUST FUNDS--Collection and Distribution Accounts.'

VALUATION OF THE PRIMARY ASSETS

     If specified in the related Prospectus Supplement for a Series of Notes, each Primary Asset included in the related Trust Fund for a Series will be assigned an initial 'Asset Value.' Unless otherwise specified in the related Prospectus Supplement, at any time the Asset Value of the Primary Assets will be equal to the product of the Asset Value Percentage as set forth in the Indenture and the lesser of (a) the stream of remaining regularly scheduled payments on the Primary Assets, net, unless otherwise provided in the related Prospectus Supplement, of certain amounts payable as expenses, together with income earned on each such scheduled payment received through the day preceding the next Distribution Date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the Notes of such Series over periods equal to the interval between payments on the Notes, and (b) the then principal balance of the Primary Assets. Unless otherwise specified in the related Prospectus Supplement, the initial Asset Value of the Primary Assets will be at least equal to the principal amount of the Notes of the related Series at the date of issuance thereof.

     The 'Assumed Reinvestment Rate,' if any, for a Series will be the highest rate permitted by the Rating Agency or a rate insured by means of a surety bond, guaranteed investment contract, Deposit Agreement or other arrangement satisfactory to the Rating Agency. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

PAYMENTS OF INTEREST

     The Securities of each Class by their terms entitled to receive interest will bear interest (calculated, unless otherwise specified in the related Prospectus Supplement, on the basis of a 360 day year of twelve 30-day months) from the date and at the rate per annum specified, or calculated in the method described, in the related Prospectus Supplement. Interest on such Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. The rate of interest on Securities of a Series may be variable or may change with changes in the annual percentage rates of the Loans or Underlying Loans relating to the Private Securities, as applicable included in the related Trust Fund and/or as prepayments occur with respect to such Loans or Underlying Loans, as applicable. Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related Distribution Date will accrue and be added to the principal thereof on such Distribution Date.

     Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding such Distribution Date.

PAYMENTS OF PRINCIPAL

     On each Distribution Date for a Series, principal payments will be made to the Holders of the Securities of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

FINAL SCHEDULED DISTRIBUTION DATE

     The Final Scheduled Distribution Date with respect to each Class of Notes is the date no later than which the principal thereof will be fully paid and with respect to each Class of a Series of Certificates will be the date on which the entire aggregate principal balance of such Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date.

     Furthermore, with respect to a Series of Certificates, unless otherwise specified in the related Prospectus Supplement, as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date. No assurance can be given as to the actual prepayment experience with respect to a Series. See 'Weighted Average Life of the Securities' below.

SPECIAL REDEMPTION


     If so specified in the Prospectus Supplement relating to a Series of Securities having other than monthly Distribution Dates, one or more Classes of Securities of such Series may be subject to special redemption, in whole or in part, on the day specified in the related Prospectus Supplement (a 'Special Redemption Date') if, as a consequence of prepayments on the Loans or Underlying Loans, as applicable, relating to such Securities or low yields then available for reinvestment the entity specified in the related Prospectus Supplement determines, based on assumptions specified in the applicable Agreement that the amount available for the payment of interest that will have accrued on such Securities (the 'Available Interest Amount') through the designated interest accrual date specified in the related Prospectus Supplement is less than the amount of interest that will have accrued on such Securities to such date. In such event and as further described in the related Prospectus Supplement, the Trustee will redeem a principal amount of outstanding Securities of such Series as will cause the Available Interest Amount to equal the amount of interest that will have accrued through such designated interest accrual date for such Series of Securities outstanding immediately after such redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

     The Depositor or the Servicer may, at its option, redeem, in whole or in part, one or more Classes of Notes or purchase one or more Classes of Certificates of any Series, on any Distribution Date under the circumstances, if any, specified in the Prospectus Supplement relating to such Series. Alternatively, if so specified in the related Prospectus Supplement for a Series of Certificates, the Depositor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Primary Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates or Primary Assets, as specified in the related Prospectus Supplement is less than the amount or percentage specified in the related Prospectus Supplement. Notice of such redemption, purchase or termination must be given by the Depositor or the Trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, in the event that a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a 'qualified liquidation' under Section 860F of the Code.

     In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Unless otherwise specified in the related Prospectus Supplement, the weighted average life of the Securities of a Class will be influenced by the rate at which the amount financed under the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the Trust Fund for a Series is paid, which may be in the form of scheduled amortization or prepayments.

     Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each Class of Securities of such Series and the percentage of the original principal amount of each Class of Securities of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

     There is, however, no assurance that prepayment of the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, servicing decisions and other factors also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the Loans or Underlying Loans either from time to time or over the lives of such Loans or Underlying Loans.

     The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the Loans or Underlying Loans, as applicable, for a Series may have different interest rates. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans or Underlying Loans relating to the Private Securities, as applicable. If any Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

                                THE TRUST FUNDS

GENERAL

     The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include assets purchased from the Seller composed of (i) the Primary Assets,
(ii) amounts available from the reinvestment of payments on such Primary Assets at the Assumed Reinvestment Rate, if any, specified in the related Prospectus Supplement, (iii) any Enhancement, (iv) any Property that secured a Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession and (v) the amount, if any, initially deposited in the Collection Account or Distribution Account for a Series as specified in the related Prospectus Supplement.

     The Securities will be non-recourse obligations of the related Trust Fund. The assets of the Trust Fund specified in the related Prospectus Supplement for a Series of Securities, unless otherwise specified in the related Prospectus Supplement, will serve as collateral only for that Series of Securities. Holders of a Series of Notes may only proceed against such collateral securing such Series of Notes in the case of a default with respect to such Series of Notes and may not proceed against any assets of the Depositor or the related Trust Fund not pledged to secure such Notes.

     The Primary Assets for a Series will be sold by the Seller to the Depositor or purchased by the Depositor in the open market or in privately negotiated transactions, which may include transactions with affiliates and will be transferred by the Depositor to the Trust Fund. Loans relating to a Series will be serviced by the Servicer, which may be the Seller, specified in the related Prospectus Supplement, pursuant to a Pooling and Servicing Agreement, with respect to a Series of Certificates or a servicing agreement (each, a 'Servicing Agreement') between the Trust Fund and Servicer, with respect to a Series of Notes.

     As used herein, 'Agreement' means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

     If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a 'Trust Agreement') between the Depositor and the trustee of such Trust Fund specified in the related Prospectus Supplement

     With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Primary Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related Enhancement.

     Primary Assets included in the Trust Fund for a Series may consist of any combination of Loans and Private Securities, to the extent and as specified in the related Prospectus Supplement.

THE LOANS

     Mortgage Loans. The Primary Assets for a Series may consist, in whole or in part, of closed-end home equity loans (the 'Mortgage Loans') secured by mortgages primarily on Single Family Properties which may be subordinated to other mortgages on the same Mortgaged Property. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

     Unless otherwise described in the related Prospectus Supplement, the full principal amount of a Mortgage Loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity. As more fully described in the related Prospectus Supplement, interest on each Mortgage Loan is calculated on the basis of the outstanding principal balance of such loan multiplied by the Loan Rate thereon and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on such loan. Unless otherwise described in the related Prospectus Supplement the original terms to stated maturity of Mortgage Loans will not exceed 360 months.

     The Mortgaged Properties will include Single Family Property (i.e., one-to four-family residential housing, including Condominium Units and Cooperative Dwellings) and mixed-use property. Mixed-use properties will consist of structures of no more than three stories, which include one to four residential dwelling units and space used for retail, professional or other commercial uses. Such uses, which will not involve more than 50% of the space in the structure, may include doctor, dentist or law offices, real estate agencies, boutiques, newstands, convenience stores or other similar types of uses intended to cater to individual customers as specified in the related Prospectus Supplement. The properties may be located in suburban or metropolitan districts. Any such non-residential use will be in compliance with local zoning laws and regulations. The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related Prospectus Supplement) greater than the term of the related Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

     Unless otherwise specified in the related Prospectus Supplement, Mortgages on Cooperative Dwellings consist of a lien on the shares issued by such Cooperative Dwelling and the proprietary lease or occupancy agreement relating to such Cooperative Dwelling.

     The aggregate principal balance of Mortgage Loans secured by Mortgaged Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the Mortgage Loan either that the underlying Mortgaged Property will be used by the Mortgagor for a period of at least six months every year or that the Mortgagor intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the Mortgagor's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes.

     Unless otherwise specified in the related Prospectus Supplement, the initial Combined Loan-to-Value Ratio of a Loan is computed in the manner described in the related Prospectus Supplement, taking into account the amounts of any related senior mortgage loans.

     Home Improvement Contracts. The Primary Assets for a Series may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements (the 'Home Improvement Contracts') originated by a home improvement contractor in the ordinary course of business. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by the Mortgages primarily on Single Family Properties which are generally subordinate to other mortgages on the same Mortgaged Property or by purchase money security interests in the Home Improvements financed thereby. Unless otherwise specified in the applicable Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the home improvements (the 'Home Improvements') securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The initial Loan-to-Value Ratio of a Home Improvement Contract will be computed in the manner described in the related Prospectus

Supplement.

     Additional Information. The selection criteria which will apply with respect to the Loans, including, but not limited to, the Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related Prospectus Supplement.

     The Loans for a Series may include Loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the Loans for a Series may include Loans that do not have a specified stated maturity.

     The Loans will be conventional contracts or contracts insured by the Federal Housing Administration ('FHA') or partially guaranteed by the Veterans Administration ('VA'). Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Such Loans will be insured under various FHA programs. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     The insurance premiums for Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ('HUD') and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Loan to HUD. With respect to a defaulted FHA-insured Loan, the Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Servicer in partial or full satisfaction of amounts due under the Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Loan and HUD must have rejected any request for relief from the mortgagor before the Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA-insured Loan will be obligated to purchase any such debenture issued in satisfaction of such Loan upon default for an amount equal to the principal amount of any such debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Loan adjusted to reimburse the Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a 'VA Guaranty'). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

     The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     With respect to a defaulted VA guaranteed Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the Mortgaged Property.


     The amount payable under the guaranty will be the percentage of the VA-insured Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

     The related Prospectus Supplement for each Series will provide information with respect to the Loans that are Primary Assets as of the Cut-off Date, including, among other things, and to the extent relevant: (a) the aggregate unpaid principal balance of the Loans; (b) the range and weighted average Loan Rate on the Loans, and, in the case of adjustable rate Loans, the range and weighted average of the current Loan Rates and the Lifetime Rate Caps, if any;
(c) the range and average outstanding principal balance of the Loans; (d) the weighted average original and remaining term-to-stated maturity of the Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and weighted average of Combined Loan-to-Value Ratios or Loan-to-Value Ratios for the Loans, as applicable; (f) the percentage (by outstanding principal balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates; (g) any special hazard insurance policy or bankruptcy bond or other enhancement relating to the Loans; (h) the percentage (by principal balance as of the Cut-off Date) of Loans that are secured by Mortgaged Properties, Home Improvements or are unsecured; (i) the geographic distribution of any Mortgaged Properties securing the Loans; (j) the percentage of Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Properties, shares relating to Cooperative Dwellings, Condominium Units, investment property and vacation or second homes; (k) the lien priority of the Loans; and (l) the delinquency status and year of origination of the Loans. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Loans for a Series.

     If information of the nature described above respecting the Loans is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Securities.

PRIVATE SECURITIES

     General. Primary Assets for a Series may consist, in whole or in part, of Private Securities which include pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the 'Underlying Loans') or (b) collateralized obligations secured by Underlying Loans. Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided a period of three years elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and Private Securities themselves will not be so insured or guaranteed.

     Private Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a 'PS Agreement'). The seller/servicer of the Underlying Loans will have entered into the PS Agreement with the trustee under such PS Agreement (the 'PS Trustee'). The PS Trustee or its agent, or a custodian, will possess the Underlying Loans. Underlying Loans will be serviced by a servicer (the 'PS Servicer') directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

     The sponsor of the Private Securities (the 'PS Sponsor') will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PS Sponsor may be an affiliate of the Depositor. The obligations of the PS Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PS Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the Private Securities issued under the PS Agreement. Additionally, although the Underlying Loans may be guaranteed by an agency or instrumentality of the United States, the Private Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Securities on the dates specified in the related Prospectus Supplement. The Private Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Securities by the PS Trustee or the PS Servicer. The PS Sponsor or the PS Servicer may have the right to repurchase the Underlying Loans after a certain date or under other circumstances specified in the related Prospectus Supplement.

     The Underlying Loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. Such Underlying Loans will be secured by mortgages on Mortgaged Properties.

     Credit Support Relating to Private Securities. Credit support in the form of Reserve Funds, subordination of other private securities issued under the PS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the

Underlying Loans or with respect to the Private Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Underlying Loans and other factors and will have been established for the Private Securities on the basis of requirements of the nationally recognized statistical rating organization that rated the Private Securities.

     Additional Information. The Prospectus Supplement for a Series for which the Primary Assets include Private Securities will specify (such disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement), to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable: (i) the aggregate approximate principal amount and type of the Private Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Underlying Loans including (A) the payment features of such Underlying Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (B) the approximate aggregate principal balance, if known, of such Underlying Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Underlying Loans, (D) the minimum and maximum stated maturities of such Underlying Loans at origination, (E) the lien priority of such Underlying Loans, and (F) the delinquency status and year of origination of such Underlying Loans; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities; (vi) the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS Trustee for such Private Securities; (vii) certain characteristics of credit support if any, such as Reserve Funds, insurance policies, letters of credit or guarantees relating to such Loans underlying the Private Securities or to such Private Securities themselves; (viii) the terms on which Underlying Loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Securities; and

(ix) the terms on which Underlying Loans may be substituted for those originally underlying the Private Securities.

     If information of the nature described above representing the Private Securities is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days of the initial issuance of such Securities.

COLLECTION AND DISTRIBUTION ACCOUNTS

     A separate Collection Account will be established by the Trustee or the Servicer, in the name of the Trustee, for each Series of Securities for receipt of the amount of cash, if any, specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Primary Assets and, unless otherwise specified in the related Prospectus Supplement, income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Enhancement, as provided in the related Prospectus Supplement, will be deposited in a related Distribution Account, which will also be established by the Trustee for each such Series of Securities, for distribution to the related Holders. Unless otherwise specified in the related Prospectus Supplement, the Trustee will invest the funds in the Collection and Distribution Accounts in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited in the Distribution Account or otherwise distributed and, in the case of funds in the Distribution Account, than the day preceding the next Distribution Date for the related Series of Securities. Eligible Investments include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case, acceptable to the Rating Agency.

     Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any Deposit Agreement or Minimum Principal Payment Agreement as specified in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, a Trust Fund will include one or more segregated trust accounts (each, a 'Pre-Funding Account') established and maintained with the Trustee for the related Series. If so specified, on the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series (such amount, the 'Pre-Funded Amount') will be deposited in the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time specified in the related Prospectus Supplement (the 'Pre-Funding Period'). The Primary Assets to be so purchased will be required to have certain characteristics specified in the related Prospectus Supplement. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series.

     If a Pre-Funding Account is established, one or more segregated trust accounts (each, a 'Capitalized Interest Account') may be established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of the sum of (i) the amount of interest accrued on the Securities of such Series and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period, over the amount of interest available therefor from the Primary Assets in the Trust Fund. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

                                  ENHANCEMENT

     If stated in the Prospectus Supplement relating to a Series of Securities, simultaneously with the Depositor's assignment of the Primary Assets to the Trustee, the Depositor will obtain an irrevocable letter of credit, surety bond or insurance policy, issue Subordinate Securities or obtain any other form of enhancement or combination thereof (collectively, 'Enhancement') in favor of the Trustee on behalf of the Holders of the related Series or designated Classes of such Series from an institution or by other means acceptable to the Rating Agency. The Enhancement will support the payment of principal and interest on the Securities, and may be applied for certain other purposes to the extent and under the conditions set forth in such Prospectus Supplement. Enhancement for a Series may include one or more of the following forms, or such other form as may be specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, any of such Enhancement may be structured so as to protect against losses relating to more than one Trust Fund, in the manner described therein.

SUBORDINATE SECURITIES

     If specified in the related Prospectus Supplement, Enhancement for a Series may consist of one or more Classes of Subordinate Securities. The rights of holders of such Subordinate Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of Holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement.

INSURANCE

     If stated in the related Prospectus Supplement, Enhancement for a Series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the Primary Assets, as described below and in the related Prospectus Supplement.

     Pool Insurance Policy. If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will obtain a pool insurance policy for the Loans in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default. but will not cover the portion of the principal balance of any Loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related Prospectus Supplement.

     Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to Property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such Property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such Property or (ii)

upon transfer of such Property to the special hazard insurer, the unpaid principal balance of such Loan at the time of acquisition of such Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to such Property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of such Property. Any amount paid as the cost of repair of such Property will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

     Restoration of the Property with the proceeds described under (i) above is expected to satisfy the condition under any pool insurance policy that such Property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Loan secured by such Property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Loan under any pool insurance policy. Therefore, so long as such pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

     Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Property securing the related Loan at an amount less than the then-outstanding principal balance of such Loan. The amount of the secured debt could be reduced to such value, and the holder of such Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Loan exceeds the value so assigned to the Property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See 'CERTAIN LEGAL ASPECTS OF LOANS.' If so provided in the related Prospectus Supplement, the Depositor or other entity specified in the related Prospectus Supplement will obtain a bankruptcy bond or similar insurance contract (the 'bankruptcy bond') covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Loans in the Trust Fund for such Series. Such amount will be reduced by payments made under such bankruptcy bond in respect of such Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

RESERVE FUNDS

     If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will deposit into one or more funds to be established with the Trustee as part of the Trust Fund for such Series or for the benefit of any Enhancer with respect to such Series (the 'Reserve Funds') cash, a letter or letters of credit, cash collateral accounts, Eligible Investments, or other instruments meeting the criteria of the Rating Agency rating any Series of the Securities in the amount specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Fund and the Reserve Fund maintenance requirements for a Series of Securities will be described in the related Prospectus Supplement.

     Amounts withdrawn from any Reserve Fund will be applied by the Trustee to make payments on the Securities of a Series, to pay expenses, to reimburse any Enhancer or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

     Amounts deposited in a Reserve Fund will be invested by the Trustee, in Eligible Investments maturing no later than the day specified in the related Prospectus Supplement.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

     If stated in the Prospectus Supplement relating to a Series of Securities, the Depositor will enter into a Minimum Principal Payment Agreement with an entity meeting the criteria of the Rating Agency pursuant to which such entity will provide certain payments on the Securities of such Series in the event that aggregate scheduled principal payments and/or prepayments on the Primary Assets for such Series are not sufficient to make certain payments on the Securities of such Series, as provided in the Prospectus Supplement.

DEPOSIT AGREEMENT

     If specified in a Prospectus Supplement, the Depositor and the Trustee for such Series of Securities will enter into a Deposit Agreement with the entity specified in such Prospectus Supplement on or before the sale of such Series of Securities. The purpose of a Deposit Agreement would be to accumulate available cash for investment so that such cash, together with income thereon, can be applied to future distributions on one or more Classes of Securities. The Prospectus Supplement for a Series of Securities pursuant to which a Deposit Agreement is used will contain a description of the terms of such Deposit Agreement.

                               SERVICING OF LOANS

GENERAL

     Customary servicing functions with respect to Loans comprising the Primary Assets in the Trust Fund will be provided by the Servicer directly pursuant to the related Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

     The Servicer will make reasonable efforts to collect all payments required to be made under the Loans and will, consistent with the terms of the related Agreement for a Series and any applicable Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) to the extent provided in the related Agreement arrange with an obligor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Loan.

     If specified in the related Prospectus Supplement, the Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts ('Escrow Accounts') with respect to Loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Loans may not require such payments under the loan related documents, in which case the Servicer would not be required to establish any Escrow Account with respect to such Loans. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate such Escrow Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such accounts when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

     Unless otherwise specified in the related Prospectus Supplement, the Trustee or the Servicer will establish a separate account (the 'Collection Account') in the name of the Trustee. Unless otherwise indicated in the related Prospectus Supplement, the Collection Account will be an account maintained (i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each Rating Agency rating the Securities of such Series at levels satisfactory to each Rating Agency or (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each Rating Agency.

     Unless otherwise specified in the related Prospectus Supplement, the funds held in the Collection Account may be invested, pending remittance to the Trustee, in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.


     Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Depositor, the Trustee or the Seller, as appropriate, will deposit into the Collection Account for each Series on the Business Day following the Closing Date any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Servicer on or before the Closing Date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by it (other than, unless otherwise provided in the related Prospectus Supplement, in respect of principal of and interest on the related Primary Assets due on or before such Cut-off
Date):

          (i) All payments on account of principal, including prepayments, on such Primary Assets;

          (ii) All payments on account of interest on such Primary Assets after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of such Primary Assets;

          (iii) All amounts received by the Servicer in connection with the liquidation of Primary Assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with such Primary Assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law ('Liquidation Proceeds'), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Primary Asset;

          (iv) All proceeds under any title insurance, hazard insurance or other insurance policy covering any such Primary Asset, other than proceeds to be applied to the restoration or repair of the related Property or released to the obligor in accordance with the related Agreement;

          (v) All amounts required to be deposited therein from any applicable Reserve Fund for such Series pursuant to the related Agreement;

          (vi) All Advances made by the Servicer required pursuant to the related Agreement; and

          (vii) All repurchase prices of any such Primary Assets repurchased by the Depositor, the Servicer or the Seller pursuant to the related Agreement.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer is permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:


          (i) to reimburse itself for Advances for such Series made by it pursuant to the related Agreement; the Servicer's right to reimburse itself is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Property) which represent late recoveries of Scheduled Payments respecting which any such Advance was made;

          (ii) to the extent provided in the related Agreement, to reimburse itself for any Advances for such Series that the Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

          (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Property and, in the event deposited in the Collection Account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon to the Due Date for such Loan next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

          (iv) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of such Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or such other recovery, to the extent permitted by the related Agreement;

          (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

          (vi) to pay to the applicable person with respect to each Primary Asset or REO Property acquired in respect thereof that has been repurchased or removed from the Trust Fund by the Depositor, the Servicer or the Seller pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

          (vii) to make payments to the Trustee of such Series for deposit into the Distribution Account, if any, or for remittance to the Holders of such Series in the amounts and in the manner provided for in the related Agreement; and

          (viii) to clear and terminate the Collection Account pursuant to the related Agreement.

     In addition, if the Servicer deposits in the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

ADVANCES AND LIMITATIONS THEREON

     The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make Advances with respect to delinquent payments on Loans. If specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances, and such obligation may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer out of amounts received on particular Loans which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Loan, the Servicer may be entitled to reimbursement from other funds in the Collection Account or Distribution Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the related Prospectus Supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

     Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related Prospectus Supplement, the Servicer will be required to maintain or to cause the obligor on each Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related Property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover Properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Enhancement will adversely affect distributions to Holders. When a Property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Servicer will be required to cause flood insurance to be maintained with respect to such

Property, to the extent available.

     The standard hazard insurance policies covering Properties securing Loans typically will contain a 'coinsurance' clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the Property, including the improvements on any Property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the Property, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such Property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of the Properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected Property.

     Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or
(ii) the outstanding principal balance of the related Loan. Unless otherwise specified in the related Prospectus Supplement, the Servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

     Any amounts collected by the Servicer under any such policies of insurance (other than amounts to be applied to the restoration or repair of the Property, released to the obligor in accordance with normal servicing procedures or used to reimburse the Servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency which assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the Servicer will be required, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, to deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.


REALIZATION UPON DEFAULTED LOANS

     The Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the Properties securing the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the Property unless it determines that (i) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Loan available to the Holders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer will be required to liquidate any Property acquired through foreclosure within two years after the acquisition of the beneficial ownership of such Property. While the holder of a Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Depositor will be required to do so.

     The Servicer may arrange with the obligor on a defaulted Loan a modification of such Loan (a 'Modification') to the extent provided in the related Prospectus Supplement. Such Modifications may only be entered into if they meet the underwriting policies and procedures employed by the Servicer in servicing receivables for its own account and meet the other conditions set forth in the related Prospectus Supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related Prospectus Supplement for a Series, when any Property is about to be conveyed by the obligor, the Servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of the related Loan under the applicable 'due-on-sale' clause, if any, unless it reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. In such event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan and pursuant to which the original obligor is released from liability and such person is substituted as the obligor and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Except as otherwise provided in the related Prospectus Supplement, the Servicer will be entitled to a periodic fee as servicing compensation (the 'Servicing Fee') in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of Property in connection with defaulted Loans.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

     When an obligor makes a principal prepayment in full between Due Dates on the related Loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement in order that one or more Classes of the Holders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the Trustee for deposit into the Distribution Account an amount equal to one month's interest on the related Loan (less the Servicing Fee). If the aggregate amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related Holders will suffer no loss by reason of such expenses to the extent expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan which would be distributable to Holders. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, such right of reimbursement being prior to the rights of the Holders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other Enhancement. The Servicer is generally also entitled to reimbursement from the Collection Account for Advances.

     Unless otherwise specified in the related Prospectus Supplement, the rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Holders of such Series.

EVIDENCE AS TO COMPLIANCE

     If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Loans by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with such Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

     If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under such Agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

     The Servicer for each Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

     If an Event of Default occurs under either a Servicing Agreement or a Pooling and Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Unless otherwise specified in the related Prospectus Supplement, such Events of Default and the rights of the Trustee upon such a default under the Agreement for the related Series will be substantially similar to those described under 'THE AGREEMENTS--Events of Default; Rights Upon Events of Default--Pooling and Servicing Agreement; Servicing Agreement' herein.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer does not have the right to assign its rights and delegate its duties and obligations under the related Agreement for each Series unless the successor Servicer accepting such assignment or delegation (i) services similar loans in the ordinary course of its business, (ii) is reasonably satisfactory to the Trustee for the related Series, (iii) has a net worth of not less than the amount specified in the related Prospectus Supplement, (iv) would not cause any Rating Agency's rating of the Securities for such Series in effect immediately prior to such assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and (v) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the related Agreement from and after the date of such agreement. No such assignment will become effective until the Trustee or a successor Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the related Agreement provided that such successor or surviving entity meets the requirements for a successor Servicer set forth above.

     Except to the extent otherwise provided therein, each Agreement will provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the related Trust Fund, the Depositor or the Holders for any action taken or for failing to take any action in good faith pursuant to the related Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any breach of warranty or representations made under such Agreement or the failure to perform its obligations in compliance with any standard of care set forth in such Agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under such Agreement which, in its opinion, may involve it in any expense or liability. The Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Holders thereunder. In such event the legal expenses and costs of such action and any liability resulting therefrom may be expenses, costs, and liabilities of the Trust Fund and the Servicer may be entitled to be reimbursed therefor out of the Collection Account.

                                 THE AGREEMENTS

     The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the related Agreements.

ASSIGNMENT OF PRIMARY ASSETS

     General.  At the time of issuance of the Securities of a Series, the

Depositor will transfer, convey and assign to the Trust Fund all right, title and interest of the Depositor in the Primary Assets and other property to be transferred to the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Securities.

     Assignment of Loans. Unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement a custodian on behalf of the Trustee (the 'Custodian'), the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Holders.

     Unless otherwise specified in the related Prospectus Supplement, the Depositor will as to each Home Improvement Contract deliver or cause to be delivered to the Trustee (or the Custodian) the original Home Improvement Contract and copies of documents and instruments related to each Home Improvement Contract and, other than in the case of unsecured Home Improvement Contracts, the security interest in the property securing such Home Improvement Contract. In order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See 'CERTAIN LEGAL ASPECTS OF THE LOANS--The Home Improvement Contracts.'

     With respect to Loans secured by Mortgages, if so specified in the related Prospectus Supplement, the Depositor will, at the time of issuance of the Securities, cause assignments to the Trustee of the Mortgages relating to the Loans for a Series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Loans. If specified in the related Prospectus Supplement, the Depositor will cause such assignments to be so recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement, in which event, the Agreement may, as specified in the related Prospectus Supplement, require the Depositor to repurchase from the Trustee any Loan the related Mortgage of which is not recorded within such time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

     Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the 'Loan Schedule'). Such Loan Schedule will specify with respect to each Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date, if any, of the related Mortgage Note; if the Loan is an adjustable rate Loan, the Lifetime Rate Cap, if any, and the current index.

     Assignment of Private Securities. The Depositor will cause Private Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its nominee or correspondent) will have possession of any certificated Private Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Security. See 'THE TRUST FUNDS--Private Securities' herein. Each Private Security will be identified in a schedule appearing as an exhibit to the related Agreement (the 'Certificate Schedule'), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Security conveyed to the Trust Fund. In the Agreement, the Depositor will represent and warrant to the Trustee regarding the Private Securities: (i) that the information contained in the Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Securities, the Depositor had good title thereto, and was the sole owner thereof (subject to any Retained Interest); (iii) that there has been no other sale by it of such Private Securities; and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Securities.

     Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related Prospectus Supplement, if any document in the file relating to the Primary Assets delivered by the Depositor to the Trustee (or Custodian) is found by the Trustee within 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor or Seller does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Depositor or Seller will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Depositor or the Seller, as the case may be, of the defect, repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee at a price equal to, unless otherwise specified in the related Prospectus Supplement, (a) the lesser of (i) the outstanding principal balance of such Primary Asset and (ii) the Trust Fund's federal income tax basis in the Primary Asset and (b) accrued and unpaid interest to the date of the next scheduled payment on such Primary Asset at the rate set forth in the related

Agreement, provided, however, the purchase price shall not be limited in (i) above to the Trust Fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of such Primary Asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

     If provided in the related Prospectus Supplement, the Depositor or Seller, as the case may be, may, rather than repurchase the Primary Asset as described above, remove such Primary Asset from the Trust Fund (the 'Deleted Primary Asset') and substitute in its place one or more other Primary Assets (each, a 'Qualifying Substitute Primary Asset') provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the Securities and
(ii) with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.

     Unless otherwise specified in the related Prospectus Supplement, any Qualifying Substitute Primary Asset will have, on the date of substitution, (i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Collection Account in the month of substitution for distribution to Holders),
(ii) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Primary Asset, (iii) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Primary Asset, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

     Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.

     The Depositor or another entity will make representations and warranties with respect to Primary Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the

Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Primary Asset, the Depositor or such entity is obligated to repurchase the affected Primary Asset or, if provided in the related Prospectus Supplement, provide a Qualifying Substitute Primary Asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

     The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or Seller of such Primary Assets. See

'SPECIAL CONSIDERATIONS--Limited Assets.'

     No Holder of Securities of a Series, solely by virtue of such Holder's status as a Holder, will have any right under the applicable Agreement for such Series to institute any proceeding with respect to such Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

REPORTS TO HOLDERS

     The Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

          (i) the amount of principal distributed to Holders of the related Securities and the outstanding principal balance of such Securities following such distribution;

          (ii) the amount of interest distributed to Holders of the related Securities and the current interest on such Securities;

          (iii) the amounts of (a) any overdue accrued interest included in such distribution, (b) any remaining overdue accrued interest with respect to such Securities or (c) any current shortfall in amounts to be distributed as accrued interest to Holders of such Securities;

          (iv) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Securities, (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

          (v) the amount received under any related Enhancement, and the remaining amount available under such Enhancement;

          (vi) the amount of any delinquencies with respect to payments on the related Primary Assets;

          (vii) the book value of any REO Property acquired by the related Trust Fund; and

          (viii) such other information as specified in the related Agreement.

     In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Holder of record at any time during such calendar year (a) the aggregate of amounts reported pursuant to (i), (ii), and
(iv)(d) above for such calendar year and (b) such information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to the Servicer's servicing of the Loans. See 'SERVICING OF LOANS--Evidence as to Compliance' herein.

     If so specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series will be issued in book-entry form. In such event, owners of beneficial interests in such Securities will not be considered Holders and will not receive such reports directly from the Trustee. The Trustee will forward such reports only to the entity or its nominee which is the registered holder of the global certificate which evidences such book-entry securities. Beneficial owners will receive such reports from the participants and indirect participants of the applicable book-entry system in accordance with the practices and procedures of such entities.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Pooling and Servicing Agreement for each Series of Certificates relating to Loans include (i) any failure by the Servicer to deposit amounts in the Collection Account and Distribution Account to enable the Trustee to distribute to Holders of such Series any required payment, which failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee for such Series, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Securities for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Securities for such Series, and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     So long as an Event of Default remains unremedied under the applicable Agreement for a Series of Securities relating to the servicing of Loans, unless otherwise specified in the related Prospectus Supplement, the Trustee for such Series or Holders of Securities of such Series evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may terminate all of the rights and obligations of the Servicer as servicer under the applicable

Agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of such Agreement which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in such Agreement.

     In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related Prospectus Supplement to act as successor Servicer under the provisions of the applicable Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such Agreement.

     During the continuance of any Event of Default of a Servicer under an Agreement for a Series of Securities, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of such Series, and, unless otherwise specified in the related Prospectus Supplement, Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Holders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. The Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Holders.

     Indenture. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for thirty (30) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;
(iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Holders of a majority in aggregate outstanding amount of the Notes of such Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the Holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the Holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the

Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of Notes of such Series, unless such Holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of such Series affected thereby.

THE TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Securities will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents will have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee will continue to be responsible for its duties and obligations under the Agreement.

DUTIES OF THE TRUSTEE

     The Trustee will not make any representations as to the validity or sufficiency of the Agreement, the Securities or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished to it by the Holders or the Servicer under the Agreement.

     The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders in an Event of Default. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

     The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time (i) if the Trustee ceases to be eligible to continue as such under the Agreement, (ii) if the Trustee becomes insolvent or (iii) by the Holders of Securities evidencing over 50% of the aggregate voting rights of the Securities in the Trust Fund upon written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

AMENDMENT OF AGREEMENT

     Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series of Securities may be amended by the Depositor, the Servicer (with respect to a Series relating to Loans), and the Trustee with respect to such Series, without notice to or consent of the Holders (i) to cure any ambiguity,
(ii) to correct any defective provisions or to correct or supplement any provision therein, (iii) to add to the duties of the Depositor, the Trust Fund or Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities (it being understood that none of the Depositor, the Seller, the Servicer or Trustee is obligated to maintain or improve such rating), or (vi) to comply with any requirements imposed by the Code; provided that any such amendment except pursuant to clause (vi) above will not adversely affect in any material respect the interests of any Holders of such Series, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause (vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from each Rating Agency rating such Securities that such amendment will not cause such

Rating Agency to reduce the then current rating thereof. Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series may also be amended by the Trustee, the Servicer, if applicable, and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Securities of such Series or, if only certain Classes of such Series are affected by such amendment, 66 2/3% of the aggregate outstanding principal amount of the Securities of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Holders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of such Security; or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Securities affected thereby.

VOTING RIGHTS

     The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

LIST OF HOLDERS

     Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, which request is accompanied by a copy of the communication which such Holders propose to transmit, the Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by the Trustee.

     No Agreement will provide for the holding of any annual or other meeting of Holders.

BOOK-ENTRY SECURITIES

     If specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series may be issued in book-entry form. In such event, beneficial owners of such Securities will not be considered 'Holders' under the Agreements and may exercise the rights of Holders only indirectly through the participants in the applicable book-entry system.

REMIC ADMINISTRATOR

     For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to such Agreement after the earlier of (i) the later of (a) the final payment or other liquidation of the last Primary Asset remaining in the Trust Fund for such Series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any Primary Asset or (ii) the repurchase, as described below, by the Servicer or other entity specified in the related Prospectus Supplement from the Trustee for such Series of all Primary Assets and other property at that time subject to such Agreement. The Agreement for each Series permits, but does not require, the Servicer or other entity specified in the related Prospectus Supplement to purchase from the Trust Fund for such Series all remaining Primary Assets at a price equal to, unless otherwise specified in the related Prospectus Supplement, 100% of the aggregate

Principal Balance of such Primary Assets plus, with respect to any property acquired in respect of a Primary Asset, if any, the outstanding Principal Balance of the related Primary Asset at the time of foreclosure, less, in either case, related unreimbursed Advances (in the case of the Primary Assets, only to the extent not already reflected in the computation of the aggregate Principal Balance of such Primary Assets) and unreimbursed expenses (that are reimbursable pursuant to the terms of the Pooling and Servicing Agreement) plus, in either case, accrued interest thereon at the weighted average rate on the related Primary Assets through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the aggregate Principal Balance of such Primary Assets, plus accrued interest thereon at the applicable net rates on the Primary Assets through the last day of the month of such repurchase and (b) the aggregate fair market value of such Primary Assets plus the fair market value of any property acquired in respect of a Primary Asset and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Securities of such Series, but such entity's right to so purchase is subject to the aggregate Principal Balance of the Primary Assets at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the aggregate Principal Balance of the Primary Assets as of the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Holder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust Fund under the circumstances described in such Prospectus Supplement. See 'DESCRIPTION OF THE SECURITIES--Optional Redemption, Purchase or Termination' herein.

     Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the Final Scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

                         CERTAIN LEGAL ASPECTS OF LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the Loans are situated.

MORTGAGES

     The Loans for a Series will, and certain Home Improvement Contracts for a Series may, be secured by either mortgages or deeds of trust or deeds to secure debt (such Mortgage Loans and Home Improvement Contracts are hereinafter referred to in this section as 'mortgage loans'), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the Mortgaged Property is located. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

     The mortgage loans comprising or underlying the Primary Assets included in the Trust Fund for a Series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily,

all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the 'Garn-St. Germain Act') preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the 'window period' under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven 'window period states,' five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does 'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations, upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision (the 'OTS') prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ('Title V'), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Tide V. Tide V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS

     General. The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as 'contracts') generally are 'chattel paper' or constitute 'purchase money security interests' each as defined in the Uniform Commercial Code (the 'UCC'). Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

     Security Interests in Home Improvements. The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

     Enforcement of Security Interest in Home Improvements. So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by 'self-help' repossession that is 'peaceful' (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before such resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.


     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgement.

     Consumer Protection Laws. The so-called 'Holder-in-Due-Course' rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws. Title V provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT SALES CONTRACTS

     The Loans may also consist of installment sales contracts. Under an installment sales contract ('Installment Sales Contract') the seller (hereinafter referred to in this section as the 'lender') retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this section as the 'borrower') for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Sales Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Sales Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Sales Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Sales Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Sales Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Sales Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Sales Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Sales Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Sales Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Depositor nor the Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the Holders of the Securities of such Series. Unless otherwise specified in the related Prospectus Supplement, any shortfalls in interest collections on Loans or Underlying Loans relating to the Private Securities, as applicable, included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Securities of such Series that is entitled to receive interest in respect of such Loans or Underlying Loans in proportion to the interest that each such Class of Securities would have otherwise been entitled to receive in respect of such Loans or Underlying Loans had such interest shortfall not occurred.

                                 THE DEPOSITOR

GENERAL

     The Depositor was incorporated in the State of Delaware in June 1995, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Depositor's principal executive offices are located at 245 Park Avenue, New York, New York 10167. Its telephone number is (212) 272-4095.

     The Depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ('Depositor Securities') collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass-through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by certain first or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the Depositor's Certificate of Incorporation limits the Depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes.

                                USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes:
(i) to purchase the related Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets, (iii) to establish any Reserve Funds described in the related Prospectus Supplement and (iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining Enhancement, if any. If so specified in the related Prospectus Supplement, the purchase of the Primary Assets for a Series may be effected by an exchange of Securities with the Seller of such Primary Assets.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following summary is based on the opinion of Stroock & Stroock & Lavan, special counsel to the Depositor ('Federal Tax Counsel') as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of Securities. The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as 'capital assets' (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

     The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit ('REMIC') under the Internal Revenue Code of 1986, as amended (the 'Code'); (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership. The Prospectus Supplement for each Series of Securities will specify how the

Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

TAXATION OF DEBT SECURITIES

     Status of Regular Interest Securities as Real Property Loans. The regular interests in a REMIC ('Regular Interest Securities') will be 'real estate assets' for purposes of Section 856(c)(5)(A) of the Code and assets described in
Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, 'qualifying assets') to the extent that the REMIC's assets are qualifying assets. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the Regular Interest Securities will be qualifying assets. Similarly, income on the Regular Interest Securities will be treated as 'interest on obligations secured by mortgages on real property' within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Loans, the REMIC's assets will include payments on Loans held pending distribution to holders of Regular Interest Securities, amounts in reserve accounts (if any), other credit enhancements (if any) and possibly buydown funds ('Buydown Funds'). The Loans generally will be qualifying assets under both of the foregoing sections of the Code. However, Loans that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(c)(v) of the Code. In addition, to the extent that the principal amount of a Loan exceeds the value of the property securing the Loan, it is unclear and Federal Tax Counsel is unable to opine whether the Loans will be qualifying assets. The regulations under Sections 860A through 860G of the Code (the 'REMIC Regulations') treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Loans and held pending distribution to holders of Regular Interest Securities ('cash flow investments') will be treated as qualifying assets. It is unclear whether reserve funds or Buydown Funds would also constitute qualifying assets under any of those provisions.

     Interest and Acquisition Discount. Securities representing Regular Interest Securities are generally taxable to Holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by Holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as 'Debt Securities.'

     Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with 'original issue discount' ('OID'). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994, as amended June 11, 1996 (the 'OID Regulations'). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A Holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.


     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security Holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute 'qualified stated interest.'

     Under the OID Regulations, interest payments will not qualify as qualified stated interest unless the interest payments are 'unconditionally payable.' The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. It is unclear whether the terms and conditions of the Loans underlying the Debt Securities or the terms and conditions of the Debt Securities are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency. Any terms or conditions that do not reflect arm's length dealing or that the holder does not intend to enforce are not considered.

     Certain Debt Securities will provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the Debt Securities or (ii) as not included in the issue price or stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method Holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The Holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the 'daily portions' of such original issue discount. The amount of OID includible in income by a Holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a Holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a 'Pay-Through Security'), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the 'Prepayment Assumption'). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the

Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-Through Securities based on the Prepayment

Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.

     The Depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the Internal Revenue Service were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent Holder of a Debt Security will also be required to include OID in gross income, but such a Holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial Holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a Holder of such a Security in any period could significantly exceed the amount of cash distributed to such Holder in that period. The Holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, Holders of Securities should consult their own tax advisors on this point.

     Interest-Only Debt Securities. The Trust Fund intends to report income from interest-only classes of Debt Securities to the Internal Revenue Service and to holders of interest-only Debt Securities based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the applicable prepayment assumption. As a result, such interest-only Debt Securities Certificates will be treated as having original issue discount.

     Variable Rate Debt Securities. Under the OID Regulations, Debt Securities paying interest at a variable rate (a 'Variable Rate Debt Security') are subject to special rules. A Variable Rate Debt Security will qualify as a 'variable rate debt instrument' if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Debt Security by more than a specified de minimis amount, (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i), above. Because the OID Regulations relating to contingent payment debt instruments do not apply to REMIC regular interests, principal payments on the REMIC Regular Certificates should not be considered contingent for this purpose.

     A 'qualified floating rate' is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Debt Security is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Debt Security will be treated as a single qualified floating rate (a 'Presumed Single Qualified Floating Rate'). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Debt Security's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Debt Security or the restriction will not significantly affect the yield of the Variable Rate Debt Security.

     An 'objective rate' is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. An interest rate on a REMIC Regular Certificate that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a Variable Rate Debt Security will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Debt Security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Debt Security's term. Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a 'qualified inverse floating rate' if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate Debt Security provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Debt Security's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a 'Presumed Single Variable Rate'). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Debt Security's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

     For Variable Rate Debt Securities that qualify as a 'variable rate debt instrument' under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a 'Single Variable Rate Debt Security'), original issue discount is computed as described above based on the following: (i) stated interest on the Single Variable Rate Debt Security which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest, (ii) by assuming that the variable rate on the Single Variable Debt Security is a fixed rate equal to: (a) in the case of a Single Variable Rate Debt Security with a qualified floating rate or a qualified inverse floating rate, the value of, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Debt Security with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Debt Security and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

     In general, any Variable Rate Debt Security other than a Single Variable Rate Debt Security (a 'Multiple Variable Rate Debt Security') that qualifies as a 'variable rate debt instrument' will be converted into an 'equivalent' fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate Debt Security. The OID Regulations generally require that such a Multiple Variable Rate Debt Security be converted into an 'equivalent' fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Debt Security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Debt Security's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Debt Security is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Debt Security. In the case of a Multiple Variable Rate Debt Security that qualifies as a 'variable rate debt instrument' and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Debt Security provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Debt

Security as of the Multiple Variable Rate Debt Security's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Debt Security is then converted into an 'equivalent' fixed rate debt instrument in the manner described above.

     Once the Multiple Variable Rate Debt Security is converted into an 'equivalent' fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the 'equivalent' fixed rate debt instrument by applying the original issue discount rules to the 'equivalent' fixed rate debt instrument in the manner described above. A Holder of the Multiple Variable Rate Debt Security will account for such original issue discount and qualified stated interest as if the Holder held the 'equivalent' fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the 'equivalent' fixed rate debt instrument in the event that such amounts differ from the accrual amount of interest accrued or paid on the Multiple Variable Rate Debt Security during the accrual period.

     If a Variable Rate Debt Security does not qualify as a 'variable rate debt instrument' under the OID Regulations, then the Variable Rate Debt Security would be treated as a contingent payment debt obligation. It is not clear under current law how a Variable Rate Debt Security would be taxed if such Debt Security were treated as a contingent payment debt obligation since the OID Regulations relating to contingent payment debt obligations do not apply to REMIC regular interests.

     Market Discount. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of 'market discount' (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated

interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A Holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such Holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A Holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a Holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the

Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Election to Treat all Interest as Original Issue Discount. The OID Regulations permit a Holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the Holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a Holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of Federal Tax Counsel, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as 'Regular Interests' or 'Residual Interests' in a REMIC, as specified in the related Prospectus Supplement.

     Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, (i) Securities held by a domestic building and loan association will constitute 'a regular or a residual interest in a REMIC' within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government saturates, 'loans secured by an interest in real property,' and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code Section 856(c)(6)(B), and income with respect to the Securities will be considered 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Security will qualify for the tax treatment described in (i) or (ii) in the proportion that such REMIC assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by Holders of the Residual Interest Securities. In the case of a 'single class REMIC,' however, the expenses will be allocated, under Treasury regulations, among the Holders of the Regular Interest Securities and the Holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a Holder of a Regular Interest Security who is an individual or a 'pass-through interest holder' (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other 'miscellaneous itemized deductions' of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to Holders of the related Residual Interest Securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Tiered REMIC Structures. For certain Series of Securities, two or more separate elections may be held to treat designated portions of the related Trust Fund as REMICs ('Tiered REMICs') for federal income tax purposes. Upon the issuance of any such Series of Securities, Federal Tax Counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be 'real estate assets' within the meaning of Section 856(c)(5)(A) of the Code, and 'loans secured by an interest in real property' under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A Holder of a Residual Interest Security that is an individual or a 'pass-through interest holder' (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the Loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such Holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such Holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). Such aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which Holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the Holders of the Regular Interest ecurities include such discount in income, but without regard to the de minimis rules. See 'Taxation of Debt Securities' above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a 'prohibited transaction.' For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The Holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The Holder of a Security representing a residual interest (a 'Residual Interest Security') will take into account the 'daily portion' of the taxable income or net loss of the REMIC for each day during the taxable year on which such Holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the Holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     The Holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a Holder may take into account currently is limited to the Holder's adjusted basis at the end of the calendar quarter in which such loss arises. A Holder's basis in a Residual Interest Security will initially equal such Holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the Holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of Holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such Holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Holder of a Residual Interest

Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the Holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Sale or Exchange. A Holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such Holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a Holder of a Residual Interest Security consisting of 'excess inclusion' income may not be offset by other deductions or losses, including net operating losses, on such Holder's federal income tax return. Further, if the Holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Holder's excess inclusion income will be treated as unrelated business taxable income of such Holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as 'portfolio interest' and is subject to certain additional limitations. See 'Tax Treatment of Foreign Investors.'

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Date multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a Holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.


     Recently enacted provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions. While these provisions are generally effective for tax years beginning after December 31, 1986, a taxpayer may elect to have these provisions apply only with respect to tax years beginning after August 20, 1996.

     The Code provides that to the extent provided in regulations, as an exception to the general rule described above, the entire amount of income accruing on a Residual Interest Security will be treated as an excess inclusion if the Residual Interest Securities in the aggregate are considered not to have 'significant value.' The Treasury Department has not yet provided regulations in this respect.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. See '--Restrictions on Ownership and Transfer of Residual Interest Securities' and '--Tax Treatment of Foreign Investors' below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any 'Disqualified Organization.' Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acing on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual

Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.


     Under the REMIC Regulations, if a Residual Interest Security is a 'noneconomic residual interest,' as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a 'noneconomic residual interest' unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest Security is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See '--Tax Treatment of Foreign Investors.'

     Mark to Market Rules. Prospective purchasers of a Residual Interest Security should be aware that on December 28, 1993, the Internal Revenue Service released temporary regulations (the 'Temporary Mark to Market Regulations') relating to the requirement that a securities dealer mark-to-market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Temporary Mark to Market Regulations provide that for purposes of this mark-to-market requirement, a 'negative value' Residual Interest Security is not treated as a security and thus may not be marked to market. In addition, a dealer is not required to identify such Residual Interest Security as held for investment. In general, a Residual Interest Security has negative value if, as of the date a taxpayer acquires the Residual Interest Security, the present value of the tax liabilities associated with holding the Residual Interest Security exceeds the sum of (i) the present value of the expected future distributions on the Residual Interest Security, and (ii) the present value of the anticipated tax savings associated with holding the Residual Interest Security as the REMIC generates losses. The amounts and present values of the anticipated tax liabilities, expected future distributions and anticipated tax savings are all to be determined using (i) the prepayment and reinvestment assumptions adopted under Section 1272(a)(6), or that would have been adopted had the REMIC's regular interests been issued with OID, (ii) any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents and (iii) a discount rate equal to the 'applicable Federal rate' (as specified in Section 1274(d)(1)) that would apply to a debt instrument issued on the date of acquisition of the Residual Interest Security. Furthermore, the Temporary Mark to Market Regulations provide the IRS with the authority to treat any Residual Interest Security having substantially the same economic effect as a 'negative value' residual interest as a 'negative value' residual interest.

     On January 3, 1995, the IRS released proposed regulations under Section 475 (the 'Proposed Mark-to-Market Regulations'). The Proposed Mark-to-Market

Regulations provide that any REMIC Residual Interest acquired after January 3, 1995 cannot be marked to market, regardless of the value of such REMIC residual interest. The Temporary Mark-to-Market Regulations described above still apply to any REMIC Residual Interest acquired on or prior to January 3, 1995. Thus, holders of positive value REMIC Residual Interests acquired on or prior to January 3, 1995 may continue to mark such residual interests to market for the entire economic life of such interests.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     General. As specified in the related Prospectus Supplement if a REMIC or partnership election is not made, in the opinion of Federal Tax Counsel, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation (the Securities of such Series, 'Pass-Through Securities'). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ('Stripped Securities'), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

     Each Holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the 'Servicing Fees')), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The Holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent 'reasonable' compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate Holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such Holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deducible to any extent in computing such Holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     Discount or Premium on Pass-Through Securities. The Holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the applicable Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a Holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Security, rather than with respect to the Security. A Holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See '--Taxation of Debt Securities; Market Discount' and '--Premium' above.

     In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the Holder generally will be required to allocate the portion of such discount that is allocable to a Loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ('Ratio Strip Securities') may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of 'stripped bonds' with respect to principal payments and 'stripped coupons' with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

     Servicing Fees in excess of reasonable servicing fees ('excess servicing') will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e. 1% interest on the Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

     The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the 'Cash Flow Bond Method'), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying Loans, rather than being debt instruments 'secured by' those Loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a Holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

     Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a

Holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the Securities are subject to the contingent payment provisions of the Proposed Regulations; or
(iii) each Stripped Security the payments on which consist primarily or solely of a specified portion of the interest payments on Loans is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans' character is not carried over to the Securities in such circumstances. To the extent the Trust Fund's assets are qualifying assets, Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent 'real estate assets' within the meaning of Section 856(c)(6)(B) of the Code, and 'loans secured by an interest in real property' within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent 'interest on obligations secured by mortgages on real property or on interests in real property' with the meaning of
Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

SALE OR EXCHANGE

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder's tax basis in its Security is the price such Holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such Holder's holding period, over the amount of ordinary income actually recognized by the Holder with respect to such Regular Interest Security.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder, other than a Holder of a Residual Interest Security, may, under certain circumstances, be subject to 'backup withholding' at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the Holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ('TIN'); (ii) furnishes the Trustee an incorrect TIN;
(iii) fails to report properly interest, dividends or other 'reportable payments' as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such Holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the Holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Trustee will report to the Holders and to the Servicer for each calendar year the amount of any 'reportable payments' during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be 'effectively connected' with a trade or business conducted in the United States by a Holder who is not a United States person, as defined below, ('Nonresidents'), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984. For these purposes, the term 'United States person' means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term 'United States person' shall include a trust whose income in includible in gross income for United States federal income taxation regardless of source, in lieu of trusts described in (iv) above, unless the trust elects to have its United States status determined under the criteria set forth in (iv) above for tax year ending after August 20, 1996. Proposed Treasury regulations, which would be effective with respect to payments made after December 31, 1997 if adopted in their current form, would provide alternative certification requirements and means by which a holder of a Security could claim the exemption from federal income and withholding tax.

     Interest and OID of Holders who are Nonresidents are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

     Payments to Holders of Residual Interest Securities who are Nonresidents will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Nonresidents should assume that such income does not qualify for exemption from United States withholding tax as 'portfolio interest.' It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual

Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See '--Excess Inclusions.'

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

     Federal Tax Counsel will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that
(1) the Trust Fund will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and
(2) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Except as otherwise provided in the related Prospectus Supplement, Federal Tax Counsel will advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for 'qualified stated interest' under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given Series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.


     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a Holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a 'Short-Term Note') may be subject to special rules. An accrual basis Holder of a Short-Term Note (and certain cash method Holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis Holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis Holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a Noteholder sells a Note, the Holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the Holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a Holder other than a United States Person, as defined below, (a 'foreign person') generally will be considered 'portfolio interest', and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a '10 percent shareholder' of the Trust or the Seller (including a Holder of 10% of the outstanding Certificates) or a 'controlled foreign corporation' with respect to which the Trust or the Seller is a 'related person' within the meaning of the Code and
(ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty. For these purposes, the term 'United States person' means (i) a citizen or resident of the United States,
(ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term 'United States person' shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts described in (iv) above, unless the trust elects to have its United States status determined under the criteria set forth in (iv) above for tax years ending after August 20, 1996. Proposed Treasury regulations, which would be effective with respect to payments made after December 31, 1997 if adopted in their current form, would provide alternative certification requirements and means by which a holder of a Note could claim the exemption from federal income and withholding tax.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each Holder of a Note (other than an exempt Holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the Holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the Holder, and remit the withheld amount to the IRS as a credit against the Holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Federal Tax Counsel, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain Holders. For example, income to certain tax-exempt entities (including pension funds) would be 'unrelated business taxable income', income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual Holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The Trust Fund and the Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single Class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.


     Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such Holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis Holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute 'unrelated business taxable income' generally taxable to such a Holder under the Code.

     An individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such Holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such Holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Loans were not issued with OID and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

     If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, the Trust Fund will be considered to contribute its assets to a new partnership in exchange for partnership interests therein, and then dissolve and distribute the new partnership interests to the partners. The Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust Fund might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the Holder's cost increased by the Holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Holder's share of the Notes and other liabilities of the Trust Fund. A Holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the Holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the Holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a Holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to Holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the

Certificates. Generally, Holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the Holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to a Certificateholder which is a foreign person pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for Holders which are foreign persons that are taxable as corporations and 39.6% for all other Holders which are foreign persons. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a Holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the Holder's certification of nonforeign status signed under penalties of perjury.

     Each Certificateholder which is a foreign person might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each Certificateholder which is a foreign person must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A Certificateholder which is a foreign person generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered 'portfolio interest.' As a result, Certificateholders which are foreign persons will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a Certificateholder which is a foreign person would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a 'backup' withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the Holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in 'Certain Federal Income Tax Considerations,' potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA') and the Code impose certain restrictions on employee benefit plans subject to ERISA and on plans and other arrangements subject to Section 4975 of the Code and on persons who are parties in interest or disqualified persons ('parties in interest') with respect to such plans or arrangements. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     A fiduciary of an employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Securities. Accordingly, among other factors, such fiduciary should consider (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the diversification requirements of Section 404 of ERISA;
(iii) whether the investment is in accordance with the documents and instruments governing the plan and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of such plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

     In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor or partners) or any entity, including an insurance company general account whose underlying assets include plan assets by reason of a plan or account investing in such entity, (collectively, 'Plans(s)'), should consult with their legal counsel to determine whether an investment in the Securities will cause the assets of the Trust Fund to be considered plan assets pursuant to the plan asset regulations set forth at 29 CFR 2510.3-101 (the 'Regulation'), thereby subjecting the Plan to the prohibited transaction rules with respect to the Trust Fund and the Trustee, or any entities providing services with respect to the operation of the Trust, to the fiduciary investment standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to the Trust Fund, unless a statutory or regulatory exception or an administrative exemption granted by the Department of Labor ('DOL') applies to the purchase, sale, transfer or holding of the Securities.

     The Regulation contains rules for determining what constitutes the assets of a Plan. The Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an investment in an 'equity interest' will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

     Under the terms of the Regulation, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Primary Assets and any other assets held by the Trust Fund. In such an event, persons providing services with respect to the operation of the Trust Fund may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA and of Section 4975 of the Code, with respect to transactions involving such assets unless such transactions are subject to a statutory or regulatory exception or an administrative exemption.

     One such exception applies if the interest described is treated as indebtedness under applicable local law and which has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be 'equity interests' under the final regulation. If Notes of a particular Series were deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund. However, without regard to whether the Notes are treated as an equity interest for such purposes, the purchase, holding or transfer of Notes by or on behalf of a Plan could be considered a prohibited transaction if the Depositor or the Trustee or any of their respective affiliates is, or becomes, a party in interest or disqualified person with respect to such Plan.

     Another such exception applies if the class of equity interests in question is: (i) 'widely held' (held by 100 or more investors who are independent of the Depositor and each other); (ii) freely transferable; and (iii) sold as part of an offering pursuant to (A) an effective registration statement under the Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or (B) an effective registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ('Publicly Offered Securities'). In addition, the regulation provides that if at all times more than 75% of the value of all classes of equity interests in the Depositor or the Trust Fund are held by investors other than benefit plan investors (which is defined as including both Plans and government plans), the investing Plan's assets will not include any of the underlying assets of the Depositor or the Trust Fund.

     An additional exemption may also be available to the purchase, holding and transfer of the Securities. The DOL granted to Bear, Stearns & Co. Inc., an administrative exemption, Prohibited Transaction Exemption 90-30 (Application No. D-8207, 55 Fed. Reg. 21461) (1990) (the 'Exemption'), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of securities representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption, wherever Bear, Stearns & Co. Inc. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The obligations covered by the Exemption include obligations such as the Primary Assets (other than Private Securities which are not insured or guaranteed by the United States or an agency or instrumentality thereof, or Home Improvement Contracts that are unsecured). The Exemption will apply to the acquisition, holding and transfer of the Securities by a Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply are the following:

          (i) The acquisition of the Securities by a Plan is on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (ii) The rights and interests evidenced by the Securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the trust;

          (iii) The Securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Group ('Standard & Poor's'), Moody's Investors Service, Inc. ('Moody's'), Duff & Phelps Inc. ('D&P') or Fitch Investors Service, Inc. ('Fitch');

          (iv) The sum of all payments made to the underwriter in connection with the distribution of the Securities represents not more than reasonable compensation for underwriting the Securities. The sum of all payments made to and retained by the seller pursuant to the sale of the obligations to the trust represents not more than the fair market value of such obligations. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

          (v) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below); and

          (vi) The Plan investing in the Securities is an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933. The Depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Securities.

     The trust also must meet the following requirements:

          (i) the corpus of the trust must consist solely of assets of the type which have been included in other investment pools;

          (ii) securities in such other investment pools must have been rated in one of the three highest generic rating categories of Standard & Poor's, Moody's, D&P or Fitch for at least one year prior to the Plan's acquisition of securities; and

          (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Securities.


     Moreover, the Exemption provides relief from certain self dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Securities, at least fifty (50) percent of each Class of Securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five (5) percent or less of the fair market value of the obligations contained in the trust;
(iii) the Plan's investment in Securities does not exceed twenty-five (25) percent of all of the Securities outstanding after the acquisition; and (iv) no more than twenty-five (25) percent of the assets of the Plan are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Depositor, the underwriters of the Securities, the Trustee, the Servicer, any obligor with respect to obligations included in a Trust Fund constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in a Trust Fund, or any affiliate of such parties (the 'Restricted Group').

     In the event that the Exemption is not applicable, some other prohibited transaction class exemption issued by the DOL, including PTCE 95-60 (relating to insurance company general accounts), PTCE 91-38 (relating to bank collective funds), PTCE 90-1 (relating to insurance company pooled separate accounts) and PTCE 84-14 (relating to investments by qualified plan asset managers) may apply, depending on the circumstances.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the potential application of the Exemption to the purchase and holding of the Securities and the potential consequences to their specific circumstances, prior to making an investment in the Securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute 'mortgage-related securities' within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION


     The Depositor may offer each Series of Securities through Bear, Stearns & Co. Inc. ('Bear Stearns') or one or more other firms that may be designated at the time of each offering of such Securities. The participation of Bear Stearns in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The Prospectus Supplement relating to each Series of Securities will set forth the specific terms of the offering of such Series of Securities and of each Class within such Series, the names of the underwriters, the purchase price of the Securities, the proceeds to the Depositor from such sale, any securities exchange on which the Securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers. The place and time of delivery of each Series of Securities will also be set forth in the Prospectus Supplement relating to such Series. Bear Stearns is an affiliate of the Depositor.

                                 LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Securities will be passed upon for the Depositor by Stroock & Stroock & Lavan, New York, New York.

                               GLOSSARY OF TERMS

     The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a 'Supplemental Glossary' in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more compete definition of such terms.

     'Accrual Termination Date' means, with respect to a Class of Compound Interest Securities, the Distribution Date specified in the related Prospectus Supplement.

     'Advance' means cash advanced by the Servicer in respect of delinquent payments of principal of and interest on a Loan, and for any other purposes specified in the related Prospectus Supplement.

     'Agreement' means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and, with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

     'Appraised Value' means, with respect to property securing a Loan, the lesser of the appraised value determined in an appraisal obtained at origination of the Loan or sales price of such property at such time.

     'Asset Group' means, with respect to the Primary Assets and other assets comprising the Trust Fund of a Series, a group of such Primary Assets and other assets having the characteristics described in the related Prospectus Supplement.

     'Assumed Reinvestment Rate' means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the 'Assumed Reinvestment Rate' for funds held in any fund or account for the Series.

     'Available Distribution Amount' means the amount in the Distribution Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Holders on a Distribution Date.

     'Bankruptcy Code' means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

     'Business Day' means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

     'Certificate' means the Asset-Backed Certificates.

     'Class' means a Class of Securities of a Series.


     'Closing Date' means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

     'Code' means the Internal Revenue Code of 1986, as amended, and regulations (including proposed regulations) or other pronouncements of the Internal Revenue Service promulgated thereunder.

     'Collection Account' means, with respect to a Series, the account established in the name of the Servicer for the deposit by the Servicer of payments received from the Primary Assets.

     'Combined Loan-to-Value Ratio' means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement taking into account the amounts of any related senior mortgage loans on the related Mortgaged Property.

     'Commission' means the Securities and Exchange Commission.

     'Compound Interest Security' means any Security of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Security on each Distribution Date, through the Accrual

Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the Compound Value thereof.

     'Compound Value' means, with respect to a Class of Compound Interest Securities, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

     'Condominium' means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

     'Condominium Association' means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

     'Condominium Building' means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

     'Condominium Loan' means a Loan secured by a Mortgage on a Condominium Unit (together with its appurtenant interest in the common elements).


     'Condominium Unit' means an individual housing unit in a Condominium Building.

     'Cooperative' means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units and which is described in Section 216 of the Code.

     'Cooperative Dwelling' means an individual housing unit in a building owned by a Cooperative.

     'Cooperative Loan' means a housing loan made with respect to a Cooperative Dwelling and secured by an assignment by the borrower (tenant-stockholder) or security interest in shares issued by the applicable Cooperative.

     'Cut-off Date' means the date designated as such in the related Prospectus Supplement for a Series.

     'Debt Securities' means Securities characterized as indebtedness for federal income tax purposes, and Regular Interest Securities.

     'Deferred Interest' means the excess of the interest accrued on the outstanding principal balance of a Loan during a specified period over the amount of interest required to be paid by an obligor on such Loan on the related Due Date.

     'Deposit Agreement' means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

     'Depositor' means Bear Stearns Asset Backed Securities, Inc.

     'Disqualified Organization' means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

     'Distribution Account' means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Servicer with respect to the Primary Assets.

     'Distribution Date' means, with respect to a Series or Class of Securities, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

     'Due Date' means each date, as specified in the related Prospectus

Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Primary Asset pursuant to the terms thereof.

     'Eligible Investments' means any one or more of the obligations or securities described as such in the related Agreement.

     'Enhancement' means the enhancement for a Series, if any, specified in the related Prospectus Supplement.

     'Enhancer' means the provider of the Enhancement for a Series specified in the related Prospectus Supplement.

     'ERISA' means the Employee Retirement Income Security Act of 1974, as amended.

     'Escrow Account' means an account, established and maintained by the Servicer for a Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items required to be paid to the mortgagee are deposited.

     'FHLMC' means the Federal Home Loan Mortgage Corporation.

     'Final Scheduled Distribution Date' means, with respect to a Class of Notes of a Series, the date no later than which principal thereof will be fully paid and with respect to a Class of Certificates of a Series, the date after which no Certificates of such Class will remain outstanding, in each case based on the assumptions set forth in the related Prospectus Supplement.

     'FNMA' means the Federal National Mortgage Association.

     'Holder' means the person or entity in whose name a Security is registered.

     'Home Improvements' means the home improvements financed by a Home Improvement Contract.

     'Home Improvement Contract' means any home improvement installment sales contracts and installment loan agreement which may be unsecured or secured by purchase money security interest in the Home Improvement financed thereby.

     'HUD' means the United States Department of Housing and Urban Development.

     'Indenture' means the indenture relating to a Series of Notes between the Trust Fund and the Trustee.

     'Insurance Policies' means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Loans.

     'Insurance Proceeds' means amount paid by the insurer under any of the Insurance Policies covering any Loan or Mortgaged Property.

     'Interest Only Securities' means a Class of Securities entitled solely or primarily to distributions of interest and which is identified as such in the related Prospectus Supplement.


     'IRS' means the Internal Revenue Service.

     'Lifetime Rate Cap' means the lifetime limit if any, on the Loan Rate during the life of each adjustable rate Loan.

     'Liquidation Proceeds' means amounts received by the Servicer in connection with the liquidation of a Loan, net of liquidation expenses.

     'Loan Rate' means, unless otherwise indicated herein or in the Prospectus Supplement, the interest rate borne by a Loan.

     'Loans' mean Mortgage Loans and/or Home Improvement Contracts, collectively. A Loan refers to a specific Mortgage Loan or Home Improvement Contract, as the context requires.

     'Loan-to-Value Ratio' means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement.

     'Minimum Rate' means the lifetime minimum Loan Rate during the life of each adjustable rate Loan.

     'Minimum Principal Payment Agreement' means a minimum principal payment agreement with an entity meeting the criteria of the Rating Agencies.

     'Modification' means a change in any term of a Loan.

     'Mortgage' means the mortgage, deed of trust or other similar security instrument securing a Mortgage Note.

     'Mortgage Loan' means a closed-end home equity loan secured by a Mortgaged Property.

     'Mortgage Note' means the note or other evidence of indebtedness of a Mortgagor under the Loan.

     'Mortgagor' means the obligor on a Mortgage Note.

     '1986 Act' means the Tax Reform Act of 1986.

     'Notes' means the Asset-Backed Notes.

     'Notional Amount' means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Securities.

     'PAC' ('Planned Amortization Class Securities') means a Class of Securities of a Series on which payments of principal are made in accordance with a schedule specified in the related Prospectus Supplement, based on certain assumptions stated therein.

     'Participating Securities' means Securities entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

     'Pass-Through Security' means a security representing an undivided beneficial interest in a pool of assets, including the right to receive a portion of all principal and interest payments relating to those assets.

     'Pay Through Security' means Regular Interest Securities and certain Debt Securities that are subject to acceleration due to prepayment on the underlying Primary Assets.

     'Person' means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

     'Pooling and Servicing Agreement' means the pooling and servicing agreement relating to a Series of Certificates among the Depositor, the Servicer (if such Series relates to Loans) and the Trustee.

     'Primary Assets' means the Private Securities and/or Loans, as the case may be, which are included in the Trust Fund for such Series. A Primary Asset refers to a specific Private Security or Loan, as the case may be.

     'Principal Balance' means, with respect to a Primary Asset and as of a Due Date, the original principal amount of the Primary Asset, plus the amount of any Deferred Interest added to such principal amount, reduced by all payments, both scheduled or otherwise, received on such Primary Asset prior to such Due Date and applied to principal in accordance with the terms of the Primary Asset.

     'Principal Only Securities' means a Class of Securities entitled solely or primarily to distributions of principal and identified as such in the Prospectus Supplement.

     'Private Security' means a participation or pass-through certificate representing a fractional, undivided interest in Underlying Loans or collateralized obligations secured by Underlying Loans.

     'Property' means either a Home Improvement or a Mortgaged Property securing a Loan, as the context requires.

     'PS Agreement' means the pooling and servicing agreement, indenture, trust agreement or similar agreement pursuant to which a Private Security is issued.

     'PS Servicer' means the servicer of the Underlying Loans.

     'PS Sponsor' means, with respect to Private Securities, the sponsor or depositor under a PS Agreement.

     'PS Trustee' means the trustee designated under a PS Agreement.


     'Qualified Insurer' means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

     'Rating Agency' means the nationally recognized statistical rating organization (or organizations) which was (or were) requested by the Depositor to rate the Securities upon the original issuance thereof.

     'Regular Interest' means a regular interest in a REMIC.

     'REMIC' means a real estate mortgage investment conduit.

     'REMIC Administrator' means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

     'REMIC Provisions' means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

     'REO Property' means real property which secured a defaulted Loan, beneficial ownership of which has been acquired upon foreclosure, deed in lieu of foreclosure, repossession or otherwise.

     'Reserve Fund' means, with respect to a Series, any Reserve Fund established pursuant to the related Agreement.

     'Residual Interest' means a residual interest in a REMIC.

     'Retained Interest' means, with respect to a Primary Asset, the amount or percentaged specified in the related Prospectus Supplement which is not included in the Trust Fund for the related Series.

     'Scheduled Payments' means the scheduled payments of principal and interest to be made by the borrower on a Primary Asset.

     'Securities' means the Notes or the Certificates.

     'Seller' means the seller of the Primary Assets to the Depositor identified in the related Prospectus Supplement for a Series.

     'Senior Securityholder' means a holder of a Senior Security.

     'Senior Securities' means a Class of Securities as to which the holders' rights to receive distributions of principal and interest are senior to the rights of holders of Subordinate Securities, to the extent specified in the related Prospectus Supplement.

     'Series' means a separate series of Securities sold pursuant to this

Prospectus and the related Prospectus Supplement.

     'Servicer' means, with respect to a Series relating to Loans, the Person if any, designated in the related Prospectus Supplement to service Loans for that Series, or the successors or assigns of such Person.

     'Single Family Property' means property securing a Loan consisting of one- to four-family attached or detached residential housing, including Cooperative Dwellings.

     'Stripped Securities' means Pass-Through Securities representing interests in Primary Assets with respect to which all or a portion of the principal payments have been separated from all or a portion of the interest payments.

     'Subordinate Securityholder' means a Holder of a Subordinate Security.

     'Subordinated Securities' means a Class of Securities as to which the rights of holders to receive distributions of principal, interest or both is subordinated to the rights of holders of Senior Securities, and may be allocated losses and shorfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

     'Trustee' means the trustee under the applicable Agreement and its successors.

     'Trust Fund' means, with respect to any Series of Securities, the trust holding all money, instruments, securities and other property, including all proceeds thereof, which are, with respect to a Series of Certificates, held for the benefit of the Holders by the Trustee under the Pooling and Servicing Agreement or Trust Agreement or, with respect to a Series of Notes, pledged to the Trustee under the Indenture as a security for such Notes, including, without limitation, the Primary Assets (except any Retained Interests), all amounts in the Distribution Account Collection Account or Reserve Funds, distributions on the Primary Assets (net of servicing fees), and reinvestment earnings on such net distributions and any Enhancement and all other property and interest held by or pledged to the Trustee pursuant to the related Agreement for such Series.

     'UCC' means the Uniform Commercial Code.

     'Underlying Loans' means loans of the type eligible to be Loans underlying or securing Private Securities.

     'Variable Interest Security' means a Security on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

     'Zero Coupon Security' means a Security entitled to receive payments of principal only.

            ------------------------------------------------------
            ------------------------------------------------------

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE OFFERED SECURITIES OFFERED HEREBY NOR AN OFFER OF SUCH OFFERED SECURITIES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                  PAGE
                                                  ----
Reports to Securityholders.....................     ii
Incorporation of Certain Documents by
  Reference....................................     ii
Summary of Terms...............................    S-1
Risk Factors...................................   S-16
Use of Proceeds................................   S-26
Description of the Trust.......................   S-27
The Home Loan Pool.............................   S-28
FHA Insurance Holder...........................   S-34
The Transferor and Servicer....................   S-35
The Master Servicer............................   S-38
Description of Credit Enhancement..............   S-38
Pool Factors and Trading Information...........   S-44
Description of the Offered Securities..........   S-44
Description of the Transfer and Servicing
  Agreements...................................   S-57
Prepayment and Yield Considerations............   S-66
Certain Legal Aspects of the Title I Program...   S-77
Certain Federal Income Tax Consequences........   S-83
ERISA Considerations...........................   S-84
Underwriting...................................   S-85
Legal Investment Matters.......................   S-86
Ratings........................................   S-86
Legal Opinions.................................   S-87
Index of Terms.................................   S-88


                      PROSPECTUS

Prospectus Supplement..........................      3
Report to Holders..............................      3
Available Information..........................      3
Incorporation of Certain Documents by
  Reference....................................      4
Summary of Terms...............................      5
Risk Factors...................................     15
Description of the Securities..................     18
The Trust Funds................................     22
Enhancement....................................     28
Servicing of Loans.............................     30
The Agreements.................................     36
Certain Legal Aspects of Loans.................     43
The Depositor..................................     51
Use of Proceeds................................     51
Certain Federal Income Tax Considerations......     51
State Tax Considerations.......................     71
ERISA Considerations...........................     71
Legal Investment...............................     74
Plan of Distribution...........................     74
Legal Matters..................................     74
Glossary of Terms..............................     75

                            ------------------------

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

            ------------------------------------------------------
            ------------------------------------------------------


            ------------------------------------------------------
            ------------------------------------------------------

                                  $240,000,000

                                PSB LENDING HOME
                            LOAN OWNER TRUST 1997-3

                           BEAR STEARNS ASSET BACKED
                                SECURITIES, INC.
                                   DEPOSITOR

                            ------------------------

                             PROSPECTUS SUPPLEMENT

                            ------------------------


                            BEAR, STEARNS & CO. INC.


                               SEPTEMBER 16, 1997


            ------------------------------------------------------
            ------------------------------------------------------